                                                                       EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER



                                     AMONG


                            SPRINGS INDUSTRIES, INC.


                                FORT MILL A INC.
            (A WHOLLY OWNED SUBSIDIARY OF SPRINGS INDUSTRIES, INC.)


                       VESTAR/CS HOLDING COMPANY, L.L.C.


                                      AND


                        CLARK-S ACQUISITION CORPORATION
        (A WHOLLY OWNED SUBSIDIARY OF VESTAR/CS HOLDING COMPANY, L.L.C.)



                                  DATED AS OF

                               FEBRUARY 24, 1996

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




                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                           SPRINGS INDUSTRIES, INC.,
                 FORT MILL A INC. (A WHOLLY-OWNED SUBSIDIARY OF
          SPRINGS INDUSTRIES, INC.), VESTAR/CS HOLDING COMPANY, L.L.C.
                      AND CLARK-S ACQUISITION CORPORATION
            (A WHOLLY-OWNED SUBSIDIARY OF CLARK-S HOLDINGS, L.L.C.)
                         DATED AS OF FEBRUARY __, 1996


                               TABLE OF CONTENTS



 ARTICLE I THE MERGER
    1.01      The Merger
              (a) The Merger
              (b) Effective Time
    1.02      Surviving Corporation
              (a) Certificate of Incorporation
              (b) Bylaws
              (c) Directors and Officers
    1.03      The Closing
              (a) Deliveries by Seller to Holdings
              (b) Deliveries by Holdings to Seller
              (c) Actions of the Surviving Corporation
    1.04      Conversion
              (a) Conversion of Purchaser Common Stock
              (b) Conversion of Fort Mill Common Stock
    1.05      The Cash Election
              (a) The Cash Election
              (b) Consequences of Making the Cash Election
    1.06      Adjustment of Cash Purchase Price or Cash Payment.


ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER
    2.01      Corporate Organization
    2.02      Capital Stock
    2.03      Ownership of Stock
    2.04      Authorization, Etc.
    2.05      Financial Statements
    2.06      No Approvals or Conflicts
    2.07      No Violation; Governmental Authorizations
    2.08      Litigation
    2.09      Title to Assets
    2.10      Real Property
    2.11      Undisclosed Liabilities

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    2.12      Changes
    2.13      Taxes
    2.14      Employee Benefits Matters
    2.15      Intellectual Property
    2.16      Contracts
    2.17      Environmental and Safety Matters
    2.18      Labor Relations
    2.19      Insurance
    2.20      No Brokers' or Other Fees
    2.21      Bank Accounts
    2.22      Business of Fort Mill
    2.23      Company Transfer

ARTICLE III REPRESENTATIONS AND WARRANTIES OF HOLDINGS
    3.01      Organization
    3.02      Authorization, Etc.
    3.03      No Approvals or Conflicts
    3.04      No Distribution
    3.05      No Brokers' or Other Fees
    3.06      Business of Holdings and Purchaser
    3.07      Capitalization of Purchaser

ARTICLE IV CONDITIONS TO SELLER'S AND FORT MILL'S OBLIGATIONS
    4.01      Representations and Warranties
    4.02      Performance
    4.03      Officer's Certificate
    4.04      No Action
    4.05      HSR Act
    4.06      Payments
    4.07      Capital Structure of Purchaser
    4.08      Opinion of Counsel
    4.09      Other Agreements

ARTICLE V CONDITIONS TO PURCHASER'S AND HOLDINGS' OBLIGATIONS
    5.01      Representations and Warranties
    5.02      Performance
    5.03      Certificate
    5.04      No Action
    5.05      Consents
    5.06      HSR Act
    5.07      No Changes
    5.08      Delivery of Shares
    5.09      Resignation of Directors
    5.10      Financing
    5.11      Opinion of Counsel

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    5.12      Real Property Matters
    5.13      Indebtedness and Liens
    5.14      Fort Mill Assets and Liabilities
    5.15      Transition Agreements

ARTICLE VI COVENANTS AND AGREEMENTS
    6.01      Conduct of Business
    6.02      Access to Books and Records; Post-Closing Access
    6.03      Filings and Consents
    6.04      Tax Matters
              (a) Liability of Seller for Pre-Closing Taxes
              (b) Mutual Cooperation
              (c) Certain Taxes
              (d) Time of Payment
              (e) Contests
              (f) Resolution of Disagreements Between Seller and Purchaser
              (g) Tax Sharing Agreement
              (h) No Changes
              (i) Affiliated Group Membership
              (j) Tax Benefits and Detriments
              (k) Tax Returns
    6.05      WARN Act
    6.06      Employee Benefit Provisions
              (a) Continuing Employees
              (b) Continuation of Benefit Plans
              (c) Defined Contribution Plan
              (d) Medical and Dental - Active Employees
              (e) Medical - Retired Employees
              (f) Life and Disability Insurance
              (g) Executive Compensation Arrangements
              (h) Special Severance Pay Provisions
    6.07      Supplemental Disclosure
    6.08      Litigation
    6.09      Covenant to Satisfy Conditions
    6.10      Financing
    6.11      Exclusivity
    6.12      Confidentiality
    6.13      Covenant Not to Compete
    6.14      Perfection of Title
    6.15      Intercompany Transactions
    6.16      Expenses
    6.17      Insurance
    6.18      Further Assurances
    6.19      Management Shares
    6.20      Transfer of Assets and Liabilities

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    6.21      Audited Financial Statements
    6.22      Public Announcements
    6.23      Transfer of Fort Mill's Assets and Liabilities
    6.24      Cash Transactions
    6.25      Delivery of Monthly Financial Statements
    6.26      Transfer of Real Property
    6.27      Transfer of Intellectual Property Rights
    6.28      Medical Insurance

ARTICLE VII TERMINATION
    7.01      Termination
    7.02      Procedure and Effect of Termination

ARTICLE VIII INDEMNIFICATION
    8.01      Indemnification
              (a) Indemnification by Seller
              (b) Indemnification by Purchaser
              (c) Survival of Representations and Warranties
              (d) Notice and Opportunity to Defend
    8.02      Environmental Indemnification Procedures

ARTICLE IX MISCELLANEOUS
    9.01      Defined Terms
    9.02      Governing Law
    9.03      Amendment
    9.04      No Assignment
    9.05      Waiver; Liability
    9.06      Notices
    9.07      Complete Agreement
    9.08      Counterparts
    9.09      Headings
    9.10      Severability
    9.11      Third Parties

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EXHIBITS

Exhibit 1.01(b)                  -     Certificate of Merger
Exhibit 1.03(a)(ii)              -     Proceeds Sharing Provisions
Exhibit 1.03(a)(iii)             -     Securityholders Agreement
Exhibit 1.06(a)(1)               -     Closing Date Working Capital Schedule
Exhibit 1.06(a)(2)               -     Working Capital Projection
Exhibit 4.08                     -     Kirkland & Ellis Opinion
Exhibit 5.11                     -     Seller's General Counsel Opinion
Exhibit 5.15                     -     Transition Agreements
Exhibit 6.27                     -     Assignment


Exhibit A             -          Company's 1996 Approved Budget



SCHEDULES:


Schedule 1.06(a)                 Closing Date Working Capital Statement
Schedule 2.01                    Disclosure Schedule
Schedule 2.02(c)                 Tech-Fab Partnership Interests
Schedule 2.02(d)                 Clark-Schwebel, Inc.'s Equity Interests in
                                 Interglas and Asahi
Schedule 2.03                    Encumbrances
Schedule 2.05                    Financial Statements
Schedule 2.06                    Approvals or Conflicts
Schedule 2.07                    Compliance - Governmental Authorizations
Schedule 2.08                    Litigation
Schedule 2.10(a)                 Owned Property
Schedule 2.10(b)                 Leased Property
Schedule 2.10(c)                 Condition of Property
Schedule 2.11(a)                 Undisclosed Liabilities - Clark-Schwebel, Inc.
                                 or Subsidiaries
Schedule 2.11(b)                 Undisclosed Liabilities - Fort Mill
Schedule 2.11(c)                 Undisclosed Liabilities - Interglas and Asahi
Schedule 2.12                    Changes
Schedule 2.13(b)                 Taxes
Schedule 2.13(c)                 Income Taxes
Schedule 2.14(a)                 Employee Plans
Schedule 2.14(b)                 Employee Pension Benefit Plan or Multiemployer
                                 Plan
Schedule 2.14(c)                 Employee Plan Violations
Schedule 2.14(e)                 Employee Plan Liabilities
Schedule 2.14(f)                 Foreign Plans (Employee Benefits)
Schedule 2.14(g)                 Employee Plans - Claims
Schedule 2.15(a)                 Intellectual Property List
Schedule 2.15(b)                 Intellectual Property Rights, Title & Interest

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Schedule 2.15(c)                 Intellectual Property - Assignments
Schedule 2.16                    Contracts
Schedule 2.17                    Environmental and Safety Matters
Schedule 2.18                    Labor Relations
Schedule 2.19                    Insurance
Schedule 2.2                     Brokers' or Other Fees (Seller)
Schedule 2.21                    Bank Accounts
Schedule 2.23                    Liabilities from Transfer of ABAEI
Schedule 3.05                    Brokers' or Other Fees (Purchaser)
Schedule 3.07                    Financing
Schedule 5.05                    Consents
Schedule 5.13                    Outstanding Capital Leases Indebtedness
Schedule 6.01(b)                 Books and Records
Schedule 6.01(l)                 Compensation Increases
Schedule 6.04(f)                 Accounting Firms
Schedule 6.06(a)                 Transferred Employees
Schedule 6.06(b)                 Purchaser's Medical Plan
Schedule 6.06(e)                 Purchaser's Retiree Medical Plan (List of
                                 Covered Retirees)
Schedule 6.06(g)                 Deferred Compensation Amounts
Schedule 6.06(i)                 Special Severance Pay Provisions
Schedule 6.13(b)                 Employee List (Purchaser)
Schedule 6.14                    Liens
Schedule 6.2                     Liabilities
Schedule 6.26                    Transfer of Real Property
Schedule 6.27                    Intellectual Property Rights
Schedule 8.01(a)(iv)(A)          Indemnification

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


                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 24, 1996, is entered into by and among VESTAR/CS HOLDING COMPANY, L.L.C., a Delaware limited liability company ("Holdings"), CLARK-S ACQUISITION CORPORATION, a Delaware corporation (the "Purchaser"), SPRINGS INDUSTRIES, INC., a South Carolina corporation (the "Seller"), and FORT MILL A INC., a Delaware corporation ("Fort Mill"). Capitalized terms that are used in this Agreement are defined in Section 9.01.

     WHEREAS, Holdings and Seller desire that Purchaser merge with and into Fort Mill, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

     1.01 The Merger.

          (a) The Merger. On the terms and subject to the conditions contained in this Agreement, Purchaser will merge with and into Fort Mill with Fort Mill surviving the Merger (the "Surviving Corporation"). The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Fort Mill or Purchaser in order to carry out and effectuate the transactions contemplated by this Agreement.

          (b) Effective Time. If Purchaser fails to make the Cash Election pursuant to Section 1.05, the Merger shall become effective at the time (the "Effective Time") Fort Mill and Purchaser file a certificate of merger in the form attached hereto as Exhibit 1.01(b) (the "Certificate of Merger") with the Secretary of State of the State of Delaware.

     1.02 Surviving Corporation. If Purchaser fails to make the Cash Election pursuant to Section 1.05:

          (a) Certificate of Incorporation. The Certificate of Merger shall amend and restate the certificate of incorporation of the Surviving Corporation in its entirety at and as of the Effective Time to read as set forth in Exhibit A to the Certificate of Merger (which is included in Exhibit 1.01(b) hereto).

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

          (b) Bylaws. The bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the bylaws of Purchaser immediately prior to the Effective Time except that the name of the Surviving Corporation will be "Clark-Schwebel Holdings, Inc."

          (c) Directors and Officers. Except as otherwise provided in the Securityholders Agreement, the directors and officers of the Purchaser shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

     1.03 The Closing. The closing (the "Closing") of the transactions contemplated in this Agreement shall take place at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York, commencing at 9:00 a.m., local time, as soon as practicable but no later than three business days following the day on which the last to be fulfilled or waived of the conditions set forth in Articles IV and V shall be fulfilled or waived in accordance herewith (or, if contemplated to be satisfied simultaneous with the Closing, are capable of being so satisfied), or at such other time, place and date as is agreed to in writing by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

          (a) Deliveries by Seller to Holdings. At or prior to the Closing, Seller shall deliver or cause to be delivered to Holdings the following:

              (i) if Purchaser makes the Cash Election pursuant to Section 1.05, certificates evidencing the Shares, which certificates shall be properly endorsed for transfer or accompanied by duly executed stock powers, in either case executed in blank or in favor of Purchaser and otherwise in a form acceptable for transfer on the books of Fort Mill;

              (ii) provided that Purchaser has not made the Cash Election pursuant to Section 1.05, a counterpart of Holdings' operating agreement (the "Operating Agreement") containing provisions substantially in the form attached hereto as Exhibit 1.03(a)(ii) (the"Proceeds Sharing Provisions"), duly executed by Seller;

              (iii) provided that Purchaser has not made the Cash Election pursuant to Section 1.05, a counterpart of the securityholders agreement substantially in the form attached hereto as Exhibit 1.03(a)(iii) (the "Securityholders Agreement"), duly executed by Seller;

              (iv) complete and correct copies of the minute books containing the records of meetings of the stockholders, the Boards of Directors, and any committees of the Boards of Directors of Fort Mill and the Company;

              (v) a certification pursuant to Treasury Regulation Section 1.1445-2(b)(2) that Seller is not a foreign person;

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

                (vi) certificates executed by the Secretary or Assistant Secretary of each of Seller and Fort Mill certifying as to resolutions of the Boards of Directors of Seller (on its own behalf and as sole stockholder of Fort Mill) and Fort Mill, as the case may be, authorizing the execution, delivery and consummation of the transactions contemplated by this Agreement and the other agreements to be entered into pursuant to this Agreement by Seller and Fort Mill on the Closing Date, incumbency, and other corporate matters; and

                (vii) all other previously undelivered documents required by this Agreement to be delivered by Seller or Fort Mill to Purchaser or Holdings at or prior to the Closing Date in connection with the transactions contemplated hereby.

          (b) Deliveries by Holdings to Seller. At or prior to the Closing, Holdings shall deliver or cause to be delivered to Seller the following:

                (i) if Purchaser makes the Cash Election pursuant to Section 1.05, the Cash Purchase Price by wire transfer of immediately available funds to an account designated by Seller;

                (ii) provided that Purchaser has not made the Cash Election pursuant to Section 1.05, a counterpart of the Operating Agreement containing the Proceeds Sharing Provisions duly executed by Holdings;

                (iii) provided that Purchaser has not made the Cash Election pursuant to Section 1.05, a counterpart of the Securityholders Agreement, duly executed by Holdings and Management;

                (iv) certificates executed by the Secretary or Assistant Secretary of each of Purchaser and Holdings, certifying as to resolutions of the Boards of Directors of Purchaser and Holdings (on its own behalf and as sole stockholder of Purchaser), as the case may be, authorizing the execution, delivery and consummation of this Agreement and the other agreements to be entered into pursuant to this Agreement by Purchaser and Holdings with Seller on the Closing Date, incumbency, and other corporate matters; and

                (v) all other previously undelivered documents required by this Agreement to be delivered by Purchaser or Holdings to Seller at or prior to the Closing Date in connection with the transactions contemplated hereby.

          (c) Actions of the Surviving Corporation. At the Closing, provided that Purchaser has not made the Cash Election pursuant to Section 1.05, Fort Mill and Purchaser will file with the Secretary of State of the State of Delaware the Certificate of Merger. At the Effective Time, the Surviving Corporation shall (i) issue certificates representing the Holdings Common and the Holdings Series B to Holdings, (ii) issue certificates representing the Seller Common and the Seller Series A to Seller and deliver the Cash Payment due pursuant to Section

1.04(b) by wire transfer of immediately available funds to an account designated by Seller, and (iii) execute a counterpart of the Securityholders Agreement. In addition, at the Effective Time, the Seller shall deliver certificates evidencing the Shares, and Holdings shall deliver certificates evidencing all of the issued and outstanding shares of Purchaser Common Stock, to the Surviving Corporation for cancellation.

     1.04 Conversion.

         (a) Conversion of Purchaser Common Stock. At and as of the Effective Time, all of the issued and outstanding shares of Purchaser Common Stock shall be converted into the Holdings Common and the Holdings Series B. No share of Purchaser Common Stock shall be deemed to be outstanding or to have any rights other than those set forth in this Section 1.04(a) after the Effective Time.

         (b) Conversion of Fort Mill Common Stock. At and as of the Effective Time, all of the Shares shall be converted into 2,000 shares of Common Stock (the "Seller Common"), the right to receive $155,250,000 less the amount of Indebtedness outstanding on the Closing Date under the capital leases listed in
Section 5.13 of the Disclosure Schedule (subject to adjustment as set forth in Section 1.06) (the "Cash Payment") and 3,000 shares of Series A Preferred Stock (which shares shall have an aggregate liquidation value of $30,000,000); provided, however, that if the Closing does not occur on or prior to April 15, 1996 all of the Shares in the aggregate shall be converted into an additional
2.5 shares of Series A Preferred Stock (which shares shall have an aggregate liquidation value of $25,000) per day for each day after April 15, 1996 until (and including) the Closing Date (the shares of Series A Preferred Stock issuable pursuant to this Section 1.04(b) are referred to herein collectively as the "Seller Series A"). No share of Fort Mill Common Stock shall be deemed to be outstanding or to have any rights other than those set forth in this
Section 1.04(b) after the Effective Time.

     1.05 The Cash Election.

          (a) The Cash Election. At any time at least one business day prior to the Closing Date, Purchaser may elect, in its sole discretion, to pay $192,750,000 less the amount of Indebtedness outstanding under the capital leases listed in Section 5.13 of the Disclosure Schedule in cash to Seller for the Shares by delivering a notice in writing to Seller of such election (the "Cash Election"). If Purchaser makes the Cash Election, on the Closing Date and subject to the terms and conditions set forth in this Agreement, Seller will sell, assign, transfer and deliver to Purchaser the Shares, free and clear of all options, pledges, security interests, voting trusts or similar arrangements, liens, charges or other encumbrances or restrictions ("Encumbrances"), other than the restrictions imposed by federal and state securities laws, and in consideration of the sale, assignment, transfer and delivery of the Shares, Purchaser will pay to Seller the Cash Purchase Price in accordance with Section 1.03(b)(i).

          (b) Consequences of Making the Cash Election. In the event Purchaser makes the Cash Election, (i) Purchaser shall not merge with and into Fort
Mill, (ii) the parties shall not be bound by the Proceeds Sharing Provisions,
(iii) the parties shall not enter into the

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

Securityholders Agreement, and (iv) any provision of this Agreement expressly conditioned or dependent upon Purchaser failing to make the Cash Election shall be inoperative and of no further force and effect without any further action on the part of the parties hereto.

     1.06 Adjustment of Cash Purchase Price or Cash Payment. The Cash Purchase Price or the Cash Payment, as the case may be, shall be adjusted as follows:

          (a) Not later than 90 days after the Closing Date, Seller shall prepare and deliver to Purchaser a schedule in the form attached hereto as
Exhibit 1.06(a)(1) (the "Closing Date Working Capital Statement") of Seller's calculation of the Closing Working Capital Amount as of the Closing Date and the amount payable by Seller to Purchaser, or by Purchaser to Seller, as the case may be, pursuant to clause (c) of this Section 1.06. The parties agree that (i) the Closing Date Working Capital Statement and each item therein shall be prepared, except as otherwise provided in Section 1.06(a) of the Disclosure Schedule, in accordance with generally accepted accounting principles and consistent with past practice as to the computation and determination of each such item as shown under the "Jan. '96" column in Exhibit 1.06(a)(2) (the "Working Capital Projection"); provided that to the extent that the preparation of any item included in the Closing Date Working Capital Statement consistent with past practice in accordance with the foregoing is inconsistent with generally accepted accounting principles, then, except as otherwise provided in Section 1.06(a) of the Disclosure Schedule, generally accepted accounting principles shall govern as to such item, (ii) the amount of inventory shown on the Closing Date Working Capital Statement under the heading "Balance at Closing" shall be determined by physical count to be conducted by Purchaser and its representatives and observed and tested by Seller and its representatives, and shall be valued by Purchaser and its representatives in the aggregate at the lower of "cost" or "market," with "cost" being determined under the last-in-first-out method; provided that during the Objection Period Seller may object to such physical count and valuation by Purchaser and its representatives, and any such objection will be resolved in accordance with the principles set forth in clause (b) of this Section 1.06, (iii) purchase accounting resulting from the transactions contemplated by this Agreement shall not be used in connection with the determination of the Closing Working Capital Amount, and (iv) each liability which is included in Exhibit 1.06(a)(2) under the heading "Jan. '96" will be included in the Closing Date Working Capital Statement at its respective amount on the Closing Date regardless of whether Seller assumes or is otherwise responsible for such liability.

          (b) Purchaser shall have 30 business days after delivery by Seller of the Closing Date Working Capital Statement (the "Objection Period") to object to any item or items shown on the Closing Date Working Capital Statement. During the Objection Period, Purchaser shall have access to all work papers of Seller which were used in the preparation of the Closing Date Working Capital Statement. If Purchaser does not object during the Objection Period, the Closing Date Working Capital Statement received by Purchaser shall be conclusive and binding on the parties hereto and may not be challenged by any of them in any forum. If Purchaser does object during the Objection Period, Seller shall have the right, without being prejudiced by the fact that Seller prepared the Closing Date Working Capital Statement, for ten business days after its receipt of Purchaser's objection, to deliver to Purchaser a notice setting forth any additional items which Seller determines to be subject to dispute. If Purchaser and Seller are unable to resolve any dispute with respect to the Closing Date Working Capital Statement within 30 business days after delivery by Purchaser of Purchaser's objections, the matter or matters in dispute shall be submitted to such firm of Accountants, which has not performedany material services since January 1, 1993 for either Seller or Vestar orVestar's Affiliates, as Purchaser and Seller may agree. If they cannot so agree within fifteen (15) days, then such Accountant shall be selected by lot from the Accountants listed in Section 6.04(f) of the Disclosure Schedule. The Accountant selected shall be limited to determining a value for those items on the Closing Date Working Capital Statement that are disputed by Purchaser or Seller in accordance with this Section 1.06 and are not resolved by agreement between Purchaser and Seller. The decision of such Accountant as to the Closing Date Working Capital Statement shall be within the range of the positions taken by the parties with respect to the disputed matters, and such decision shall be conclusive and binding upon Seller and Purchaser, and neither Purchaser nor Seller shall challenge the other with respect to such decision in any forum, and the fees and costs therefor shall be borne by the parties in proportion to the difference between the Accountant's decision and the respective positions taken by the parties.

     (c) Within three business days after the later of the expiration of the Objection Period and the date upon which any disputes are resolved as provided above, an amount equal to (i) the absolute value of the difference between the Estimated Working Capital Amount and the Closing Working Capital Amount minus
(ii) $1,000,000, plus interest on such amount accrued from the Closing Date to the date of payment at the Prime Rate per annum, shall be paid (x) by Purchaser to Seller, if the Closing Working Capital Amount is greater than the Estimated Working Capital Amount or (y) by Seller to Purchaser, if the Estimated Working Capital Amount is greater than the Closing Working Capital Amount; provided, however, that, notwithstanding the foregoing, unless the Closing Working Capital Amount is less than $49,000,000 or greater than $51,000,000, there shall be no adjustment to the Cash Purchase Price or the Cash Payment, as the case may be, pursuant to this Section 1.06.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Holdings and Purchaser as follows:

     2.01 Corporate Organization. Each of Fort Mill, the Company and the Subsidiaries (other than Tech-Fab) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Tech-Fab is a general partnership created under the laws of the State of New York and is validly existing. Each of the United States Purchased Entities has full corporate or partnership power, as applicable, and authority necessary to own and lease its properties and assets and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in the jurisdictions in which the ownership, use or occupancy of its properties or assets or the conduct of its business requires such qualification. Section 2.01 of the Disclosure Schedule relating to this Agreement (the "Disclosure Schedule") lists each Subsidiary, its state of incorporation or

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

formation, as applicable, and each jurisdiction in which such Subsidiary is qualified to do business as a foreign corporation or partnership, as applicable. Section 2.01 of the Disclosure Schedule sets forth complete and correct copies of (i) the certificates of incorporation and all amendments thereto, and the by-laws as presently in effect, of the Company, Fort Mill and the Subsidiaries (other than Tech-Fab) and (ii) the partnership agreement and all amendments thereto of Tech-Fab. Section 2.01 of the Disclosure Schedule lists the current directors and officers, or other comparable persons, of each of the United States Purchased Entities. Seller has made minute books containing the records of meetings of the stockholders of the Company, and the Board of Directors, and any committees of the Board of Directors, or other comparable records, of each of the United States Purchased Entities, available to Purchaser for its inspection. Except for the ownership interest or investment in the Company, the Subsidiaries, Interglas and Asahi or as set forth in Section 2.01 of the Disclosure Schedule, none of the United States Purchased Entities (a) owns, directly or indirectly, any capital stock or other equity securities of any corporation or has any direct or indirect equity or ownership interest in any partnership, joint venture or other business, or (b) has any capital investment in or any outstanding loan, advance or extension of credit to, and does not own the securities of, any other Person (excluding (i) extensions of trade credit to customers in the ordinary course of business,
(ii) advances to Seller (none of which will be outstanding on the Closing Date except to the extent permitted by Section 6.15(b)), (iii) advances to employees in the ordinary course of business, and (iv) endorsements of negotiable instruments in the ordinary course of business, nor is any of them bound by any commitment or agreement to do any of the foregoing).

     2.02 Capital Stock.

          (a) The authorized capital stock of Fort Mill consists of 1,000 shares of Fort Mill Common Stock, of which only the Shares are issued and outstanding. There are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale, transfer or voting of any shares of Fort Mill Common Stock, including any rights of conversion or exchange under any outstanding securities or other instruments. The Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights.

          (b) The authorized capital stock of the Company consists of 10,000 shares of common stock, $1.00 par value per share (the "Company Common Stock"), of which only 5,000 shares (the "Company Shares") are issued and outstanding. The authorized capital stock of Clark-Schwebel Holding Corporation consists of 100 shares of common stock, par value $10.00 per share (the "Subsidiary Common Stock"), all of which are issued and outstanding (the "Subsidiary Shares"). There are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale, transfer or voting of any shares of Company Common Stock or any shares of Subsidiary Common Stock, including any rights of conversion or exchange under any outstanding securities or other instruments. Each of the Company Shares and the Subsidiary Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights.

         (c) Section 2.02(c) of the Disclosure Schedule sets forth the partnership interests of Tech-Fab that are issued and outstanding. There are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale, transfer or voting of any partnership interest in Tech-Fab, including any rights of conversion or exchange under any outstanding securities or other instruments.

          (d) Section 2.02(d) of the Disclosure Schedule sets forth the Company's ownership of equity interests and rights to acquire equity interests in each of Interglas and Asahi and the percentage that such equity interests and rights to acquire equity interests constitute in relation to all of the issued and outstanding equity interests in Interglas or Asahi, as applicable. Except as set forth in Section 2.02(d) of the Disclosure Schedule, neither the Company, Seller nor Fort Mill holds, or, to the knowledge of Seller or the Company Executives, no other party holds any subscriptions, options, warrants, calls, or rights relating to the issuance, sale, transfer or voting of any of the outstanding equity interests in Interglas or Asahi, including any rights of conversion or exchange under any outstanding securities or other instruments. Except as set forth in Section 2.02(d) of the Disclosure Schedule, all of the outstanding equity interests of each of Interglas and Asahi held by the Company have been validly issued and are fully paid and nonassessable.

     2.03 Ownership of Stock.

          (a) The Shares are owned by Seller free and clear of all Encumbrances, other than the restrictions imposed by federal and state securities laws. If Purchaser makes the Cash Election pursuant to Section 1.05, upon the consummation of the transactions contemplated hereby, Purchaser will acquire title to the Shares, free and clear of all Encumbrances, other than the restrictions imposed by federal and state securities laws.

          (b) The Company Shares are owned by Fort Mill free and clear of all Encumbrances, other than the restrictions imposed by federal and state securities laws. The Subsidiary Shares are owned by the Company free and clear of all Encumbrances, other than the restrictions imposed by federal and state securities laws.

          (c) The partnership interests in Tech-Fab that are owned by the Company are owned free and clear of all Encumbrances, other than the restrictions imposed by federal and state securities laws.

          (d) The equity interests and rights to acquire equity interests owned by the Company in each of Interglas and Asahi are owned free and clear of all Encumbrances, other than those set forth in Section 2.03 of the Disclosure Schedule.

     2.04 Authorization, Etc. Each of Seller and Fort Mill has full corporate power and authority to execute and deliver this Agreement and the documents and instruments contemplated hereby and to carry out the transactions contemplated hereby and thereby. The execution and delivery by each of Seller and Fort Mill of this Agreement and, prior to the Closing, the documents and instruments contemplated hereby, and the consummation of the transactions contemplated hereby and, prior to the Closing, thereby, have been or will be, as the case may be, approved by all necessary corporate proceedings on the part of Seller and Fort Mill, respectively. This Agreement constitutes a valid and binding agreement of each of Seller and Fort Mill, enforceable against each of them in accordance with its terms, except that (i) the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     2.05 Financial Statements. Section 2.05 of the Disclosure Schedule sets forth (a) the Audited Financials in draft form (the "Draft Audited Financials"); and (b) the annual reports of Interglas as of June 30, 1995 and 1994, respectively, and the audited balance sheets of Asahi as of March 31, 1995 and 1994 and 1993, respectively, and the audited statements of operations and cash flows of Asahi for the fiscal years then ended, and the unaudited balance sheets of each of Interglas and Asahi as of December 31, 1995 (the "Unaudited Balance Sheets") and the unaudited statements of income of Interglas for the six month period then ended and the unaudited profit and loss statement of Asahi for the calendar year then ended (collectively, the "Foreign Financials"). The Draft Audited Financials fairly present the consolidated financial position and operating results of Fort Mill at the dates and for the periods covered thereby. To the knowledge of Seller or the Company Executives, except as set forth in Section 2.05 of the Disclosure Schedule, the audited Foreign Financials (including the notes thereto) have been prepared in accordance with German (with respect to Interglas) and United States (with respect to Asahi) generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and fairly present the financial position and operating results of each of Interglas and Asahi, respectively, at the dates and for the periods covered thereby. To the knowledge of Seller or the Company Executives, the unaudited Foreign Financials have been prepared in accordance with German (with respect to Interglas) and Japanese (with respect to Asahi) generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and such unaudited Foreign Financials fairly present the financial position and operating results of each of Interglas and Asahi, respectively, at the dates and for the periods covered thereby; provided that such unaudited Foreign Financials, to the knowledge of Seller or the Company Executives, are subject to normal year-end adjustments and lack footnotes required for full disclosure under the applicable generally accepted accounting principles. The Audited Financials (including the notes thereto), when delivered in accordance with
Section 6.21, will have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and will fairly present the consolidated financial position and operating results of Fort Mill at the dates and for the periods covered thereby. The Monthly Financial Statements, when delivered in accordance with
Section 6.25, will, except as set forth in Section 2.05 of the Disclosure Schedule, (i) have been prepared in a manner consistent with past practice and
(ii) fairly present the consolidated financial position and operating results of the Company at the dates and for the periods covered thereby; provided that the Monthly Financial Statements are subject to normal year-end adjustments and lack footnotes required for full disclosure under generally accepted accounting principles.

     2.06 No Approvals or Conflicts. Except as set forth in Section 2.06 of the Disclosure Schedule, neither the execution and delivery by Seller or Fort Mill of this Agreement, nor the consummation by Seller and Fort Mill of the transactions contemplated hereby will (a) violate, conflict with or result in a breach of any provision of the certificate of incorporation or bylaws or partnership documents, as applicable, of Seller or the Purchased Entities, (b) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any Lien upon any of the properties of Seller or the Purchased Entities under, or cause the termination or modification of, or give any other Person the right to terminate or modify, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which any of Seller or the Purchased Entities are parties or by which any of their respective properties are bound, (c) violate any order, injunction, judgment, ruling, Law applicable to Seller or the Purchased Entities or any of their respective properties, or (d) except for applicable disclosure requirements of the Securities Exchange Act, and the rules and regulations promulgated thereunder, and filings under the HSR Act and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party; provided, however, that all of the foregoing representations in respect of Interglas and Asahi are made by Seller only to the knowledge of the Seller or the Company Executives.

     2.07 No Violation; Governmental Authorizations.  Except as set forth in
Section 2.07 of the Disclosure Schedule, the United States Purchased Entities and, to the knowledge of Seller or the Company Executives, Interglas and Asahi, have complied (except for prior incidents of non- compliance which have been cured and for which no liability exists or will exist) and are in compliance in all material respects with all Laws, orders, injunctions, judgments, decrees or rulings of every Governmental Body applicable to the Purchased Entities or their respective assets or properties. Except as set forth in Section 2.07 of the Disclosure Schedule, the United States Purchased Entities and, to the knowledge of Seller or the Company Executives, Interglas and Asahi, have all material permits, licenses, approvals and other governmental authorizations that they are required to have in order to own, lease, occupy and use their respective properties and assets and to carry on their respective businesses as such businesses are now being conducted and all such permits, licenses, approvals and other governmental authorizations are valid and in full force and effect.

     2.08 Litigation. Except as set forth in Section 2.08 of the Disclosure Schedule, there are no Actions pending or, to Seller's or the Company Executives' knowledge, threatened against the United States Purchased Entities or any of their respective assets or properties before any Governmental Body which, if adversely determined, would reasonably be likely to result in payments by the United States Purchased Entities in excess of $100,000 or would be reasonably likely to have a material adverse effect on any of the United States Purchased Entities. Section 2.08 of the Disclosure Schedule lists each Action that has been settled by Fort Mill or the Company in the last five years and that involved the payment of at least $100,000 by Fort Mill or the Company in connection with such settlement. Except as set forth in Section 2.08 of the Disclosure Schedule, to the knowledge of Seller or the Company Executives, there are no Actions pending or threatened against Interglas or Asahi which, if adversely determined, would be reasonably likely to have a material adverse effect on Interglas or Asahi.

     2.09 Title to Assets. Each of the Company and the Subsidiaries has good and marketable title to all tangible personal properties and personal assets owned by it (whether or not reflected on the Balance Sheet), free and clear of all Liens except for (i) Liens which secure Indebtedness or obligations which are properly reflected on the Balance Sheet (none of which will exist on the Closing Date) and (ii) Liens arising as a matter of law in the ordinary course of business; provided that such Lien is not incurred in connection with the incurrence of Indebtedness and that the obligations secured by such Liens are not delinquent (or if delinquent, are being contested in good faith by appropriate proceedings and are reflected in appropriate reserves on the Balance Sheet). Each of the Company and the Subsidiaries and, to the knowledge of Seller or the Company Executives, Interglas and Asahi, has good and marketable title to, or has valid leasehold interests in or rights to use, all material personal properties and personal assets used in the conduct of its respective business.

     2.10 Real Property; Leases.

          (a) Section 2.10(a) of the Disclosure Schedule contains a legal description of each parcel of real property that the Company or any Subsidiary owns (the "Owned Property") and, except as set forth in Section 2.10(a) of the Disclosure Schedule, to the knowledge of Seller or the Company Executives, such legal description describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, the Owned Property is not in violation of applicable zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and the Owned Property is not subject to any restriction for which any permits or licenses necessary to the use thereof have not been obtained. Except as set forth in Section 2.10(a) of the Disclosure Schedule, with respect to each such parcel of Owned Property (i) the Company or a Subsidiary, as appropriate, has good and marketable fee simple title to such parcel of Owned Property, free and clear of any Lien except for (A) installments of real estate taxes and special assessments not yet due or payable and (B) Permitted Liens; (ii) there are no pending or, to Seller's or the Company Executives' knowledge, threatened condemnation proceedings relating to such parcel of Owned Property; and (iii) there are no leases, subleases, licenses or other agreements granting to any party or parties the right to use or occupy any portion of such parcel of Owned Property.

          (b) Section 2.10(b) of the Disclosure Schedule lists the location of all real property leased or subleased to the Company or any Subsidiary (the "Leased Property") and sets forth correct and complete copies of the leases or subleases (including all amendments thereto to date) pursuant to which the Company or any Subsidiary (as applicable, a "Tenant") leases any Leased Property (the "Leases"). With respect to each such Lease, except as set forth in Section 2.10(b) of the Disclosure Schedule: (i) the Lease is in full force and effect and enforceable against the applicable landlord in accordance with its terms; (ii) (A) the applicable Tenant is not, and, to Seller's or the Company Executives' knowledge, no other party thereto is, in breach of or default under such Lease in any material respect, (B) no event has occurred which, with notice or lapse of time, would constitute such a material breach or default by the applicable Tenant or permit termination, modification, or acceleration thereunder by the other party thereto, and (C) no event has occurred which, to Seller's or the Company Executives' knowledge, with notice or lapse of time would constitute a material breach or default by the other party thereto or would permit termination, modification or acceleration thereunder by the applicable Tenant;
(iii) the applicable Tenant has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered its interest in the applicable Leased Property; and (iv) subject to the terms of the applicable Lease, the interest of the applicable tenant is free and clear of all Liens other than Permitted Liens.

          (c) Except as set forth in Section 2.10(c) of the Disclosure Schedule, the Real Property (i) constitutes all real property owned, leased or otherwise occupied or utilized by the Company or the Subsidiaries, (ii) is, together with all improvements located thereon, in good operating condition and repair (subject to normal wear and tear), and (iii) is sufficient for the conduct of the business of the Company and the Subsidiaries as presently conducted and, to the knowledge of Seller or the Company Executives, has adequate facilities for utility supply, waste and storm water processing and/or removal.

     2.11 Undisclosed Liabilities.

          (a) Except as set forth in Section 2.11(a) of the Disclosure Schedule, neither the Company nor any of the Subsidiaries has any liabilities or obligations (whether accrued, absolute, contingent or otherwise, and whether known or unknown) and there is no Basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or the Subsidiaries that would give rise to any liability or obligation of the Company or the Subsidiaries, other than (i) liabilities and obligations that are reflected, accrued or reserved for in the Balance Sheet, (ii) liabilities and obligations incurred in the ordinary course of the Company's or a Subsidiary's business and consistent with past practice since the date of the Balance Sheet (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), and (iii) contractual liabilities and obligations with respect to executory contracts of the Company or a Subsidiary not required to be disclosed in financial statements prepared in accordance with generally accepted accounting principles which contracts are either (A) listed on the Disclosure Schedule or (B) not listed on the Disclosure Schedule and not required by Section 2.10, 2.12, 2.13, 2.14, 2.15, 2.16 or 2.18 of this
Agreement to be listed on the Disclosure Schedule.

          (b) Except as set forth in Section 2.11(b) of the Disclosure Schedule, Fort Mill has no liabilities or obligations (whether accrued, absolute, contingent or otherwise, and whether known or unknown) and there is no Basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against Fort Mill that would give rise to any liability or obligation of Fort Mill.

          (c) Except as set forth in Section 2.11(c) of the Disclosure
Schedule, to the knowledge of Seller or the Company Executives, neither Interglas nor Asahi has any liabilities or obligations (whether accrued, absolute, contingent or otherwise, and whether known or unknown) and there is no Basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against Interglas or Asahi that would give rise to any liability or obligation of Interglas or Asahi, as applicable, other than
(i) liabilities and obligations that are reflected, accrued or reserved for in the Unaudited Balance Sheets related to Interglas or Asahi, as applicable,
(ii) obligations incurred in the ordinary course of Interglas's or Asahi's business, as applicable, and consistent with past practice since the date of such Unaudited Balance Sheets (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) and (iii) contractual liabilities and obligations with respect to executory contracts of Interglas or Asahi, as applicable, not required to be disclosed in financial statements prepared in accordance with generally accepted accounting principles.

     2.12 Changes. Except as set forth in Section 2.12 of the Disclosure Schedule, since December 31, 1995, there has not been any material adverse change in the assets, business, operations, financial condition, operating results, or material business relationships of the Company or any of the Subsidiaries or, to the knowledge of Seller or the Company Executives, Interglas or Asahi. Without limiting the generality of the foregoing, since December 31, 1995, except as set forth in Section 2.12 of the Disclosure Schedule, pursuant to Exempt Contracts, or as otherwise consented to by Purchaser after the date hereof, none of the Company or the Subsidiaries has, and, with respect to clauses (g) and (i), Fort Mill has not:

          (a) sold, leased, transferred, assigned or otherwise disposed of any of its assets, tangible or intangible, other than sales in the ordinary course of business and other than the sale of its interest in ABAEI and the transfer of the sale proceeds therefrom to Seller;

          (b) entered into any contract, lease, sublease, license, or sublicense (other than purchase and sales orders in the ordinary course of business) either involving more than $100,000 or outside the ordinary course of business;

          (c) committed to the acquisition or construction of any property, plant or equipment, or entered into any agreement or commitment to make any other capital expenditure, involving more than $100,000 individually or $500,000 in the aggregate;

          (d) created, incurred, assumed, or guaranteed any Indebtedness either involving more than $100,000 in the aggregate or outside the ordinary course of business;

          (e) delayed or postponed (beyond its normal practice) the payment of accounts payable and other liabilities or obligations or accelerated (beyond its normal practice) the collection of accounts receivable or other amounts owed to it;

          (f) cancelled, compromised, waived, or released any rights or claims (or series of related rights and claims) either involving more than $100,000 in the aggregate or outside the ordinary course of business;

          (g) declared, set aside, or paid any non-cash dividend or distribution with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock, or granted or issued any options relating to the issuance of capital stock (other than in connection with the disposition of ABAEI);

          (h) experienced any material damage, destruction, or loss to any of its material properties or assets through the date hereof;

          (i) granted any increase outside the ordinary course of business in the compensation of any of its officers, directors or employees who are or will be on the payroll of any of the United States Purchased Entities, or adopted any benefit plan or any retirement, deferred compensation, bonus, fringe benefit, insurance or pension plan, program or arrangement or made any loan or other credit accommodation to or for any such officer, employee or director, or made an contribution to any benefit plan or any retirement, deferred compensation or bonus program, plan or arrangement for the benefit of any such employee, officer or director other than in the ordinary course of business consistent with past practice or as required by the terms of such program, plan or arrangement as in effect on the date hereof;

          (j) mortgaged, pledged or otherwise encumbered any of its respective assets; or

          (k) made or entered into any agreement or understanding to do any of the foregoing.

     2.13 Taxes.

          (a) The United States Purchased Entities have timely filed all Tax Returns required to be filed by each of them, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true, accurate and complete in all material respects. Each Affiliated Group has timely filed all income Tax Returns required to be filed in the United States with respect to each taxable period during which any United States Purchased Entity was a member of the Affiliated Group, each such income Tax Return has been prepared in compliance with all applicable laws and regulations in all respects insofar as such income Tax Returns relate to the United States Purchased Entities. All Taxes due and payable by the United States Purchased Entities have been paid. All Taxes (other than income Taxes for which Seller is liable and has agreed to indemnify Purchaser pursuant to
Section 6.04 of this Agreement) of any United States Purchased Entity accrued but not yet due are accrued on the Balance Sheet. The charges, accruals and reserves for Taxes (other than income Taxes for which Seller is liable and has agreed to indemnify Purchaser pursuant to Section 6.04 of this Agreement) with respect to the United States Purchased Entities for any period or portion thereof ending on or before the Closing Date reflected on the Balance Sheet are adequate to cover such Taxes.

          (b) Except as set forth in Section 2.13(b) of the Disclosure Schedule:

              (i) no United States Purchased Entity has requested or been granted an extension of the time for filing any Tax Return which has not yet been filed;

              (ii) no United States Purchased Entity has consented to extend to a date later than the date hereof the time in which any Tax may be assessed or collected by any taxing authority;

              (iii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against any United States Purchased Entity;

              (iv) there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to Seller's or the Company Executives' knowledge, threatened against or with respect to any United States Purchased Entity;

              (v) to the Seller's or the Company's knowledge, no taxing authority intends or has threatened to claim or assess any amount of additional Taxes against any United States Purchased Entity;

              (vi) since November 8, 1985, no claim has ever been made by a taxing authority in a jurisdiction where any United States Purchased Entity does not file Tax Returns that such United States Purchased Entity is or may be subject to Taxes assessed by such jurisdiction;

              (vii) no United States Purchased Entity has made any election under Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law);

              (viii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any United States Purchased Entity;

              (ix) no United States Purchased Entity will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date, or (B) as a result of any "closing agreement" (with respect to a taxable period ending on or prior to the Closing Date) as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date;

              (x) for taxable years beginning on or after November 8, 1985, no United States Purchased Entity has been a member of an Affiliated Group other than one of which Seller was the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return, other than one filed by Seller;

              (xi) for taxable years beginning on or after November 8, 1985, no United States Purchased Entity is a party to or bound by any Tax allocation or Tax sharing agreement and no United States Purchased Entity has a current or potential contractual obligation to indemnify any other Person with respect to Taxes;

              (xii) no United States Purchased Entity has made any payments, or is or will become obligated (under any contract entered into on or before the Closing Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law);

              (xiii) no United States Purchased Entity owns any interest in Real Property in the State of New York or in any other jurisdiction in which a Tax (other than a net income or franchise tax) is imposed on the gain on a transfer of an interest in real property; and

              (xiv) Purchaser will not be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code upon the execution of the transactions contemplated by this Agreement.

       (c) With respect to each United States Purchased Entity, Section 2.13(c) of the Disclosure Schedule contains a list of states, territories and jurisdictions (whether foreign or domestic) in which such United States Purchased Entity is required to file Tax Returns relating to Income Taxes of such United States Purchased Entity.

       (d) Section 2.13(b) of the Disclosure Schedule states, with respect to each taxable period of each United States Purchased Entity beginning on or after January 1, 1990, (i) whether such taxable period has been or is being audited by the relevant taxing authority and (ii) any issues (with respect to any ongoing or past audit) which, to Seller's or the Company Executives' knowledge, are still open, and an estimate of the amount of any unsettled potential tax liability with respect to any such issue.

     2.14 Employee Benefits Matters.

       (a) Section 2.14(a) of the Disclosure Schedule lists or describes:
(i) each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) maintained or contributed to since December 31, 1989 by (or required to be maintained or contributed to by) (A) any of the United States Purchased Entities, or (B) any Person that, together with any of the United States Purchased Entities, is treated as a single employer under Section 414 of the Code (each such person or entity, an "ERISA Affiliate") for the benefit of any employee of any of the United States Purchased Entities; and (ii) each other plan, arrangement, policy or understanding (whether written or oral) relating to retirement, deferred compensation, bonus, severance, fringe benefits or any other employee benefits currently in effect or maintained or contributed to by (or required to be maintained or contributed to by) any of the United States Purchased Entities or any ERISA Affiliate for the benefit of any present or former employee, consultant, officer or director of any of the United States Purchased Entities. Each such item listed in Schedule 2.14(a) is referred to herein as an "Employee Plan."

       (b) Except as set forth in Section 2.14(b) of the Disclosure Schedule, none of the United States Purchased Entities maintains, contributes to, or has any liability with respect to (i) any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) that is subject to the requirements of Section 302 of ERISA or Section 412 of the Code, or (ii) any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA). None of the United States Purchased Entities or any ERISA Affiliate is a party to any collective bargaining agreement which pertains to the employees of any of the United States Purchased Entities.

          (c) Except as set forth in Section 2.14(c) of the Disclosure Schedule, each Employee Plan that is intended to be qualified within the meaning of
Section 401 of the Code has received a determination letter to that effect from the Internal Revenue Service (the "IRS"), and nothing material has occurred since the date of such letter that cannot be cured within the remedial amendment period provided by Section 401(b) of the Code which would prevent any such Employee Plan from remaining so qualified. Except as set forth in
Schedule 2.14(c) of the Disclosure Schedule, each Employee Plan has been maintained in all material respects in accordance with its terms and with the applicable provisions of ERISA, the Code and any other applicable laws and collective bargaining agreements.

          (d) The Company has, with respect to each Employee Plan that is currently maintained or contributed to by the Company or Seller, made available to Purchaser complete and correct copies of, as applicable, (i) all plan documents and amendments thereto and related trust agreements, (ii) the most recent IRS determination letter, (iii) the Annual Report (Form 5500 Series) and accompanying schedules for the three (3) most recently completed plan years, (iv) the current summary plan description, and (v) any financial statements and actuarial valuations for the three (3) most recently completed plan years.

          (e) Except as set forth in Schedule 2.14(e) of the Disclosure
Schedule: (i) all contributions to and payments from any Employee Plan that may have been required to be made in accordance with the terms of the Employee Plan or ERISA or the Code have been timely made; (ii) neither the United States Purchased Entities nor any ERISA Affiliate has incurred any liability under Title IV of ERISA or to the Pension Benefit Guaranty Corporation, and the United States Purchased Entities have no potential liability under Title IV of ERISA; and (iii) neither the United States Purchased Entities nor any other "disqualified person" (within the meaning of Section 4975 of the Code) or any "party in interest" (within the meaning of Section 3(14) of ERISA) has engaged in any "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any of the Employee Plans which could subject any of the Employee Plans, any of the United States Purchased Entities or any officer, director or employee of any of the foregoing to a material penalty or tax under Section 502(i) of ERISA or Section 4975 of the Code.

          (f) Except as set forth in Schedule 2.14(f) of the Disclosure Schedule, neither the United States Purchased Entities nor any ERISA Affiliate contributes to, maintains or sponsors or has any liability with respect to any employee benefit plan, agreement or arrangement applicable to employees of any of the United States Purchased Entities located outside the United States (the "Foreign Plans"). Each Foreign Plan is in compliance in all material respects with all laws applicable thereto and the respective requirements of the governing documents of such Foreign Plan. There are no pending actions, suits or claims (other than routine claims for benefits) with respect to any Foreign Plan.

          (g) Except as set forth in Section 2.14(g) of the Disclosure Schedule, there is no pending or, to Seller's or the Company Executives' knowledge, threatened claim in respect of any of the Employee Plans. The Purchased Entities and each ERISA Affiliate have complied with the health care continuation requirements of Part 6 of Title I of ERISA so as not to result in any loss of deduction for purposes of federal income taxes and so as not to be liable for any tax under Section 4980B of the Code.

     2.15 Intellectual Property.

          (a) The Intellectual Property Rights comprise all of the intellectual property rights necessary for the operation of the Company and the Subsidiaries, as currently conducted. Section 2.15(a) of the Disclosure Schedule sets forth a complete and correct list of all: (i) patented or registered Intellectual Property Rights and pending patent applications or other applications for registrations of Intellectual Property Rights owned or filed by or on behalf of the Company or the Subsidiaries; (ii) trade names and unregistered trademarks and service marks owned or used by the Company or the Subsidiaries; (iii) unregistered copyrights, mask works and non-confidential descriptions of trade secrets owned or used by the Company or the Subsidiaries and material to the financial condition, operating results, assets, or operations of the Company or the Subsidiaries; and (iv) licenses or similar agreements or arrangements for the Intellectual Property Rights to which the Company or the Subsidiaries is a party, either as licensee or licensor (correct and complete copies of which, including all amendments thereto to date, have been delivered to Purchaser).

          (b) Except as set forth in Section 2.15(b) of the Disclosure Schedule:
(i) the Company and the Subsidiaries own and possess all right, title and interest in and to, or have valid and enforceable license to use, the Intellectual Property Rights necessary for the operation of the Company and the Subsidiaries as currently conducted free and clear of all Liens (other than Liens arising with respect to licenses); (ii) no claim by any third party in writing or, to Seller's or the Company Executives' knowledge, orally, contesting the validity, enforceability, use or ownership of any of the Intellectual Property Rights has been made which is currently outstanding or, to Seller's or the Company Executives' knowledge, is threatened; (iii) except as otherwise provided in Section 2.15(c)(iv), the loss or expiration of any material Intellectual Property Right or related group of Intellectual Property Rights is not pending or, to Seller's or the Company's knowledge, reasonably foreseeable or threatened; (iv) the Company and the Subsidiaries have not received any notices of any unresolved infringement or misappropriation by, or conflict with, any third party with respect to the Intellectual Property Rights (including, without limitation, any demand or request that the Company or the Subsidiaries license any rights from a third party); (v) to the knowledge of the Seller or the Company Executives, the Company or the Subsidiaries have not infringed, misappropriated or otherwise conflicted with any intellectual property rights or other rights of any third parties and the Company or the Subsidiaries are not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company or the Subsidiaries as currently conducted; and (vi) the Company or the Subsidiaries have not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the Intellectual Property Rights.

          (c) Except as set forth in Section 2.15(c) of the Disclosure Schedule:
(i) all of the Intellectual Property Rights are owned by, or properly assigned or licensed to, the Company or the Subsidiaries; (ii) the transactions contemplated by this Agreement will have no material adverse effect on the right, title and interest in and to the Intellectual Property Rights; (iii) to the knowledge of Seller or the Company Executives, the Company and the Subsidiaries have taken all necessary and desirable action to maintain and protect the Intellectual Property Rights so as to not materially adversely affect the validity or enforceability of the Intellectual Property Rights; and
(iv) to Seller's or the Company Executives' knowledge, the owners of any Intellectual Property Rights licensed to the Company and the Subsidiaries have taken all necessary action to maintain and protect the Intellectual Property Rights subject to such licenses.

     2.16 Contracts. Section 2.16 of the Disclosure Schedule lists the following written agreements (other than Exempt Contracts) to which the Company and, with respect to clause (f) Interglas or Asahi, is a party or by which the Company and, with respect to clause (f) Interglas or Asahi, or their respective assets are bound:

          (a) any lease or license of personal property from or to third parties providing for lease or royalty payments in excess of $100,000 per annum;

          (b) any sales or purchase orders, distribution or other agreement for the purchase or sale of raw materials, commodities, supplies, goods, products, or other personal property or for the furnishing or receipt of services which involves consideration of more than the sum of $100,000, in each case outstanding as of February 20, 1996;

          (c) any partnership or joint venture agreement;

          (d) any indenture, mortgage, note, bond or other evidence of Indebtedness, any credit or similar agreement under which the Company has borrowed money or issued any note, bond, indenture or other evidence of Indebtedness for more than $100,000 or under which the Company has imposed (or may impose) a Lien on any of its respective assets, tangible or intangible;

          (e) any confidentiality or noncompetition agreement (other than those benefitting a United States Purchased Entity under which the Company has no current or future obligations) or any agreement which restricts a United States Purchased Entity from entering into any new or expanding any existing line of business or any agreement which contains geographic restrictions on their respective abilities to conduct business activities;

          (f) any agreement with Seller or any of its Affiliates;

          (g) any agreement under which the Company could have liabilities or obligations after the Closing with any current or former directors, officers, and employees in the nature of a collective bargaining agreement (including without limitation any collective bargaining pursuant to which any Employee Plan is maintained), an employment agreement, a consulting agreement or a severance agreement;

          (h) any instrument or agreement whereby the Company grants any other Person a power of attorney, guarantees the liabilities or obligations of any other Person or indemnifies any other Person against loss or liability;

          (i) any agreement under which any of the United States Purchased Entities could have liabilities or obligations in the future relating to the acquisition or disposition of material assets by way of merger, consolidation, purchase (other than purchase orders disclosed pursuant to clause (b) of this Section 2.16), sale or otherwise, or granting to any Person a right at such Person's option to purchase or acquire any material asset or property, of the Company or any interest therein (not including dispositions of inventory in the ordinary course of business);

          (j) any agreement or commitment for the construction or modification of any building, structure or other fixed asset, or for the incurrence of any other capital expenditure involving amounts in excess of $100,000;

          (k) any agreement with any manufacturer's representative, distributor or other independent sales agent that is not terminable by the Company without penalty or payment of compensation on sixty days or less notice;

          (l) any agreement not otherwise required to be disclosed pursuant to this Section 2.16 the consequences of a default or termination would materially and adversely affect any United States Purchased Entity; and

          (m) any agreement not otherwise required to be disclosed pursuant to this Section 2.16 either involving consideration of more than $100,000 or not entered into in the ordinary course of business.

Seller has made available to Purchaser a correct and complete copy of each agreement listed in Section 2.16 of the Disclosure Schedule (as amended to date), other than agreements disclosed pursuant to clause (b) of this Section 2.16, which Seller has made available to Purchaser only upon Purchaser's request. Except as otherwise disclosed in Section 2.16 of the Disclosure Schedule, each such agreement is in full force and effect and the Company is not, and to Seller's or the Company Executives' knowledge, no other party thereto is, in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default by the Company, or, to the Seller's or the Company Executives' knowledge, by any other party, or permit termination, modification, or acceleration by the Company, or, to the Seller's or the Company Executives' knowledge, by any other party, under such agreement. Except as set forth in Section 2.16 of the Disclosure Schedule, the Company is not a party to any oral contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Section 2.16 of the Disclosure Schedule under the terms of this Section 2.16.

     2.17 Environmental and Safety Matters.  Except as set forth in Section
2.17 of the Disclosure Schedule, (i) the United States Purchased Entities have complied in all material respects and are in compliance in all material respects with all Environmental and Safety Requirements (including without limitation all permits and licenses required thereunder); (ii) neither Seller nor any of the United States Purchased Entities has received any oral or written notice of any violation of, or any liability (contingent or otherwise) or corrective or remedial obligation under, any Environmental and Safety Requirements pertaining to the Purchased Entities; and (iii) neither Seller nor any United States Purchased Entity has transported or arranged for the disposal of any hazardous material, substance, or waste, or owned or operated any property or facility (and no such property or facility is contaminated with hazardous materials, substances or wastes) so as to give rise to liabilities under CERCLA, RCRA or any other Environmental and Safety Requirements. Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements. No Environmental Lien has attached to any property owned, leased or operated by Seller (in relation to the United States Purchased Entities) or any United States Purchased Entity.
No facts or circumstances with respect to the past or current operation or facilities of Seller, any United States Purchased Entity or any predecessor or Affiliate thereof (including, without limitation any onsite or offsite disposal or release of hazardous materials, substances or wastes) would give rise to any liability or corrective or remedial obligation under any Environmental and Safety Requirements with respect to the United States Purchased Entities.

     2.18 Labor Relations. Except as set forth in Section 2.18 of the Disclosure Schedule, neither Seller nor any Affiliate of Seller (including the United States Purchased Entities) is a party to any collective bargaining agreement applicable to employees of any of the United States Purchased Entities and no organizational effort is presently being made or, to Seller's or the Company's knowledge, threatened by or on behalf of any labor union with respect to any employees of the United States Purchased Entities. Except as set forth in Section 2.18 of the Disclosure Schedule, the United States Purchased Entities are in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and are not engaged in any unfair labor practice and there is no labor strike, dispute, slowdown or stoppage actually pending or, to Seller's or the Company's knowledge, threatened, against the United States Purchased Entities.

     2.19 Insurance. Section 2.19 of the Disclosure Schedule lists all insurance policies currently in effect to which the Company is a party covering the properties, assets, employees or operations of the United States Purchased Entities (including policies providing property, casualty, liability, or workers' compensation coverage and bond and surety arrangements), and the information set forth in Section 2.19 of the Disclosure Schedule, including the name of the insurer, the name of the policyholder, the policy number, the period of coverage, a general description of coverage and the amount of coverage (including limits) with respect to each such policy is true and correct. All such policies are in full force and effect.

     2.20 No Brokers' or Other Fees. Except as set forth in Section 2.20 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller or any United States Purchased Entity.

     2.21 Bank Accounts. Section 2.21 of the Disclosure Schedule lists the names and locations of all banks and other financial institutions with which any United States Purchased Entity has an account (or to which deposits are made on behalf of any United States Purchased Entity), in each case listing the type of account maintained, the account number therefor, and the names of all Persons authorized to draw thereupon or who have access thereto and lists the locations of all safe deposit boxes used by any United States Purchased Entity.

     2.22 Business of Fort Mill. Fort Mill has no assets other than the Company Shares, Fort Mill does not conduct, and has not conducted, any business other than acting as sole stockholder of the Company or otherwise with respect to the Company Shares.

     2.23 Company Transfer. Except as set forth in Section 2.23 of the Disclosure Schedule, the transfer of the Company's interest in ABAEI has been consummated on terms that do not impose any liability or obligation on any Purchased Entity (whether contingent or otherwise).



                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

     Holdings represents and warrants to Seller as follows:

     3.01 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Holdings is a limited liability company duly formed and in good standing under the laws of the State of Delaware.

     3.02 Authorization, Etc. Each of Purchaser and Holdings has full corporate or other power and authority to execute and deliver this Agreement and the documents and instruments contemplated hereby, and to carry out the transactions contemplated hereby and thereby. Each of Purchaser and Holdings has duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and, prior to the Closing, each of Purchaser and Holdings will have duly approved and authorized the documents and instruments contemplated hereby and the consummation of the transactions contemplated thereby by all necessary corporate action. This Agreement constitutes a valid and binding agreement of each of Purchaser and Holdings, enforceable against each of Purchaser and Holdings in accordance with its terms, except that (i) the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3.03 No Approvals or Conflicts. Neither the execution and delivery by Purchaser or Holdings of this Agreement nor the consummation by Purchaser and Holdings of the transactions contemplated hereby will (i) violate, conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of Purchaser, (ii) violate, conflict with or result in a breach of any provision of, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any Lien upon any of Purchaser's or Holdings' properties under, or cause the termination or modification of, or give any other Person the right to terminate or modify, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which either Holdings or Purchaser or any of their respective properties may be bound, (iii) violate any order, injunction, judgment, ruling, Law applicable to either Holdings or Purchaser or any of its respective properties, or (iv) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party other than filings under the HSR Act and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

     3.04 No Distribution.  If Purchaser makes the Cash Election pursuant to
Section 1.05, the Shares will not be taken by Purchaser with a view to the public distribution thereof, and will not be transferred except in a transaction registered or exempt from registration under the Securities Act.

     3.05 No Brokers' or Other Fees. Except as set forth in Section 3.05 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser, Holdings or Vestar.

     3.06 Business of Holdings and Purchaser. Holdings does not own directly or indirectly, or have any investment in any of the capital stock of, or have any similar ownership interest in, any Person other than Purchaser. Prior to the Effective Time, or, if Purchaser makes the Cash Election pursuant to
Section 1.05, immediately prior to the Closing, Purchaser will not own directly or indirectly, or have any investment in any of the capital stock of, or have any similar ownership interest in, any Person. Prior to the date hereof, neither Purchaser nor Holdings have incurred any Indebtedness.

     3.07 Capitalization of Purchaser. The authorized capital stock of Purchaser consists of 1,000 shares of Purchaser Common Stock, of which only 100 shares are outstanding and which shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. There are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale, transfer or voting of any shares of Purchaser Common Stock, including any rights of conversion or exchange under any outstanding securities or other instruments. Section 3.07 of the Disclosure Schedule sets forth a description of the Financing and such details with respect thereto as are available as of the date hereof.


                                   ARTICLE IV

               CONDITIONS TO SELLER'S AND FORT MILL'S OBLIGATIONS


     The obligations of Seller and Fort Mill to effect the Closing under this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless waived in writing by Seller; provided that no such waiver shall constitute a waiver of Seller's rights, or in any way relieve Purchaser of any obligations, under Article VIII hereof.

     4.01 Representations and Warranties. All of the material representations and warranties made by Holdings in this Agreement or in any written certificate delivered pursuant to this Agreement shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date, except for representations and warranties that expressly relate to a date earlier than the Closing Date and other changes expressly permitted or contemplated by this Agreement.

     4.02 Performance. Purchaser and Holdings shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by Purchaser and Holdings prior to the Closing and, if Purchaser fails to make the Cash Election pursuant to Section 1.05, this Agreement shall have been approved by Holdings, as sole stockholder of Purchaser, in accordance with Section 251 of the Delaware General Corporation Law.

     4.03 Officer's Certificate. Holdings shall have delivered to Seller a certificate, dated the Closing Date and executed by an executive officer of Holdings, certifying that the conditions specified in Sections 4.01 and 4.02 (except for those conditions waived by Seller in writing) have been fulfilled at or prior to the Closing Date.

     4.04 No Action. No Action shall have been instituted (and be pending) by any Governmental Body seeking to restrain and prohibit this Agreement or the consummation of the transactions contemplated hereby. No Order preventing the consummation of the sale of the Shares by Seller to Purchaser shall be in effect.

     4.05 HSR Act. The waiting period (including any extensions thereof by reason of a request for additional information) relating to the notification and report forms under the HSR Act filed by Purchaser (or its ultimate parent entity) and Seller with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

     4.06 Payments. If Purchaser makes the Cash Election pursuant to Section 1.05, Purchaser shall have delivered to Seller the Cash Purchase Price in accordance with the terms of this Agreement, or if Purchaser fails to make the Cash Election, Purchaser or its Affiliate shall have received financing on terms satisfactory to Holdings which is sufficient to consummate the transactions contemplated by this Agreement and the lenders in respect of such financing shall have indicated that all conditions to the funding of such financing have been satisfied or waived (other than the condition that evidence of the filing of the Certificate of Merger shall have been obtained).

     4.07 Capital Structure of Purchaser. If Purchaser has not made the Cash Election pursuant to Section 1.05, (a) Holdings shall have invested at least $25,000,000 in the equity of Purchaser, and (b) the total Indebtedness incurred by Purchaser, the Surviving Corporation or the Company at Closing pursuant to the Financing shall be approximately $140,000,000.

     4.08 Opinion of Counsel. Seller shall have received an opinion of Kirkland & Ellis addressed to Seller and Fort Mill and dated the Closing Date with respect to the matters described in Exhibit 4.08 hereto in a form reasonably acceptable to Seller.

     4.09 Other Agreements. If Purchaser has not made the Cash Election pursuant to Section 1.05, Holdings shall have entered into the Securityholders Agreement and the Voting Trust Agreement, and Holdings and Vestar shall have entered into the Operating Agreement (which shall include the Proceeds Sharing Provisions).



                                   ARTICLE V

              CONDITIONS TO PURCHASER'S AND HOLDINGS' OBLIGATIONS

     The obligations of Purchaser and Holdings to effect the Closing under this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless waived in writing by Purchaser and Holdings; provided that no such waiver shall constitute a waiver of the Purchaser Indemnitees' rights, or in any way relieve Seller of any obligation, under Article VIII hereof.

     5.01 Representations and Warranties. All of the material representations and warranties made by Seller in this Agreement or in any written certificate delivered pursuant to this Agreement shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date, except for representations and warranties that expressly relate to a date earlier than the Closing Date and other changes expressly permitted or contemplated by this Agreement.

     5.02 Performance. Seller and Fort Mill shall each have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by Seller or Fort Mill prior to the Closing and, if Purchaser fails to make the Cash Election pursuant to Section 1.05, this Agreement shall have been approved by Springs, as sole stockholder of Fort Mill, in accordance with Section 251 of the Delaware General Corporation Law.

     5.03 Certificate. Seller shall have delivered to Purchaser and Holdings a certificate, dated the Closing Date and executed by an executive officer of Seller, certifying that the conditions specified in Sections 5.01 and 5.02 (except for those conditions waived by Purchaser and Holdings in writing) have been fulfilled at or prior to the Closing Date.

     5.04 No Action. No Action shall have been instituted (and be pending) by any Governmental Body seeking to restrain and prohibit this Agreement or the consummation of the transactions contemplated hereby. No Order preventing the consummation of the sale of the Shares by Seller to Purchaser shall be in effect.

     5.05 Consents. All consents and approvals (including those listed in Section 5.05 of the Disclosure Schedule) required for the consummation of the transactions contemplated by this Agreement or where the effect of the failure to obtain any such consent or approval would result in the breach of a material agreement that any Purchased Entity is a party to shall have been given and delivered.

     5.06 HSR Act. The waiting period (including any extensions thereof by reason of a request for additional information) relating to the notification and report forms under the HSR Act filed by Purchaser (or its ultimate parent entity) and Seller with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

     5.07 No Changes. Since December 31, 1995, there shall have been no material adverse change in the financial condition, operating results, business, business prospects or material business relationships of the Company, the Subsidiaries, Interglas or Asahi (provided, however, that the transfer or other disposition of ABAEI and any transfer in the compliance with Section 6.20 shall not constitute material adverse changes for purposes of this Section 5.07).

     5.08 Delivery of Shares.  If Purchaser makes the Cash Election pursuant to
Section 1.05, Seller shall have delivered to Purchaser the Shares.

     5.09 Resignation of Directors. Seller shall have delivered to Purchaser the written resignations of (a) all of the directors of Fort Mill and the Company, effective as of the Closing Date, (b) all members of the Managing Committee of Clark-Schwebel Tech-Fab Company, a New York general partnership ("Tech-Fab"), who were appointed by the Company, effective as of the Closing Date, and (c) all of the directors of each of Interglas and Asahi who were designated by the Company, effective as of the Closing Date.

     5.10 Financing. Purchaser or its Affiliate shall have received financing on terms satisfactory to Holdings which is sufficient to consummate the transactions contemplated by this Agreement and to provide for the operational needs of the Company (the "Financing").

     5.11 Opinion of Counsel. Purchaser and Holdings shall have received an opinion of each of Sutherland, Asbill and Brennan and Seller's General Counsel addressed to Purchaser and Holdings and dated the Closing Date with respect to the matters described in Exhibit 5.11 hereto in a form reasonably acceptable to Purchaser and Holdings.

     5.12 Real Property Matters.

          (a) A title insurance company selected by Purchaser (the "Title Company") shall be willing to insure at standard rates the Company's and the applicable Subsidiaries' marketable title in and to the Owned Property in fee simple, and the mortgage lien of Purchaser's (or its Affiliate's) lender on the Owned Property free and clear of all Liens, defects, claims, leases or rights of possession (other than Permitted Liens and the matters disclosed in Section 2.10(a) of the Disclosure Schedule) including such endorsements and affirmative coverages as Purchaser and lender shall reasonably require including without limitation non-imputation endorsements. Seller shall cause the Company to provide all such affidavits and indemnities as the Title Company reasonably shall require in order to afford such coverages. The cost of such title insurance policies shall be paid by Purchaser or, if the Closing is effected, the Company.

          (b) Purchaser shall have received a survey of each Owned Property in a form reasonably satisfactory to Purchaser's (or its Affiliate's) lender and the Title Company and sufficient to provide standard survey coverage over all survey related title exceptions on the policy of title insurance to be obtained by Purchaser, certified to Purchaser, such lender and the Title Company and showing no defects, encroachments or encumbrances other than the matters disclosed in Section 2.10(a) of the Disclosure Schedule and Permitted Liens.
The cost of such surveys shall be paid by Purchaser.

          (c) Purchaser shall have received from each landlord under a Lease an estoppel in form and substance reasonably satisfactory to Purchaser.

     5.13 Indebtedness and Liens. As of the Closing, (a) all outstanding Indebtedness (other than obligations related to capital leases set forth in Section 5.13 of the Disclosure Schedule) of each of Fort Mill and the Company shall have been paid in full, defeased in a manner that will not result in any liability or obligation being imposed on the Company, Fort Mill or the Surviving Corporation, or assumed by Seller, including without limitation the Industrial Revenue Bond Obligation, and (b) all Liens on the capital stock or other equity interests of the United States Purchased Entities and on all other assets of the Company securing such Indebtedness shall have been released, and, if required by Purchaser's (or its Affiliate's) lender, all public records shall have been cleared of any such Liens. At the Closing, Seller shall cause the Company to provide, or arrange to be provided to Purchaser, all releases and other documents in form and substance reasonably satisfactory to Purchaser either providing for, or if required by Purchaser's (or its Affiliate's) lender, demonstrating the release (actual and of record) of such Liens.

     5.14 Fort Mill Assets and Liabilities. Fort Mill shall have no assets other than the Company Shares and no liabilities of any nature whatsoever.

     5.15 Transition Agreements. Seller shall have entered into agreements with the Company containing the terms set forth in Exhibit 5.15 hereto.

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                                   ARTICLE VI

                            COVENANTS AND AGREEMENTS

     6.01 Conduct of Business. Seller covenants that, except (i) for actions taken to implement this Agreement and the transactions contemplated hereby,
(ii) as disclosed in the Disclosure Schedule, (iii) for actions taken pursuant to an Exempt Contract, or (iv) as consented to by Holdings, from and after the date of this Agreement and until the Closing Date, Seller shall cause the Company to, and shall use reasonable best efforts to cause the Subsidiaries to, conduct their respective businesses only in the ordinary course of business consistent with past practice, and, without limiting the foregoing, shall cause the Company to, and shall use reasonable best efforts to cause the Subsidiaries to (and with respect to clauses (c) and (d), Seller shall cause Fort Mill to):

          (a) use commercially reasonable efforts consistent with good business judgment and in accordance with the Company's practice during the past five years to: (i) preserve intact the present business organization, material licenses and operations of the Company and the Subsidiaries; (ii) keep available the services of the material employees of the Company and the Subsidiaries; and (iii) preserve the present relationships of the Company and the Subsidiaries with customers, suppliers and other entities or Persons having business dealings with the Company and the Subsidiaries;

          (b) except as set forth in Section 6.01(b) of the Disclosure Schedule, maintain the books and records of the Company and the Subsidiaries in accordance with past practice;

          (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of its capital stock, or grant or issue, or agree to grant or issue, any options relating to the issuance thereof;

          (d) not acquire any shares of their respective capital stock in any transaction other than for cash, or declare any dividends with respect to their respective shares of capital stock (other than cash dividends) or make any non-cash distribution with respect to their respective capital stock;

          (e) except for sales of inventory in the ordinary course of business consistent with past practice or other sales of assets in the ordinary course of business consistent with past practice in arm's length transactions, not sell, pledge, dispose of or encumber any of their respective assets;

          (f) except in the ordinary course of business consistent with past practice, or as necessary or advisable under applicable Law, not make or permit to be made any material amendment or termination of any contract required to be listed in Section 2.16 of the Disclosure Schedule;

          (g) not merge with or into, consolidate with or acquire all or substantially all of the stock or assets of any other Person;

          (h) except as contemplated in the Approved Budget, not enter into any commitment, contract, lease, sublease, license, or sublicense (or series of related commitments, contracts, leases, subleases, licenses, or sublicenses) either involving more than $100,000 individually or $500,000 in the aggregate or outside the ordinary course of business consistent with past practice;

          (i) except as contemplated in the Approved Budget, not commit to the acquisition or construction of any property, plant or equipment in excess of $100,000 individually or $500,000 in the aggregate;

          (j) not create, incur, assume, or guarantee any indebtedness (including capital lease obligations) involving $100,000 individually or $350,000 in the aggregate or outside the ordinary course of business consistent with past practice (other than pursuant to Section 6.20);

          (k) not discharge or cancel any material claim or right with respect to any Intellectual Property Rights;

          (l) (i) not make or grant any increases in the compensation or benefits payable or to become payable to (A) any of their respective officers or directors who are or will be on the Company's payroll or (B) other employees whose current salary exceeds $50,000 per year, (ii) adopt any Employee Plan or any retirement, deferred compensation, bonus or material fringe benefit plan or program or any bonus, insurance, pension or similar arrangement (or make any loan or other credit accommodation) to or for any officer, employee, or director or (iii) make any contribution to any Employee Plan or any retirement, deferred compensation or bonus program, plan or arrangement for the benefit of any employee, officer or director, other than in the ordinary course of business consistent with past practice;

          (m) not make or enter into any agreement or understanding to do any of the foregoing; or

          (n) except as otherwise contemplated or required hereby, not enter into any transaction or perform any act which would result in any of the representations and warranties contained in this Agreement not being true and correct in any material respect at and as of the time immediately after the occurrence of such transaction or act or on the Closing Date.

     6.02 Access to Books and Records; Post-Closing Access.

         (a) From the date hereof until the Closing, Seller shall use reasonable efforts to make available all information (financial or otherwise) reasonably requested by or on behalf of Purchaser or its financing sources in connection with their due diligence review of the Purchased Entities, including at all reasonable times and upon reasonable notice, access to the books, records, facilities, properties, officers, key employees, accountants and representatives of the

Purchased Entities. Purchaser will use commercially reasonable best efforts to assure that any disruption to the business of the Purchased Entities is minimized in connection with due diligence efforts by Purchaser and its Affiliates and their respective representatives, and the Purchased Entities shall not be required to incur any out-of-pocket travel expenses in connection with such due diligence without Seller's prior consent. Seller shall designate one or more persons who shall be responsible for handling all due diligence access requests, and Purchaser shall use its commercially reasonable best efforts to notify Seller of the names of the persons who will be making such requests. All requests for due diligence information or access to assets or employees of the Purchased Entities by Purchaser and its Affiliates or their respective representatives shall be through Seller's designated representative or representatives. Purchaser shall notify Seller in advance of the names of any third parties (including prospective lenders and equity participants) to which Purchaser wishes to furnish any Evaluation Material involving the Purchased Entities and shall use commercially reasonable best efforts to cause any such third parties to execute a confidentiality agreement substantially in the form of the Confidentiality Agreement unless Seller waives such requirement in writing. Neither Purchaser nor its representatives shall contact Interglas, Asahi, Clark-Schwebel Tech-Fab Company, or their Affiliates or any of the Purchased Entities' customers or suppliers regarding the transactions contemplated by this Agreement without the prior consent of Seller; provided, however, Seller and Purchaser shall mutually agree upon a schedule for Purchaser and its representatives to be afforded the opportunity to make such contact; and, provided further, that no meeting with the aforesaid entities shall be scheduled without the prior consent of Seller, or conducted without the presence of a representative of Seller, without the prior consent of Seller.

        (b) Purchaser and Seller agree to retain for a period of six years after the Closing Date any and all books and records relating to the assets, liabilities and business of the Purchased Entities that exist on, or existed prior to, the Closing Date and that are related to the transactions contemplated hereby. In the event either party needs access to such books, records, or accounting personnel of Purchaser and the Company for the purposes of (i) responding to any inquiries of any Governmental Body, (ii) preparing
Tax Returns and financial statements, or (iii) any other similar business purpose (including, without limitation, effecting a registration of any securities of any Purchased Entity under the Securities Act or complying with the terms of this Agreement), each party will allow authorized representatives of the other party access to such books, records, and accounting personnel upon reasonable notice during normal business hours for the sole purpose of obtaining information for use as aforesaid and will permit the other party to make such extracts and copies thereof as may be necessary and, if required for such purpose, to have access to and possession of original documents.

     6.03 Filings and Consents.

         (a) As promptly as practicable after the date hereof, Purchaser and Seller shall make, or shall cause to be made, such filings as may be required pursuant to the HSR Act with respect to the consummation of the transactions contemplated by this Agreement. Thereafter, Purchaser and Seller will file or cause to be filed as promptly as practicable with the United States Federal Trade Commission and the United States Department of Justice any supplemental information that may be requested pursuant to the HSR Act. All filings referred to in this Section

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

6.03 will comply in all material respects with the requirements of the respective Laws pursuant to which they are made, and all fees related to such filings shall be paid by Purchaser.

         (b) Without limiting the generality or effect of Section 6.03(a), each party to this Agreement will (i) use reasonable best efforts to comply as expeditiously as possibly with all lawful requests of Governmental Bodies for additional information and documents pursuant to the HSR Act, (ii) not (A) unreasonably extend any waiting period under the HSR Act or (B) enter into any agreement with any Governmental Body not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties, which consent shall not be unreasonably withheld, and (iii) cooperate with the other party and use reasonable best efforts to cause the lifting or removal of any temporary restraining order, preliminary injunction or other Order that may be entered into in connection with the transactions contemplated by this Agreement.

         (c) As promptly as practicable, each of Seller and Purchaser will make, or cause to be made, all filings with courts or other Governmental Bodies, and Seller will apply in writing for, and use all commercially reasonable efforts to obtain, all other third party approvals and consents required to be made or obtained in order to effectuate the transactions contemplated hereby. Each of Seller and Purchaser will co-operate with the other in effecting the foregoing, and will deliver to the other copies of all filings, approvals and consents made or obtained pursuant to this Section 6.03.

     6.04 Tax Matters.

         (a) Liability of Seller for Pre-Closing Taxes. Seller shall be liable for and shall indemnify Holdings, Purchaser and each of their Affiliates for (i) all income Taxes, including, without limitation, any income Taxes resulting from this Agreement, imposed on Seller and Seller's Affiliated Group for all taxable years or periods, whether ending before or after the Closing Date, (ii) all income Taxes imposed on the United States Purchased Entities, or for which the United States Purchased Entities may otherwise be responsible, for any taxable year or period of the United States Purchased Entities that ends on or before the Closing Date, and (iii) with respect to any taxable year of the United States Purchased Entities that begins before the Closing Date and ends after the Closing Date, a portion of the income Taxes imposed on the United States Purchased Entities, or for which the United States Purchased Entities may otherwise be responsible, which relates to the portion of such Taxable period (computed in accordance with Section 6.04(k)(ii) of this Agreement) ending on the Closing Date. For purposes of the preceding sentence, a Tax for which a United States Purchased Entity may otherwise be responsible includes the liability of a United States Purchased Entity for the unpaid Taxes of any Person (other than any United States Purchased Entity) under Treasury
Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Tax law), as transferee or successor, by contract, or otherwise, accruing during the applicable period. Seller shall not be responsible for Taxes imposed on any Purchased Entity and attributable (where applicable in accordance with Section 6.04(k)(ii) of this Agreement) to periods or portions thereof beginning after the Closing Date.

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

          (b) Mutual Cooperation. As soon as practicable, but in any event within 30 days after Seller's or Holdings' request, as the case may be, Holdings shall or shall cause the United States Purchased Entities, as applicable, to deliver to Seller or Seller shall deliver to Holdings, such information and other data in the possession of Seller, Holdings, or the United States Purchased Entities, as the case may be, relating to the Tax Returns and Taxes of such United States Purchased Entity, including such information and other data customarily required by Seller or Holdings, as the case may be, to cause the payment of all Taxes or to permit the preparation of any Tax Returns for which it has responsibility or liability or to respond to audits by any taxing authorities with respect to any Tax Returns or Taxes for which it has any responsibility or liability under this Agreement or otherwise or to otherwise enable Seller or Holdings, as the case may be, to satisfy its accounting or Tax requirements, and shall make available such knowledgeable employees of the United States Purchased Entities or Seller, as the case may be, as Seller or Holdings may reasonably request. For a period of seven years after the Closing Date, and, if at the expiration thereof any tax audit or judicial proceeding is in progress or the applicable statute of limitations has been extended, for such longer period as such audit or judicial proceeding is in progress or such statutory period is extended, Holdings shall, and shall cause the United States Purchased Entities to, maintain and make available to Seller, on Seller's reasonable request, copies of any and all information, books and records referred to in this Section 6.04(b). After such period, Holdings and the United States Purchased Entities may dispose of such information, books and records, provided that prior to such disposition Holdings shall give Seller a reasonable opportunity to take possession of such information, books and records. Holdings and Seller further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby), provided, however, that neither Holdings nor Seller nor any of their Affiliates shall be required to obtain a ruling with respect to the tax consequences of this transaction unless Seller and Holdings mutually agree otherwise. Holdings and Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

          (c) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) imposed as a result of the transactions contemplated by this Agreement (including any New York State Gains Tax, New York City Transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Holdings will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

          (d) Time of Payment. Any payment pursuant to this Section 6.04 shall be made not later than 30 days after receipt by Seller of written notice from Holdings stating that Taxes for which Seller is responsible have been paid by Holdings, any of its Affiliates, or (effective upon the Closing) any United States Purchased Entity, and the amount thereof and of the indemnity payment requested. Holdings shall make no payment with respect to any claim,

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

assessment or disputed amount referred to in subsection (e)(i) of this Section
6.04 until the provisions of subsection (e) have been satisfied with respect to such amount. Any payment required under this Section 6.04 and not made when due shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

          (e) Contests.

              (i) Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes or affects the Income Tax reporting position of the United States Purchased Entities for periods prior to the Closing Date or the amount of Taxes for which Seller is or may be liable under this Agreement, Holdings shall, promptly upon receipt by Holdings or the United States Purchased Entities of notice thereof, inform Seller, and Seller shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, to the extent such proceedings or determinations affect the Income Tax reporting position of the United States Purchased Entities for periods prior to the Closing Date or the amount of Taxes for which Seller is liable under this Agreement; provided that Seller shall consult in good faith with Holdings regarding any such audit, proceeding or determination to the extent such audit, proceeding or determination would reasonably be expected to affect Taxes for which the United States Purchased Entities, Purchaser or Holdings is liable under this Agreement; and, provided further, that, without the prior written consent of Holdings (such consent not to be unreasonably withheld), (A) neither Seller nor any of its Affiliates shall, unless otherwise required by Law, take any position on any Tax Return or in any contest or proceeding relating to Taxes after the Closing Date not in accordance with past custom and practice that materially adversely affects the United States Purchased Entities, their respective Tax attributes or Tax liability for a taxable period or portion thereof beginning after the Closing Date, and (B) neither Seller nor any of its Affiliates shall agree to any settlement in respect of any contest or proceeding relating to Taxes (other than federal Income Taxes) after the Closing Date not in accordance with past custom or practice which would materially adversely affect the United States Purchased Entities, their respective Tax attributes or Tax liability for a taxable period or portion thereof beginning after the Closing Date.

              (ii) Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Purchaser or Holdings is liable under this Agreement, Seller shall, promptly upon receiving notice thereof, inform Holdings. Holdings shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, but only to the extent such proceedings affect the amount of Taxes for which Holdings is liable under this Agreement; provided that Holdings shall consult in good faith with Seller regarding any audits of Holdings' and the United States Purchased Entities's Tax Returns to the extent such audits would reasonably be expected to affect Taxes for which Seller is liable under this Agreement; provided further, that, without the prior written consent of Seller (such consent not to be unreasonably withheld), (A) neither Holdings nor any of its Affiliates shall, unless otherwise required by Law, take any position on any Tax Return or in any contest or proceeding relating to Taxes after the Closing Date not in accordance with past custom and practice that materially adversely affects the Tax liability of the United States

Purchased Entities for the Pre-Closing Portion of a taxable period beginning before and ending after the Closing Date, and (B) neither Holdings nor any of its Affiliates shall agree to any settlement in respect of any contest or proceeding relating to Taxes after the date of this Agreement not in accordance with past custom or practice which would materially adversely affect the Tax liability of the United States Purchased Entities for the Pre-Closing Portion of a taxable period beginning before and ending after the Closing Date. The "Pre-Closing Portion" of a taxable period beginning before and ending after the Closing Date means the portion of such taxable period that begins on the first day of such taxable period and ends on (and includes) the Closing Date.

          (f) Resolution of Disagreements Between Seller and Purchaser. If Seller and Holdings disagree as to the amount for which each is liable under this Section 6.04, Seller and Holdings shall promptly consult with each other in an effort to resolve such dispute. If any such point of disagreement cannot be resolved within fifteen (15) days of the date of consultation, Seller and Holdings shall jointly select from the six major independent certified public accounting firms in the United States (which are listed in Section 6.04(f) of the Disclosure Schedule) (any such accounting firm is referred to herein as an "Accountant"), an Accountant which has not performed any material services since January 1, 1993, for either Seller or Vestar or an Affiliate of Vestar, to act as an arbitrator to resolve all points of disagreement concerning tax accounting matters with respect to this Agreement. If the parties cannot agree on the selection of an Accountant within fifteen (15) days, then such Accountant shall be selected by lot from the Accountants listed in Section 6.04(f) of the Disclosure Schedule.

          (g) Tax Sharing Agreement. Any Tax sharing agreement between any Purchased Entity and any other Person (other than a Purchased Entity) shall be terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

          (h) No Changes. Without the prior written consent of Holdings (which consent shall not be unreasonably withheld), neither Seller nor any United States Purchased Entity shall (if not in accordance with the past custom and practice of such United States Purchased Entity) make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to such United States Purchased Entity, surrender any right to claim a refund of Taxes, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, or other action or omission would have the effect of materially increasing the Tax liability (other than a liability for which Seller is primarily responsible pursuant to this Section 6.04) or materially decreasing any Tax benefit (including, without limitation, the basis of any asset, any deduction, loss, any net operating loss or other carryover or carryback, any credit, and any claim for refund) of any United States Purchased Entity, Purchaser, Holdings or any Affiliate of Holdings for periods or portions thereof beginning after the Closing Date.

          (i) Affiliated Group Membership. Seller shall not take any action or allow any action to be taken, including, without limitation, by any United States Purchased Entity, which would cause any Purchased Entity that is a member of Seller's Affiliated Group on the date of this Agreement to cease being a member of Seller's Affiliated Group prior to the Closing.

          (j) Tax Benefits and Detriments. If any income Tax adjustment required solely as the result of an audit by a taxing authority of a Tax period (or portion thereof) ending on or before the Closing Date results in (A) any Tax benefit to the Company, any successor thereto or any Affiliate thereof for any Taxable period (or portion thereof) beginning after the Closing Date which would not, but for such adjustment, be available, Holdings shall pay, or shall cause to be paid, to the Seller an amount equal to the actual Tax Savings produced by such Tax benefit at the time such Tax Savings is realized by the Company, any successor thereto or any Affiliate thereof, or (B) any Tax detriment to the Company, any successor thereto or any Affiliate thereof for any Taxable period (or portion thereof) beginning after the Closing Date which would not, but for such adjustment, be incurred, Seller shall pay, or shall cause to be paid, to Holdings an amount equal to the actual Tax Increase produced by such Tax detriment at the time such Tax Increase is paid by the Company, any successor thereto or any Affiliate thereof. "Tax Savings" means, for any Tax period or portion thereof, the amount of the reduction in Taxes paid to a taxing authority by the Company, any successor thereto or any Affiliate thereof with respect to such Tax period or portion thereof as compared to the Taxes that would have been paid to a taxing authority by the Company, any successor thereto or any Affiliate thereof with respect to such Tax period or portion thereof in the absence of the Tax benefit which produces such Tax Savings. "Tax Increase" means, for any Taxable period or portion thereof, the amount of the increase in Taxes paid to a taxing authority by the Company, any successor thereto or any Affiliate thereof with respect to such Tax period or portion thereof as compared to the Taxes that would have been paid to a taxing authority by the Company, any successor thereto or any Affiliate thereof with respect to such Tax period or portion thereof in the absence of the Tax detriment which produces such Tax Increase.

          (k) Tax Returns.

              (i) Seller shall have responsibility for preparing and filing any Tax Returns of Seller's Affiliated Group. Seller shall prepare or cause to be prepared all separate income Tax Returns for the United States Purchased Entities for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Each such income Tax Return shall be prepared in accordance with the past custom and practice of the applicable United States Purchased Entity. Seller shall submit each such income Tax Return to Holdings at least 30 days prior to the applicable due date (including any extensions thereof) prescribed by law for filing such income Tax Return. Holdings shall file or cause to be filed each such income Tax Return as prepared (subject to any changes mutually agreed by Holdings and Seller) unless Holdings believes there is no reasonable basis for a position (an "Objectionable Position") taken on any such income Tax Return; provided, however, that Holdings shall nevertheless file such income Tax Return as prepared (and modified pursuant to mutual agreement) if Holdings has received from tax counsel to Seller an opinion stating that there is a reasonable basis for such Objectionable Position.

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
              (ii) Except as otherwise provided in Section 6.04(c), Holdings shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the United States Purchased Entities for Tax periods which begin before the Closing Date and end after the Closing Date. Seller shall pay to Holdings within fifteen (15) days of the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected on the Closing Date Working Capital Statement. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. For purposes of this Section, in the case of any Tax credit relating to a Taxable period that begins before and ends after the Closing Date, the portion of such Tax credit which relates to the portion of such Taxable period ending on the Closing Date shall be the amount which bears the same relationship to the total amount of such Tax credit as the amount of Taxes described in (y) above bears to the total amount of Taxes for such Taxable period. All determinations necessary to give effect to the foregoing allocations shall be made and each Tax Return prepared pursuant to this subsection 6.04(k)(ii) shall be prepared in a manner consistent with prior practice of the applicable United States Purchased Entity (unless Holdings and Seller agree otherwise).

     6.05 WARN Act. Seller and Purchaser agree that for purposes of the United States Worker Adjustment and Retraining Notification Act of 1989, as amended (the "WARN Act"), the Closing Date shall be the "effective date" as such term is used in the WARN Act. Purchaser agrees that it shall be responsible for compliance with the WARN Act with respect to the United States Purchased Entities for actions taken by the United States Purchased Entities after the Closing.

     6.06 Employee Benefit Provisions.

          (a) Continuing Employees.

              (i) Purchaser shall cause the Company to continue to employ (A) the employees of the Company who are actively employed by the Company on the Closing Date, and (B) any employees of the Company who on the Closing Date are on an approved medical leave of absence, short-term disability leave of absence, workers' compensation leave of absence, or absent pursuant to the provisions of the Family and Medical Leave Act of 1993. All such employees shall be referred to herein as "Continuing Employees."

              (ii) At least 10 days prior to the Closing Date, Seller shall provide to Purchaser a list of all employees of the Company who as of the Closing Date are on a short-term disability leave of absence from the Company, setting forth the name, title, compensation, monthly benefit amount, date of hire, gender and date of commencement of short-term disability leave of absence of each such employee.

              (iii) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall limit Purchaser's or the Company's ability to terminate the employment of any Continuing Employee at any time following the Closing Date for any reason, including without cause.

     (b) Continuation of Benefit Plans. For a period of 18 months after the Closing Date, Purchaser shall cause the Company to maintain for the benefit of the Continuing Employees employee benefit plans, programs and arrangements substantially equivalent, in the aggregate, to those employee benefit plans, programs and arrangements listed at Section 6.06(b) of the Disclosure Schedule.

     (c) Defined Contribution Plan.

         (i) Effective as of the Closing Date, the Company shall continue as a participating employer in the "Springs of Achievement Partnership Plan" (the "Seller's Defined Contribution Plan"), and Seller shall make any necessary amendment to the Seller's Defined Contribution Plan so that the Company may continue as such a participating employer. Seller shall permit the Company to remain as a participating employer under the Seller's Defined Contribution Plan until the first day of the first month that immediately follows the last day of the sixth month which follows the month in which the Closing Date occurs (the "Transition Date").

         (ii) No later than one month after the Transition Date (but effective as of the Transition Date), Purchaser shall cause the Company to adopt and maintain a defined contribution plan (the "Purchaser's Defined Contribution Plan") intended to be qualified under Section 401(a) of the Code that is substantially similar to the Seller's Defined Contribution Plan, has features concerning the timing and method of distributions such that a mandatory transfer from the Seller's Defined Contribution Plan to the Purchaser's Defined Contribution Plan of account balances attributable to the Continuing Employees will not cause a violation of Section 411(d)(6) of the Code, and credits the Continuing Employees with all of their years of service with Seller for all purposes under the Purchaser's Defined Contribution Plan. As soon as practicable after the adoption of the Purchaser's Defined Contribution Plan, Purchaser shall cause the Company to submit the Purchaser's Defined
Contribution Plan to the IRS for a favorable determination that the Purchaser's Defined Contribution Plan is qualified under Section 401(a) of the Code.

          (iii) In accordance with the applicable provisions of Section 414(l) of the Code, Seller shall cause the assets of the Seller's Defined Contribution Plan attributable to the accounts of each Continuing Employee who is employed by the Company on the date of transfer of the assets (the "Transfer Date") (or the beneficiaries or alternate payee(s) of each Continuing Employee) to be transferred by the trustee of the Seller's Defined Contribution Plan to the trustee of the Purchaser's Defined Contribution Plan. As of the valuation date under the Seller's Defined

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

Contribution Plan that immediately precedes such transfer, Seller shall cause the assets of the Seller's Defined Contribution Plan attributable to such accounts that are invested in stock of Seller to be reinvested in equivalent amounts of cash; and the transfer of such assets from the Seller's Defined Contribution Plan to the Purchaser's Defined Contribution Plan shall be made in cash. Except as provided in the foregoing sentence, any transfer of assets from the Seller's Defined Contribution Plan to the Purchaser's Defined Contribution Plan made pursuant to the terms of this Agreement shall be in cash or in kind (except that in all events any promissory notes or other evidences of indebtedness with respect to outstanding loans made to Continuing Employees shall be transferred to the Purchaser's Defined Contribution Plan), as mutually agreed by Seller and Purchaser, or in cash if no such agreement is made, and shall be made as of and as soon as practicable after a valuation date under the Seller's Defined Contribution Plan occurring coincident with or immediately preceding the Transition Date, or as of such later valuation date as may be mutually selected by Seller and Purchaser, but not before 30 days after Seller and the Company shall have complied with any requirement to file IRS Forms 5310-A with the IRS. Such transfer shall account appropriately for earnings during the period from the applicable valuation date to the Transfer Date.

          (iv) From the Transition Date until the Transfer Date, Purchaser shall cause the Company to make continuous payroll deductions each pay period from the pay of each Continuing Employee who has a loan(s) outstanding from the Seller's Defined Contribution Plan of amounts sufficient to pay the installment payments of principal and interest on each such loan as required by the promissory note or other evidence of indebtedness relating to such loan. Such deducted amounts shall be paid by the Company to the Seller's Defined Contribution Plan for a credit against such loan.

          (v) On or prior to the Closing Date, Seller shall cause the Company to make a contribution to the Seller's Defined Contribution Plan of the amounts of
(A) any salary reduction contributions and matching contributions attributable to or payable on account of any Continuing Employee under the terms of the Seller's Defined Contribution Plan for any time period ending on the Closing Date, and (B) any profit sharing contributions attributable to or payable on account of any Continuing Employee under the terms of the Seller's Defined Contribution Plan for the calendar year ending on December 31, 1995. In the event that any of the contributions described in the preceding sentence cannot be made on or prior to the Closing Date, the amount of such contributions shall be reflected on the Closing Date Working Capital Statement and Purchaser shall cause the Company to make such contributions after the Closing Date. The amount of the Company's minimum obligation (as determined under the terms of the Seller's Defined Contribution Plan) with respect to profit sharing contributions attributable to or payable on account of the Continuing Employees for the period commencing on January 1, 1996 and ending on the Closing Date shall be reflected on the Closing Date Working Capital Statement.

          (vi) Notwithstanding the foregoing, if Seller shall determine that a transfer of the assets described in subparagraph (iii) above represented by any insurance company guaranteed investment contract would result in a loss of the contract rate of interest for any period during such contract's stated term or the imposition of a penalty or market value adjustment under any such contract, the assets represented by such contract shall not be so transferred but shall be held under the Seller's Defined Contribution Plan and administered pursuant to the terms thereof, as in effect on the Closing Date, until the term of such contract shall end, at which time the assets held thereunder on behalf of the Continuing Employees shall be transferred to the Purchaser's Defined Contribution Plan. Seller shall take any action necessary so that for purposes of computing the vested interest of the Continuing Employees under the Seller's Defined Contribution Plan and for purposes of determining when a Continuing Employee is entitled to a distribution thereunder, employment by the Company after the Closing Date shall be taken into account as if it were employment by Seller; and Seller shall take no action which would cause any such contract to terminate under circumstances which would result in a loss of the contract rate of interest for any period during its stated term or the imposition of any penalty or market value adjustment.

          (vii) Notwithstanding any other provision of this Agreement, Seller shall be solely responsible for any liability incurred in connection with the investigation of the Seller's Defined Contribution Plan by the IRS as disclosed at Section 2.14(g) of the Disclosure Schedule, and neither Purchaser nor the Company shall be required to accept any transfer of assets from the Seller's Defined Contribution Plan unless Purchaser shall be satisfied that the Seller's Defined Contribution Plan remains qualified under Section 401(a) of the Code as of the proposed Transfer Date.

     (d) Medical and Dental - Active Employees.

          (i) Effective as of the Transition Time, the Continuing Employees shall cease being covered under the medical and dental component of the "Comprehensive Health Care, Life and Disability Plan of Springs Industries, Inc." and any other employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) maintained by Seller that provides similar benefits (collectively, the "Seller's Medical Plan") as sponsored and maintained by Seller. Effective as of the Transition Time, the Continuing Employees shall be covered by medical and dental plans established and maintained in accordance with Section 6.06(b) (collectively, the "Purchaser's Medical Plan").

          (ii) Effective as of the Transition Time, Purchaser shall cause the Company to assume all liabilities under the Seller's Medical Plan for all claims whenever incurred by the Continuing Employees that are submitted for payment to and received by the third party administrator of the Purchaser's Medical Plan after the Closing Date. On and after the Closing Date, Seller shall retain and have sole responsibility for (A) all liabilities, obligations and commitments arising under Part 6 of Title I of ERISA and Section 4980B of the Code relating to any "qualifying event" (as such term is defined in Section 603 of ERISA) occurring with respect to any employee of the Company at any time on or prior to the Closing Date, and (B) all liabilities under the Seller's Medical Plan for all claims incurred by the Continuing Employees that (1) were submitted for payment to and received by the third party administrator of the Seller's Medical Plan on or prior to the Closing Date, and (2) were not paid within ten days after receipt by such third party administrator of all information necessary to process and pay the claims.

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

          (iii) Notwithstanding any other provision of this Agreement, for a period of 6 months following the Closing Date, Seller shall provide to the Company such administrative and support services with respect to the Purchaser's Medical Plan as are necessary to ensure the proper operation of the Purchaser's Medical Plan and as are comparable to the administrative and support services provided by Seller to the Company prior to the Closing Date in connection with the Seller's Medical Plan. The cost of such administrative and support services shall be paid by the Company at a rate that is equivalent to the actual and reasonable cost of such services.

     (e) Medical - Retired Employees.

          (i) Effective as of the Transition Time, the Continuing Employees shall cease being covered under the "Springs Industries, Inc. Continued Medical Sharing Plan" and any other employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) maintained by Seller that provides similar benefits (collectively, the "Seller's Retiree Medical Plan") as sponsored and maintained by Seller. Effective as of the Transition Time, the Continuing Employees shall be provided with retiree health coverage established and maintained in accordance with Section 6.06(b) (the "Purchaser's Retiree Medical Plan").

          (ii) Effective as of the Transition Time, Purchaser shall cause the Company to assume and have sole responsibility for all liabilities, obligations and commitments for the post-retirement medical coverage for the individuals who are listed at Section 6.06(e) of the Disclosure Schedule in accordance with the terms of the Purchaser's Retiree Medical Plan.

          (iii) Notwithstanding any other provision of this Agreement, for a period of 6 months following the Closing Date, Seller shall provide to the Company such administrative and support services with respect to the Purchaser's Retiree Medical Plan as are necessary to ensure the proper operation of the Purchaser's Retiree Medical Plan and as are comparable to the administrative and support services provided by Seller to the Company prior to the Closing
Date in connection with the Seller's Retiree Medical Plan. The cost of such administrative and support services shall be paid by the Company at a rate that is equivalent to the actual and reasonable cost of such services.

     (f) Life and Disability Insurance.

          (i) Effective as of the Transition Time, the Continuing Employees shall cease being covered under the life and disability components of the "Comprehensive Health Care, Life and Disability Plan of Springs Industries, Inc.", the "Springs of Achievement Long Term Disability Excess Plan", the "Long Term Disability Plan of Springs Industries, Inc. and Affiliates" and under any other employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) maintained by Seller that provides similar benefits (collectively, the "Seller's Life and Disability Plan"). Effective as of the Transition Time, the Continuing Employees shall be covered by life and disability insurance plans established and maintained in accordance with Section 6.06(b) (collectively, the "Purchaser's Life and Disability Plan").

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

          (ii) Effective as of the Transition Time, except as provided in subparagraph (iv) below, Purchaser shall cause the Company to assume and have sole responsibility for the payment of (or, as applicable, the reimbursement to a third party administrator or insurer of) any life and disability benefits payable to (or on behalf of) all employees and former employees of the Company who, as of the Closing Date, are receiving or entitled to receive any benefits under the Seller's Life and Disability Plan in accordance with the terms of the Purchaser's Life and Disability Plan.

          (iii) Notwithstanding the terms of the Seller's Life and Disability Plan or any other provision of this Agreement, no contribution shall be required to be made by Purchaser or the Company to the Seller's Life and Disability Plan as a result of the Company's withdrawal from such plan in connection with the transactions contemplated by this Agreement.

          (iv) Notwithstanding any other provision of this Agreement, on and after the Closing Date, Seller shall retain and have sole responsibility for the payment of any long-term disability benefits payable under the terms of the Seller's Life and Disability Plan to all employees and former employees of the Company who are listed at Section 6.06(f)(iv) of the Disclosure Schedule and Purchaser shall pay to Seller the amount of $99,000 on the Closing Date. If subsequent to the Closing Date, Seller receives or is entitled to receive any social security payment on account of any individual listed at Section 6.06(f)(iv) of the Disclosure Schedule, Seller shall pay the amount of any such social security payment to Purchaser in cash.

     (g) Executive Compensation Arrangements.

          (i) Purchaser shall be solely responsible for the payment of (A) any and all amounts deferred pursuant to the "Springs Industries, Inc. Deferred Compensation Plan" and the "Springs Industries, Inc. Deferred Compensation Plan for Certain Employees" with respect to the Continuing Employees (which amounts calculated as of December 31, 1995 are set forth in Section 6.06(g)(i)(A) of the Disclosure Schedule), and (B) all amounts vested (which amounts calculated as of December 31, 1995 are set forth in Section 6.06(g)(i)(B) of the Disclosure Schedule) as of the Closing Date under the "Contingent Compensation Plan of Springs Industries, Inc.," provided that any such amounts are reflected on the Closing Date Working Capital Statement.

          (ii) Seller shall be solely responsible for the payment of any and all amounts deferred pursuant to the "Contingent Compensation Plan of Springs Industries, Inc." that are not vested as of the Closing Date (but determined as if such amounts are vested on the Closing Date), the "Springs of Achievement Excess Benefits Partnership Plan," and any other deferred compensation arrangements maintained by Seller or the Company with respect to any Continuing Employee (except as otherwise provided in subparagraph (i) above). Such amounts (calculated as of December 31, 1995) shall be set forth at Section 6.06
(g)(ii) of the Disclosure Schedule and (except with respect to the "Contingent Compensation Plan of Springs Industries, Inc.") shall be determined by immediately vesting all such Continuing Employees in all benefits under such deferred compensation plans as of the Closing Date, and Seller shall pay such amounts

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
to the appropriate Continuing Employees on the Closing Date or on such later date as may be required under the terms of such plans.

          (iii) Seller hereby agrees that any Continuing Employee who is a participant in the "Springs Industries, Inc. 1991 Incentive Stock Plan," the "Restated and Amended Springs Industries, Inc. Deferred Unit Stock Plan," and any other stock option, stock purchase, stock ownership or similar plan as may be maintained by Seller with respect to any Continuing Employee (A) shall be immediately vested as of the Closing Date in any restricted stock granted under such plan and shall receive a distribution of such restricted stock on the Closing Date, (B) shall be immediately vested as of the Closing Date in any deferred stock units granted under such plan and shall receive distribution in cash of the amount of any dividends and interest attributable to such deferred stock units and distribution in stock of such deferred stock units on the Closing Date or on such later date as may be required under the terms of such plan, (C) shall be immediately vested on the Closing Date in any performance unit awards granted under such plan and shall receive distribution in cash and in stock of such performance unit awards on the Closing Date or on such later date as may be required under the terms of such plan, and (D) shall be immediately vested as of the Closing Date in any stock option granted under such plan and shall be entitled to exercise any such stock option for a period ending not later than 90 days following the Closing Date. The stock options and other rights subject to the provisions of this Section 6.06(g)(iii) and the amounts payable or exercisable pursuant thereto (calculated as of December 31, 1995) are set forth at Section 6.06(g)(iii) of the Disclosure Schedule. Notwithstanding the foregoing, Seller shall not be obligated to take any action under such plans which constitutes a breach of contract with respect to any Continuing Employee, but Seller shall remain solely responsible for any and all liabilities, obligations and commitments arising under or attributable to such plans.

          (iv) The Company shall be solely responsible for the payment of any and all amounts payable to any Continuing Employee pursuant to the terms of the "Springs Industries, Inc. Achievement Incentive Plan" for any time period ending on or before December 30, 1995, and Seller shall cause the Company to pay all such amounts prior to the Closing Date. The amounts payable under such plan with respect to the Continuing Employees for the period commencing on December 31, 1995 and ending on the Closing Date shall be reflected on the Closing Date Working Capital Statement and shall be payable by the Company.

     (h) Special Severance Pay Provisions. Effective as of the Transition Time, Purchaser shall cause the Company to provide a severance pay plan for the individuals listed at Section 6.06(h) of the Disclosure Schedule who have completed at least 15 years of service with the Company as of the Closing Date that is identical to the severance pay plan maintained pursuant to Section 6.06(b) except that, if such individual's employment with the Company is terminated prior to the first anniversary of the Closing Date, such individual shall receive payment under the terms of such plan in an amount that is the greater of (A) the amount of base salary and pro-rated bonus that would otherwise be payable from the date of termination of employment until the first anniversary of the Closing Date, and (B) the amount otherwise payable pursuant to the terms of such severance pay plan maintained pursuant to Section 6.06(b).

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

     6.07 Supplemental Disclosure. From time to time prior to the Closing and upon becoming aware of any such matter, condition or occurrence, Seller will promptly disclose to Purchaser, and Purchaser will promptly disclose to Seller,
(i) any material development affecting the ability of such party to consummate the transactions contemplated by this Agreement, (ii) any matter, condition, occurrence or knowledge which, if existing or occurring at the date of this Agreement, would have been required to be excepted from any representation and warranty contained herein in order for such representation or warranty to be true and correct on the date hereof or otherwise set forth or described in their respective sections of the Disclosure Schedule or (iii) any breach of any covenant or agreement contained in this Agreement of which such party has knowledge. No disclosure by any party to this Agreement pursuant to this
Section 6.07, however, shall be deemed to amend or supplement this Agreement (including the Disclosure Schedules hereto) or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant; provided, however, that if, as a result of a matter, condition, occurrence or knowledge of the type set forth in clause (ii) of this Section 6.07, the Closing condition contained in either Section 4.01 or Section 5.01 is incapable of being satisfied, then the disclosure in writing of such matter, condition, occurrence or knowledge shall constitute an amendment, effective as of the Closing, to the applicable section of the Disclosure Schedule or, if the applicable representation or warranty does not have an associated section of the Disclosure Schedule, such disclosure in writing shall be deemed to be excepted from such representation and warranty, effective as of the Closing and, notwithstanding the provisions of Article VIII, no claim in respect of the matter so disclosed shall be entitled to indemnity under Section 8.01(a)(i) (with respect to disclosures by Seller) or Section 8.01(b)(i) (with respect to disclosures by Purchaser).

     6.08 Litigation. Until the Closing, Seller shall promptly notify Purchaser of any Actions that, to the knowledge of Seller or the Company are commenced, made or threatened against Seller or the Purchased Entities that are reasonably likely to have a material adverse effect on the financial condition, operating results, business, business prospects, or material business relationships of the Company, the Subsidiaries, Interglas or Asahi or impair the ability of Seller or Fort Mill to perform its respective obligations under this Agreement, and Purchaser shall promptly notify Seller of any Actions that, to the knowledge of Purchaser, are commenced, made or threatened against Purchaser that are reasonably likely to impair the ability of Purchaser to perform its obligations under this Agreement.

     6.09 Covenant to Satisfy Conditions. Each party agrees to use all reasonable best efforts to insure that the conditions set forth in Article IV and Article V hereof are satisfied, insofar as such matters are within the control of such party, prior to March 31, 1996. Notwithstanding the foregoing, if the Closing has not occurred by March 31, 1996, each party agrees to use all reasonable best efforts to insure that the conditions set forth in Article IV and Article V hereof are satisfied, insofar as such matters are within the control of such party.

     6.10 Financing.  Until Purchaser makes the Cash Election pursuant to
Section 1.05, (a) Purchaser will timely provide Seller with copies of drafts of all material agreements to be entered into between Purchaser and its financing sources with respect to the Financing; (b) Purchaser will consult with Seller with respect to such Financing and will keep Seller reasonably informed of all material developments related to the Financing; and (c) Seller and its

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

counsel will be afforded a reasonable opportunity to make comments to Purchaser with respect to the documents related to the Financing.

     6.11 Exclusivity. Neither the Seller, Fort Mill nor the Company will, and each will cause its respective officers, directors, agents or Affiliates not to, (a) enter into any written or oral agreement or understanding with any Person (other than Holdings or Purchaser) regarding a sale of the Purchased Entities or any substantial part of their stock, or a sale of any material assets (other than the sale of inventory in the ordinary course of business consistent with past practice) or business of the Company (other than pursuant to Section 6.24) or the Subsidiaries, or a merger, consolidation, public offering, recapitalization or similar transaction involving the Purchased Entities ("Another Transaction"); (b) enter into or continue any negotiations or discussions with any Person (other than Holdings or Purchaser) regarding the possibility of Another Transaction; or (c) provide any non-public financial or other confidential or proprietary information regarding the Purchased Entities (including this Agreement or any financial information, projections, or proposals regarding the businesses of the Purchased Entities) to any Person (other than to Holdings, Purchaser or their financing sources, and their respective representatives) whom Seller, Fort Mill or the Company knows, or has reason to believe, would have any interest in acquiring the capital stock, assets or business of the Purchased Entities, or would disclose such information to any such Person.

     6.12 Confidentiality. Except as otherwise provided in Section 6.02, Seller will, and will cause its Affiliates to, treat and hold as confidential all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and following the Closing, deliver promptly to Purchaser or destroy, at the request and option of Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in its possession (other than those documents which Seller reasonably requests to retain for a proper business purpose that would not otherwise violate the terms of this Agreement). In the event that Seller or its Affiliates are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Seller will notify Purchaser promptly of the request or requirement so that Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 6.12. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller or such Affiliate are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Person may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Person shall use reasonable efforts to obtain, at the request and expense of Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Purchaser shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     6.13 Covenant Not to Compete.

         (a) During the Non-competition Term (as defined below), Seller covenants that it shall not, either individually or as a partner, joint venturer, agent, consultant, shareholder or

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

equity owner of another Person, or otherwise, directly or indirectly, (i) participate in, engage in, or have a financial or management interest in any business operation of any enterprise if such business operation engages in the business of designing, manufacturing or marketing (1) industrial fiberglass fabric or (2) aramid fabric for use in the ballistics, composites or reinforced plastics markets as conducted by the Purchased Entities during the 12 months prior to Closing (for purposes of this Section 6.13, the "Business") anywhere in the world (the "Non-competition Area"); provided, however, that the Business shall not include the designing, manufacturing or marketing of spun yarns with fiberglass cores or fabrics from spun yarns with fiberglass cores,
(ii) solicit any other Person to engage in the Business in the Non-competition Area, or (iii) assist any other Person to engage in the Business in the Non-competition Area, (such activities described in clauses (i), (ii) and (iii) shall hereinafter collectively be referred to as "Engaging in Competition"); provided, however, that the direct or indirect ownership by Seller of an interest not constituting more than five percent (5%) in the aggregate of the outstanding voting capital stock in a corporation whose shares are traded on a recognized stock exchange or in the over-the-counter market shall not, of itself, constitute Engaging in Competition.

         (b) Seller covenants, during the Non-competition Term, (i) not to induce directly or indirectly any individual who is as of the date hereof, or was during the twelve (12) months prior to the date hereof, an employee of the Purchased Entities to leave the employ of the Purchased Entities or Purchaser or to refuse the employ of Purchaser and (ii) not to hire, without the consent of Purchaser, any of the persons listed in Section 6.13(b) of the Disclosure Schedule.

         (c) "Non-competition Term" means a period beginning on the Closing Date and continuing through and including the day before the fifth anniversary of the Closing Date. If during any calendar month within the Non-competition Term Seller is not in compliance with this Section 6.13, then Purchaser shall be entitled, among other remedies, to compliance by Seller with the terms of this
Section 6.13 for an additional number of days that equals the number of days during which such noncompliance occurred. The term "Non-competition Term" shall also include this additional period.

         (d) Seller hereby agrees that all restrictions in this Section 6.13, including, without limitation, those relating to duration and the restricted territory, are necessary and fundamental to the protection of the Business of Purchaser, and are reasonable and valid, and all defenses to the strict enforcement thereof by Purchaser are hereby waived by Seller.

     6.14 Perfection of Title. From the date hereof until the Closing, and except as otherwise provided in this Agreement, Seller shall cause the Company to execute, deliver or record such instruments of transfer or conveyance and take such other actions as may be necessary to vest in the Company (legally and of record) title to all of its owned assets and shall provide evidence satisfactory to Purchaser (and the Title Company, if applicable) of satisfaction of all Indebtedness and obligations secured by the Liens listed in
Section 6.14 to the Disclosure Schedule.

     6.15 Intercompany Transactions.

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

         (a) Except as set forth in Section 6.15(a) of the Disclosure Schedule, from the date hereof until the Closing, Seller shall cause all intercompany accounts to be maintained in accordance with and consistent with the past practices of Seller and its Affiliates in establishing and calculating intercompany accounts with the Purchased Entities and in the ordinary course of business. Except as set forth in Section 6.15(a) of the Disclosure Schedule, no intercompany transactions shall be entered into except in the ordinary course of business consistent with such past practice.

         (b) Any intercompany accounts (both investments and advances) between Seller, on the one hand, and the Purchased Entities, on the other hand, existing as of the Closing Date shall be eliminated and forgiven in all respects.

     6.16 Expenses.

         (a) Seller shall pay and hold Purchaser and the United States Purchased Entities harmless from all expenses incurred by the Purchased Entities and Seller in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation, all legal and accounting fees and brokers' and finders' fees; provided, however, that, if the Closing occurs, the Company shall reimburse Seller for fifty percent (50%) of the reasonable accounting fees incurred by Seller in connection with the preparation of the Audited Financials; and, provided further that, if the Closing fails to occur (other than primarily as a result of a breach by Seller or Fort Mill of any representation, warranty, covenant or agreement contained in this Agreement) Purchaser shall reimburse Seller for fifty percent (50%) of the reasonable accounting fees incurred by Seller in connection with the preparation of the Audited Financials.

         (b) Except as otherwise expressly provided in this Agreement, Seller, on the one hand, and Purchaser, on the other hand, shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation, all legal and accounting fees and brokers' and finders' fees; provided that the foregoing shall not limit any party's right to include such expenses in any claim for damages against any other party in breach of this Agreement; and, provided further, if the Closing occurs, the Company will bear any such expenses incurred by Purchaser or any of its equity owners (other than Seller); and, provided further, that if Purchaser does not make the Cash Election pursuant to Section 1.05, the Company shall bear no more than $10,000,000 of such expenses.

     6.17 Insurance. All insurance coverage and bonds listed in Section 2.19 of the Disclosure Schedule shall not be terminated, modified, amended or otherwise adjusted unless such termination, modification, amendment or adjustment shall not adversely affect any coverage of the United States Purchased Entities for covered events (i.e., occurrences or claims, as applicable) that have occurred (whether reported or unreported) prior to the Closing Date. In addition, Seller will not, nor will it permit any of its Affiliates to, take any action that would restrict the ability of the United States Purchased Entities to assert or maintain, or recover in respect of, claims under the policies listed in Section 2.19 of the Disclosure Schedule for claims asserted or occurrences prior to the Closing Date, it being understood, however, that, except as otherwise provided in Section 6.06, Purchaser and the United States Purchased Entities, and not Seller or any of its Affiliates, will be responsible to (i) directly pay third parties or reimburse Seller within 30 days for any and all costs incurred by Seller that will not be reimbursed to Seller by the insurance company with respect to any claim relating to the United States Purchased Entities, and (ii) pay any co-payment or self-insured portion associated with any insured or self-insured claim (including any claim under Seller's and the United States Purchased Entities' self-insured workers compensation programs, whether paid directly or through a third party administrator) relating to the United States Purchased Entities; provided, however, that, notwithstanding the foregoing, any amount that is payable by an insurance company (and not reimburseable to the insurance company by Seller) in respect of an individual claim under any insurance policy listed in Section 2.19 of the Disclosure Schedule for covered events (i.e., occurrences or claims prior to the Closing Date, as applicable) shall not be the responsibility of Purchaser or its Affiliates. Seller shall cooperate with Purchaser, and the United States Purchased Entities after the Closing Date in the processing of any insurance claims made by Purchaser and the United States Purchased Entities after the Closing Date.

     6.18 Further Assurances. From time to time after the Closing Date, without further consideration, the parties will execute and deliver such documents and take such actions as any other party may reasonably request in order to more effectively consummate the transactions contemplated hereby and, if Purchaser makes the Cash Election pursuant to Section 1.05, to vest in Purchaser title to the Shares.

     6.19 Management Shares. At the Closing, if Purchaser fails to make the Cash Election pursuant to Section 1.05, the Surviving Corporation shall issue to Management the Management Shares. If Purchaser makes the Cash Election, Purchaser will provide Management with the opportunity to invest in Purchaser in connection with the Closing.

     6.20 Transfer of Assets and Liabilities. Prior to the Closing, the assets and the liability accounts of the Company currently recorded on the books of Seller and set forth in Section 6.20 of the Disclosure Schedule shall be recorded on the books of the Company; provided however, that no asset or liability account recorded on the books of Seller other than those set forth in
Section 6.20 of the Disclosure Schedule shall be recorded on the books of the Company.

     6.21 Audited Financial Statements. Prior to the Closing, Seller shall prepare consolidated statements of financial position of Fort Mill as of December 30, 1995 and December 31, 1994, and the related statements of income and of cash flows for the fiscal years ended December 30, 1995, December 31, 1994, and January 1, 1994, in accordance with generally accepted accounting principles and in accordance with SEC rules and regulations (including required schedules) and Seller shall engage Deloitte & Touche to audit such statements in accordance with generally accepted auditing standards (the "Audited Financials"). The report of Deloitte & Touche on the Audited Financials shall be without limitation as to the scope of the audit. Seller shall deliver the Audited Financials and an unqualified and unmodified report of Deloitte & Touche with respect thereto to Purchaser no later than seven days after the date hereof. Seller shall use its reasonable best efforts to cause Deloitte & Touche to (i) make its work papers in respect of its audit of the Audited Financials available to Purchaser, and (ii) consent to the use of its report with respect to the Audited Financials, and, with appropriate compensation, prepare a similar report in respect of the Company and thereafter consent to the use of such report.

     6.22 Public Announcements. Prior to the Closing and except as may otherwise be required by law (in which case the party proposing to issue such publication or press release shall use reasonable efforts to consult in good faith with the other party before issuing any such publication or press release), the timing and content of all press releases and other public announcements and all announcements by the parties to the customers, suppliers or employees of the Company, the Subsidiaries, Interglas and Asahi relating to the transactions contemplated by this Agreement shall be determined jointly by Seller and Holdings.

     6.23 Transfer of Fort Mill's Assets and Liabilities. Seller and Fort Mill shall take, or cause to be taken, all actions necessary to insure that, on the Closing Date, Fort Mill has no assets other than the Company Shares and no liabilities of any nature whatsoever.

     6.24 Cash Transactions. Notwithstanding any provision of this Agreement to the contrary, the parties agree that this Agreement shall not prohibit the transfer of cash, via dividend or other distribution in respect of the Shares or in accordance with Seller's normal cash management practices, by or from any United States Purchased Entity to Seller prior to Closing, and that no such transfer shall constitute a breach of any provision of this Agreement.

     6.25 Delivery of Monthly Financial Statements. Prior to the Closing, Seller shall deliver, or cause to be delivered, to Purchaser Monthly Financial Statements for each fiscal month ending after the date of this Agreement within three days after the date on which such Monthly Financial Statements are prepared. Except as provided in Section 6.25 of the Disclosure Schedule, all Monthly Financial Statements delivered pursuant to this Section 6.25 shall be prepared in a manner consistent with past practice.

     6.26 Transfer of Real Property.

          (a) Seller shall cause fee simple title to the property described in
Section 6.26 of the Disclosure Schedule to be conveyed to the Company at or prior to the Closing, and all costs associated with such conveyance shall be borne by the Seller.

          (b) Prior to the Closing Date, Seller shall (i) assign, and otherwise transfer to the Company all of its right, title and interest in and to, the Lease dated July 12, 1989, between BFC Holding Company and Seller relating to the property located at 14063 Borate Street, Santa Fe Springs, California and
(ii) cause the Company to obtain a lease from Norfolk Southern Railway Company providing the Company with rights in respect of the encroachments described in
Section 2.10(a) of the Disclosure Schedule, which Lease shall be on economic terms substantially similar (taking into account inflation) to those set forth in that certain Lease effective as of May 1, 1985 between the Southern Railway Company and United Merchants & Manufacturing, Inc.

     6.27 Transfer of Intellectual Property Rights. Prior to or at the Closing, Seller shall transfer to the Company all of its right, title and interest in and to any and all Intellectual Property Rights used primarily by the Company, and Seller shall have executed and delivered the assignment set forth in Exhibit 6.27 hereto.

     6.28 Medical Insurance From and after the date hereof, Seller shall provide, at its sole cost and expense, medical benefits comparable to those provided under Seller's existing plan for the benefit of James E. Hendrix irrespective of whether Mr. Hendrix is employed by the Company or Springs until such time as Mr. Hendrix either becomes eligible for group medical coverage or for Medicare.


                                  ARTICLE VII

                                  TERMINATION

     7.01 Termination. This Agreement may be terminated and abandoned at any time prior to the Closing:

          (a) by the mutual consent of Seller, Fort Mill, Holdings and Purchaser;

          (b) by Seller and Fort Mill, if Purchaser or Holdings has breached in any material respect any material representation or warranty, or any covenant or agreement contained in this Agreement, and such breach has not been remedied within five business days after receipt of written notice from Seller specifying such breach and demanding that such breach be remedied;

          (c) by Purchaser and Holdings, if Seller or Fort Mill has breached in any material respect any material representation or warranty, or any covenant or agreement contained in this Agreement, and such breach has not been remedied within five business days after receipt of written notice from Holdings specifying such breach and demanding that such breach be remedied;

          (d) by either Seller and Fort Mill or Purchaser and Holdings, in the event the Closing has not occurred on or before April 26, 1996 (the "Cut-Off Date"), unless the failure of such consummation shall be due to a breach of any representation or warranty made by the party seeking to terminate this Agreement or the failure of such party to comply in all material respects with the agreements and covenants contained herein to be performed by such party on or before the Cut-Off Date;

          (e) by either Seller and Fort Mill or Purchaser and Holdings in the event any Governmental Body shall have issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such Order or other action shall have become final and nonappealable;

          (f) by Purchaser and Holdings at any time prior to March 30, 1996 if the results of Purchaser's and its advisors' due diligence investigations of each of Interglas and Asahi (including but not limited to legal, environmental, financial and accounting due diligence investigations of each of Interglas and Asahi) are not satisfactory to Purchaser in its sole discretion; or

          (g) by Purchaser and Holdings at any time prior to March 11, 1995 if Purchaser shall have received the Audited Financials in accordance with Section
6.21 and such Audited Financials are different in any significant respect from the Draft Audited Financials (other than due to the incorporation of Purchaser's comments), or, if such Audited Financials are different in any significant and adverse respect from the Draft Audited Financials, regardless of whether such difference is due to the incorporation of Purchaser's comments; provided, however if Seller fails to deliver the Audited Financials to Purchaser on or before February 23, 1996, this termination right shall be extended by one day for each day after February 23, 1996 that such Audited Financials remain undelivered.

     7.02 Procedure and Effect of Termination. In the event of the termination and abandonment of this Agreement by Seller or Purchaser pursuant to Section
7.01 hereof, written notice thereof shall forthwith be given to the other party. If the transactions contemplated by this Agreement are terminated as provided herein, this Agreement shall become void and of no further force and effect, except for the provisions of Section 6.16 relating to expenses and
Section 6.22 relating to publicity and except that such termination shall not relieve any party then in breach of any representation, warranty, covenant or agreement contained in this Agreement from liability in respect of such breach.


                                  ARTICLE VIII

                                INDEMNIFICATION



     8.01 Indemnification. Claims, obligations, liabilities, covenants and representations with respect to income Taxes shall be governed solely by the terms of Section 6.04 (and not this Section 8.01). Claims, obligations, liabilities, covenants and representations with respect to all other Taxes shall be governed by this Section 8.01.

          (a) Indemnification by Seller. Subject to the limits set forth in this Section 8.01, Seller agrees to indemnify, defend and hold Holdings, Purchaser and the United States Purchased Entities, and their respective officers, directors, agents and Affiliates (not including Seller) (collectively, the "Purchaser Indemnitees"), harmless from and in respect of any and all losses, damages, costs, fines, penalties, fees, lost profits of the United States Purchased Entities, amounts paid in settlement and reasonable expenses (including, without limitation, reasonable expenses of investigation, attorney's fees, enforcement of this Agreement, defense fees, witness fees, court costs and disbursements of counsel and other professionals) (collectively,"Damages") that any of them may incur arising out of or due to any of the following:

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
               (i) the inaccuracy of any representation or the breach of any warranty made by Seller, Fort Mill or the Company in this Agreement or any certificate delivered pursuant to this Agreement;

               (ii) the breach of any covenant, undertaking or agreement of Seller contained in this Agreement (other than breaches of the representations and warranties contained in Article II);

               (iii) any liability or obligation arising with respect to (A) any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) at any time maintained or contributed to by (or required to be maintained or contributed to by) any ERISA Affiliate (excluding any liability or obligation relating to employment with a United States Purchased Entity, unless such liability or obligation is caused by an error or omission of any ERISA Affiliate other than a United States Purchased Entity, and such liability or obligation has not been expressly assumed by Purchaser pursuant to Section 6.06 of this Agreement), or (B) any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) (including any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA)) that is subject to the requirements of
     Section 302 of ERISA or Section 412 of the Code at any time on or prior to the Closing Date maintained or contributed to by (or required to be maintained or contributed to by) the United States Purchased Entities or any ERISA Affiliate;

               (iv) (A) all matters set forth in Section 8.01(a)(iv)(A) of the Disclosure Schedule (provided that Seller shall have no obligation to indemnify Purchaser with respect to any matter on such Schedule which is not designated with an asterisk (*) unless Purchaser incurs an investigatory, corrective or remedial obligation, or receives a third party claim, demand or notice, with respect to such matter, and so notifies Seller in writing pursuant to Section 8.02(c) hereof, within 10 years after the Closing Date (it being understood and agreed that such 10 year limitation shall not apply to matters designated with an asterisk on such Schedule)) and (B) any offsite (i.e. at a location other than a property of facility of the Purchased Entities) treatment, storage, disposal or management of hazardous substances (or any arrangement for such offsite treatment, storage, disposal or management) on or prior to the Closing Date by or attributed to Seller or the United States Purchased Entities (provided that Seller shall have no obligation to indemnify Purchaser with respect to any such matter attributed to the United States Purchased Entities (other than the matters set forth in Section 2.17 of the Disclosure Schedule under the heading "Superfund Sites") unless Purchaser incurs an investigatory, corrective or remedial obligation, or receives a third party claim, demand or notice, with respect to such matter, and so notifies Seller in writing pursuant to Section 8.02(c) here of, within 20 years after the Closing Date (it being understood and agreed that such 20 year limitation shall not apply to the matters set forth in
     Section 2.17 of the Disclosure Schedule under the heading "Superfund Sites")) ;

               (v) any liability or obligation of Fort Mill (A) related to the conduct of any business of any nature whatsoever (other than in respect of it acting as

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
     sole shareholder of the Company) at any time prior to the Closing or (B) imposed on Fort Mill as the result of facts or circumstances (other than the ownership of the Company Shares) existing prior to the Closing;

               (vi) any liability or obligation arising out of or resulting from the Company's prior ownership interest in ABAEI or Clark Schwebel Distribution Corp.; and

               (vii) any liability or obligation resulting from the United States Purchased Entities' affiliation (whether as a subsidiary, combined, consolidated or unitary group member or otherwise) on or before the Closing Date with any other Person (including, without limitation, Seller).

Purchaser's knowledge prior to the Closing of any inaccuracy or breach of any representation, warranty or covenant made or to be performed by Seller, Fort Mill or the Company under this Agreement shall not in any way limit or affect the Purchaser Indemnitees' rights to indemnification under this Section 8.01(a) if the Closing occurs; provided, however, that if Purchaser or the Company Executives have actual knowledge prior to the Closing of facts and circumstances that would constitute a breach of the representation and warranty contained in Section 2.11 stating that there is no Basis for a specified consequence but which actual knowledge would not constitute a breach of any other representation or warranty contained in Section 2.11 or any other section of this Agreement, then the Purchaser Indemnitees shall not be entitled to indemnification under this Section 8.01(a) with respect to such breach. In addition, Purchaser agrees that it will not conduct investigations of the matters set forth in Section 8.01(a)(iv)(A) of the Disclosure Schedule for the purpose of triggering coverage under this indemnity, however, Seller acknowledges that Purchaser may conduct any environmental investigation which is, in the reasonable judgment of Purchaser, consistent with prudent environmental management practices.

     (b) Indemnification by Purchaser.  Subject to the limits set forth in this
Section 8.01, Purchaser agrees to indemnify, defend and hold Seller, its officers, directors, agents and Affiliates, harmless from and in respect of any and all losses, damages, costs, fines, penalties, fees, lost profits of Seller, amounts paid in settlement and reasonable expenses (including, without limitation, reasonable expenses of investigation, attorney's fees, enforcement of this Agreement, defense fees, witness fees, court costs and disbursements of counsel and other professionals) that they may incur arising out of or due to
(i) any inaccuracy of any representation or the breach of any warranty made by Holdings in this Agreement or in any certificate delivered pursuant to this Agreement, (ii) the breach of any covenant, undertaking or other agreement of Purchaser or Holdings contained in this Agreement or (iii) the operations of the United States Purchased Entities after the Closing Date to the extent they do not arise out of a breach of Seller's representations and warranties in, or a default in the performance of any of Seller's covenants under, this Agreement. Seller's knowledge prior to the Closing of any inaccuracy or breach of any representation, warranty or covenant made or to be performed by Purchaser under this Agreement shall not in any way limit or affect Seller's right to indemnification under this Section 8.01(b) if the Closing occurs.

     (c) Survival of Representations and Warranties. The several representations and warranties of the parties contained in this Agreement or in any certificate delivered pursuant hereto will survive the Closing Date and will remain in full force and effect thereafter until twenty-four months after Closing; provided, however, that (i) the representations and warranties contained in Sections 2.02, 2.03, 2.04, 2.06, 2.13, 2.20, 2.22, 3.02, 3.03,
3.04, and 3.05 shall survive indefinitely, (ii) the representations and warranties contained in Section 2.17 shall survive for five years, (iii) if Purchaser makes the Cash Election pursuant to Section 1.05, the representations and warranties contained in Sections 3.06 and 3.07 shall not survive the Closing Date, (iv) the representations and warranties contained in Sections 2.07, 2.08 and 2.09, to the extent such representations and warranties relate to Interglas or Asahi, shall not survive the Closing Date and (v) the representations and warranties contained in Sections 2.05, 2.11(c) and 2.12, to the extent such representations and warranties relate to the knowledge of the Company Executives, shall not survive the Closing Date; and, provided further, that all such representations or warranties that survive the Closing Date shall survive beyond such period with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such applicable period in accordance with Section 8.01(d) or 8.02(c) hereof. Anything to the contrary contained herein notwithstanding, the Purchaser Indemnitees shall not be entitled to recover from Seller pursuant to Section 8.01(a)(i) of this Agreement (1) unless each claim for Damages pursuant to Section 8.01(a)(i) resulting from a single inaccuracy or breach is for Damages that Purchaser would be entitled to be indemnified for hereunder but for the limitations contained in this sentence equal to or in excess of $100,000 (the "Minimum Claim Amount"); provided that for purposes of this clause (1) all claims for Damages arising out of the same facts or events resulting in such inaccuracy or breach shall be treated as a single claim, and (2) unless and until the total of all claims for Damages pursuant to Section 8.01(a)(i) that satisfy the Minimum Claim Amount exceeds $1,500,000 (the "Basket") and then, once the Basket has been exceeded, the Purchaser Indemnitees shall be entitled to recover from Seller the amount by which all such claims included in the Basket exceed in the aggregate $1,500,000; provided, however, that the preceding limitations shall not apply to claims for Damages with respect to any inaccuracy or breach of any representations and warranties set forth in Sections 2.02, 2.03, 2.04, 2.06, 2.13 (to the extent relating to income
Taxes), 2.20 or 2.22 of this Agreement or claims for Damages under clauses
(ii), (iii), (iv), (v), (vi) or (vii) of Section 8.01(a), regardless of whether such indemnity obligations relate to matters covered by representations and warranties that are subject to the limitations expressed in this sentence. For purposes of Section 8.01(a)(i), any requirement in any representation or warranty that an event or fact be material in order for such event or fact to constitute a misrepresentation or breach of such representation or warranty shall be ignored. The Minimum Claim Amount and the Basket shall also apply with respect to Seller's claims for indemnification pursuant to Section 8.01(b)(i) in the same manner as described above: provided, however, that such limitations shall not apply to claims for Damages with respect to any inaccuracy or breach of any representations and warranties set forth in Sections 3.02, 3.03, 3.04, 3.05, or 3.07 of this Agreement

     (d) Notice and Opportunity to Defend.


               (i) If there occurs an event which a party asserts is an indemnifiable event pursuant to Section 8.01(a) or 8.01(b), the party seeking indemnification shall notify the other party or parties obligated to provide indemnification (the "Indemnifying Party") promptly upon its determination to seek indemnification; provided, however, that no delay on the part of the party seeking indemnification in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent that) the Indemnifying Party was damaged by such delay.

               (ii) If such event involves any claim or the commencement of any action or proceeding by a third person, the party seeking indemnification will give such Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding; provided, however, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that the Indemnifying Party was damaged by such delay. In case any such action shall be brought against any party seeking indemnification and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and may elect, within fifteen (15) days of receiving such notice, to assume the defense thereof, with counsel reasonably satisfactory to such party seeking indemnification (provided that the Indemnifying Party shall only be entitled to assume the defense of such action (A) to the extent that the action seeks only money damages from, and not injunctive or other equitable relief against, such party seeking indemnification, (B) if the Indemnifying Party first acknowledges in writing to the party seeking indemnification that the party seeking indemnification is entitled to indemnification under this Section 8.01 with respect to such matter, and
     (C) upon giving effect to the provisions of this Section 8.01, the Indemnifying Party would be responsible for a majority of the damages or liability in respect of such action) and, after notice from the Indemnifying Party to such party seeking indemnification of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the party seeking indemnification hereunder for any legal expenses of other counsel or any other expenses subsequently incurred by such party in connection with the defense thereof. The party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. The party seeking indemnification shall have the right to participate at its own expense in the defense of such asserted liability. No settlement shall be effected by the Indemnifying Party without the consent of the party seeking indemnification (which consent shall not be unreasonably withheld) unless, in connection with such settlement, the party seeking indemnification is fully and unconditionally released from such asserted liability (without any liability for payment) and the settlement does not contain other terms or conditions that are adverse to the interests of the party seeking indemnification. No settlement shall be effected by a party seeking indemnification without the consent of the Indemnifying Party, such consent not to be unreasonably withheld, unless the party seeking indemnification would be liable for at least fifty percent of any payments due pursuant to the terms of such settlement.

     8.02 Environmental Indemnification Procedures.

     (a) Notwithstanding anything in this Agreement to the contrary, the indemnification procedures in this Section 8.02 shall apply to any claim for indemnification arising under Section 8.01(a)(iv) hereof and any claims arising under Section 8.01(a)(i) hereof for indemnification with respect to a breach of the representations and warranties set forth in Section 2.17 (collectively "Environmental Claims").

     (b) Any Environmental Claim which is of the nature of a third party claim shall also be governed by the procedures set forth in Section 8.01(d) hereof. In the event of any inconsistency between such procedures and the procedures set forth in this Section 8.02, the procedures set forth in this Section 8.02 shall govern.

     (c) Purchaser shall notify the Indemnifying Party in writing promptly after learning of the existence of any Environmental Claim, which notice shall describe in reasonable detail the claim, the amount thereof (if known and quantifiable), and a reasonably detailed description of the facts giving rise to such claim; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of their obligations hereunder except to the extent of (and only to the extent of) any actual prejudice to the Indemnifying Party. Timely notice shall be deemed given, and the Indemnifying Party shall be deemed to have assumed Principal Management under this Section 8.02, with respect to the matters so designated by an asterisk (*) on Schedule 8.01(a)(iv)(A) hereof. "Principal Management" means the authority to direct the handling of the subject matter of the Environmental Claim, including, without limitation, selection of consultants, contractors, experts or advisors; evaluation, selection and implementation of remedial measures; and negotiations with or challenges to any governmental agencies and third parties.

     (d) Upon assertion of an Environmental Claim, the Indemnifying Party shall be entitled to assume Principal Management of the subject matter of the Environmental Claim. To assume Principal Management, the Indemnifying Party must notify Purchaser within thirty days (or such other period as the parties may agree to in writing or such shorter period as is demanded due to exigent circumstances) of said notice that they intend to assume Principal Management. To assume Principal Management, the Indemnifying Party must also in such notice first acknowledge in writing its obligation to indemnify Purchaser with respect to the Environmental Claim. In the event the Indemnifying Party does not undertake Principal Management, Purchaser shall assume Principal Management of the subject matter of the Environmental Claim.

     (e) In the event an Indemnifying Party undertakes Principal Management with respect to an Environmental Claim, Purchaser shall be entitled, at its sole cost and expense, to reasonably participate in the management of such Environmental Claim. Such participation shall include, without limitation: (i) receiving copies of all reports, work plans and analytical data submitted to governmental agencies, all notices or other letters or documents received from governmental agencies, any other documentation and correspondence materially bearing to the Environmental Claim, and notices of material meetings; (ii) the opportunity to attend and participate in such material meetings; (iii) the right of reasonable consultation with the party exercising Principal Management; and (iv) the right to approve any material action relating to the Environmental Claim (which approval shall not be unreasonably withheld).

     (f) In the event an Indemnifying Party undertakes Principal Management with respect to any Environmental Claim, the Indemnifying Party shall, upon reasonable notice to Purchaser, have reasonable access to the relevant Purchased Entity property or facility. The Indemnifying Party shall undertake all activities that it conducts or coordinates hereunder in a manner which does not unreasonably interfere with the day-to-day operation of such facility.

     (g) The party undertaking Principal Management hereunder for any matter shall manage the matter in good faith and in a responsible manner, and any activities conducted in connection therewith shall be undertaken promptly and concluded expeditiously using commercially reasonable efforts, subject to the schedules and approvals required by the applicable Governmental Authorities. The parties agree to reasonably cooperate with one another in connection with addressing any Environmental Claim. Either party may take such action as is reasonable under the circumstances to respond to an actual or threatened emergency or imminent endangerment situation arising from an Environmental Claim, and if such action is taken by the party that has not undertaken Principal Management for such Environmental Claim hereunder, the costs of such action shall be included as part of the Environmental Claim.

     (h) The adequacy of any action with respect to an Environmental Claim shall be evaluated using the following criteria. Such action shall be deemed adequate for purposes of satisfying the obligations hereunder to the extent such action:

          (i) Attains compliance with applicable Environmental and Safety Requirements, including without limitation, all action levels or cleanup standards promulgated thereunder, and any lawful order or directive of an appropriate Governmental Authority;

          (ii) Mitigates any significant risk to human health or the environment; and

          (iii) Does not interfere with operations at the affected property or facility.

Without limiting the generality of the foregoing and solely with respect to any matter set forth on Disclosure Schedule Section 8.01(a)(iv)(A), Seller's obligation to conduct remedial or corrective action will be deemed satisfied upon Seller's receipt of, and delivery to Purchaser of, written determination(s) from all governmental agencies with jurisdiction over such matter that no further action on the matter is required (which satisfaction shall be subject to any conditions placed by such agencies on such determinations and shall not limit Seller's obligation to indemnify Purchaser for other Damages arising out of or due to such matters provided Purchaser notifies Seller pursuant to Section 8.02(c) of an Environmental Claim with respect to any such other Damages prior to the later of (i) 10 years after the Closing Date and (ii) 5 years after Purchaser's receipt from Seller of the last of such determinations).

     (i) If, after the Indemnifying Party has elected to assume Principal Management of an Environmental Claim, a dispute arises with respect to the management, investigation or remediation of such Environmental Claim, the parties agree to negotiate in good faith in an attempt to resolve such dispute. In the event such dispute cannot be resolved within twenty days of written notice of a dispute (or such shorter period as exigent circumstances may warrant), the parties shall select within fourteen days thereafter (or such shorter period as exigent circumstances may warrant) a mutually satisfactory technical consultant, lawyer, or other person (the "Environmental Arbitrator"), who shall review the information relevant to the dispute provided by the parties. If an Environmental Arbitrator cannot be agreed upon within the aforesaid period, the parties shall direct the Center for Public Resources, New York, New York, to immediately provide a list of six potential arbitrators. From the list provided, each part shall have the opportunity to strike one name, and the Center for Public Resources shall appoint the Environmental Arbitrator from the remaining names. The Environmental Arbitrator shall, and within thirty days (or such shorter period as exigent circumstances may warrant) render a decision binding upon the parties hereto (absent mutual agreement of the parties to an alternate resolution) and the parties may enforce any final determination of the Environmental Arbitrator in any court of competent jurisdiction. There shall be no appeal from or reexamination of such final determination except for fraud, perjury, evident partiality or misconduct by the Environmental Arbitrator prejudicing the rights of any party, and to correct manifest errors. Any fees charged by the Environmental Arbitrator shall be allocated as determined by the Environmental Arbitrator between Purchaser and the Indemnifying Party. In making its determination, the Environmental Arbitrator shall be bound by the standards set forth in this Section 8.02.


                                   ARTICLE IX

                                 MISCELLANEOUS

     9.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "ABAEI" means American Body Armor and Equipment, Inc.

          "Accountant" has the meaning set forth in Section 6.04(f).

          "Action" means any action, suit, or legal, administrative or arbitral proceeding or investigation before or by any Governmental Body.

          "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with that Person.

          "Affiliated Group" means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law).

          "Agreement" has the meaning set forth in the preface.

          "Another Transaction" has the meaning set forth in Section 6.11.

          "Approved Budget" means the Company's budget for 1996 (including the capital expenditure budget) which is attached hereto as Exhibit A.

          "Asahi" means Asahi-Schwebel Co., Ltd., a Japanese corporation.

          "Audited Financials" has the meaning set forth in Section 6.21.

          "Balance Sheet" means the unaudited consolidated statement of financial position of Fort Mill as of December 30, 1995 included in the Draft Audited Financials set forth in Section 2.05 of the Disclosure Schedule.

          "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that is, as of the date of determination, the primary cause of any specified loss, injury or damage, provided that such loss, injury or damage occurred on or prior to the date hereof.

          "Basket" has the meaning set forth in Section 8.01(c).

          "Business" has the meaning set forth in Section 6.13(a).

          "Cash Election" has the meaning set forth in Section 1.05(a).

          "Cash Payment" has the meaning set forth in Section 1.04(b).

          "Cash Purchase Price" means $192,750,000 less the amount of Indebtedness outstanding on the Closing Date under the capital leases listed in
Section 5.13 of the Disclosure Schedule (subject to adjustment pursuant to Section 1.06).

          "Certificate of Merger" has the meaning set forth in Section 1.01(b).

          "Closing" has the meaning set forth in Section 1.03.

          "Closing Date" has the meaning set forth in Section 1.03.

          "Closing Date Working Capital Statement" has the meaning set forth in
Section  1.06(a).

          "Closing Working Capital Amount" means the amount shown next to the line item for "Closing Working Capital Amount" on the Closing Date Working Capital Statement under the heading "Balance at Closing" or such other amount as is finally determined in accordance with the provisions of Section 1.06(b).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" means the Surviving Corporation's common stock, par value $.01 per share.

          "Common Stock Equivalents" means rights, warrants, options, convertible securities, or exchangeable securities, exercisable for convertible into, directly or indirectly, Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of future events.

          "Company" means Clark-Schwebel, Inc., a Delaware corporation.

          "Company Common Stock" has the meaning set forth in Section 2.02(b).

          "Company Executives" means William Bennison, Donald Burnette and Richard Wolfe.

          "Company Shares" has the meaning set forth in Section 2.02(b).

          "Confidential Information" means any confidential or proprietary information regarding any of the Purchased Entities, their assets or their operations which is not generally available to the public.

          "Confidentiality Agreement" means the Confidentiality Agreement dated March 18, 1995 between Seller and Vestar.

          "Continuing Employees" has the meaning set forth in Section 6.06(a)
(i).

          "Cut-Off Date" has the meaning set forth in Section  7.01(d).

          "Damages" has the meaning set forth in Section 8.01(a).

          "Disclosure Schedule" has the meaning set forth in Section 2.01.

          "Draft Audited Financials" has the meaning set forth in Section
2.05(a).

          "Effective Time" has the meaning set forth in Section 1.01(b).

          "Employee Plan" has the meaning set forth in Section 2.14(a).

          "Encumbrances" has the meaning set forth in Section 1.05(a).

          "Engaging in Competition" has the meaning set forth in Section 6.13
(a).

     "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law in each case concerning worker health and safety and pollution or protection of the environment, all as now in effect.

     "Environmental Claims" has the meaning set forth in Section 8.02(a).

     "Environmental Lien" means a Lien, either recorded or unrecorded, in favor of any governmental entity, relating to any liability arising under Environmental and Safety Requirements.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 2.14(a).

     "Estimated Working Capital Amount" means $50,000,000.

     "Evaluation Material" has the meaning assigned to such term in the Confidentiality Agreement.

     "Exempt Contracts" means purchase orders entered into by the Company in the ordinary course of business consistent with past practice (other than purchase orders for yarn) and sales orders entered into by the Company in the ordinary course of business consistent with past practice which involve consideration of less than $500,000.

     "Financing" has the meaning set forth in Section 5.10.

     "Foreign Financials" has the meaning set forth in Section 2.05(b).

     "Foreign Plans" has the meaning set forth in Section 2.14(f).

     "Fort Mill" has the meaning set forth in the preface.

     "Fort Mill Common Stock" means the common stock, par value $1.00 per share, of Fort Mill.

     "Fully-Diluted Common Stock" means, as of the close of business on the Closing Date after giving effect to the transactions contemplated by this Agreement, the number of shares of Common Stock then-outstanding plus all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding Common Stock Equivalents.

     "Governmental Body" means any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or regulatory or political subdivision thereof, or any federal, state or foreign court or arbitrator.

     "Holdings" has the meaning set forth in the preface.

     "Holdings Common" means 7,000 shares of Common Stock less the Management Shares.

     "Holdings Series B" means 1,000 shares of Series B Preferred Stock.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Income Taxes" means all Taxes imposed on or measured by net income, including any minimum tax or alternative minimum tax and franchise tax based on income, and any interest, penalties or additions attributable to any such Income Taxes.

     "Indebtedness" of any Person at any date means without duplication (a) all indebtedness of such Person for borrowed money (including without limitation accrued interest) or for the deferred purchase price of property or services which, in accordance with generally accepted accounting principles, would be required to be shown as a liability on the face of a balance sheet of such Person on such date (other than trade liabilities, accrued expenses and liabilities and deferred payments to employees or former employees for services rendered, in each case to the extent incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under capitalized lease obligations, (d) all obligations of such Person in respect of bankers' acceptances issued or created for the account of such Person, (e) all obligations of such Person in respect of letters of credit issued for the account of such Person, (f) all guarantees of such Person of any indebtedness or obligations of any other Person of the types referred to in the preceding clauses (a) through (e), and (g) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (f) secured by any Lien on any property owned by such Person to the extent attributable to such Person's interest in such property, even though such Person has not assumed or otherwise become liable for the payment thereof but excluding customer deposits and interest payable thereon in the ordinary course of business.

     "Indemnifying Party" has the meaning set forth in Section 8.01(d)(i).

     "Industrial Revenue Bond Obligation" means the $5,850,000 Development Authority of White County Industrial Development Refunding Revenue Bonds (Clark-Schwebel Fiber Glass Corporation Project) (Springs Industries, Inc. - Guarantor), Series 1992.

     "Intellectual Property Rights" means all of the following owned by, issued to or licensed to or used by the Company or any of the Subsidiaries and any and all corresponding rights that, now or hereafter, may be secured throughout the world: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissues, continuations, continuations-in-part, revisions, extensions or reexaminations thereof; (ii) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all goodwill associated therewith (including, but not by way of limitation, the use of the current corporate name and trade name(s) listed in Section 2.15(a) of the Disclosure Schedule and all translations, adaptations, derivations and combinations of the foregoing);
(iii) copyrights and copyrightable works; mask works; and registrations, applications and renewals for any of the foregoing; (iv) trade secrets and confidential information (including, but not by way of limitation, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and accounting data, business and marketing plans, and customer and supplier lists and related information); (v) computer software (including, but not by way of limitation, data, data bases and documentation); and (vi) all copies and tangible embodiments of the foregoing (in whatever form or medium), in each case including, but not by way of limitation, the items set forth in Section 2.15(a) of the Disclosure Schedule attached hereto.

     "Interglas" means CS Interglas AG, a German corporation.

     "IRS" has the meaning set forth in Section 2.14(c).

     "Law" means any law, statute, code, ordinance, rule, regulation or other requirement of any Governmental Body.

     "Leased Property" has the meaning set forth in Section 2.10(b).

     "Leases" has the meaning set forth in Section 2.10(b).

     "Lien" means any mortgage, pledge, lien, charge, security interest, adverse claim, option, right, restriction on transfer or other encumbrance of any nature.

     "Management" means certain members of management of the Purchased Entities as determined by Purchaser in its sole discretion.

     "Management Shares" means the number of shares of Common Stock and/or options to acquire a number of shares of Common Stock determined by Purchaser in its sole discretion to be issuable to Management on the Closing Date, which number of shares of Common Stock shall not constitute less than 12.5% nor more than 15% of the Fully-Diluted Common Stock.

     "Minimum Claim Amount" has the meaning set forth in Section 8.01(c).

     "Monthly Financial Statements" means, with respect to any fiscal month, an unaudited balance sheet of the Company for such month and the unaudited statement of operations of the Company for the number of months of the fiscal year then-ended.

     "Non-competition Area" has the meaning set forth in Section 6.13(a).

     "Non-competition Term" has the meaning set forth in Section 6.13(c).

     "Objection Period" has the meaning set forth in Section 1.06(b).

     "Objectionable Position" has the meaning set forth in Section 6.04(k)(i).

     "Operating Agreement" has the meaning set forth in Section 1.03(a)(ii).

     "Order" means any order, judgment, injunction, award, decree or writ of any Governmental Body.

     "Owned Property" has the meaning set forth in Section 2.10(a).

     "Permitted Liens" means easements, covenants, conditions, and restrictions, including any zoning or other governmentally established restrictions or encumbrances which do not materially interfere with the present conduct of the business of the Company and the Subsidiaries or the use, occupancy, enjoyment or value of, or the marketability of title to the Real Property.

     "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

     "Pre-Closing Portion" has the meaning set forth in Section 6.04(e).

     "Prime Rate" means the base rate of interest that Purchaser's lender charges its corporate customers, as publicly announced from time to time.

     "Proceeds Sharing Provisions" has the meaning set forth in Section 1.03(a)(ii).

     "Purchased Entities" means Fort Mill, the Company, the Subsidiaries, Interglas and Asahi.

     "Purchaser" has the meaning set forth in the preface.

     "Purchaser Common Stock" means the common stock, par value $.01 per share, of Purchaser.

     "Purchaser Indemnitees" has the meaning set forth in Section 8.01(a).

     "Purchaser's Defined Contribution Plan" has the meaning set forth in
Section  6.06(c)(ii).

     "Purchaser's Life and Disability Plan" has the meaning set forth in
Section 6.06(f)(i).

     "Purchaser's Medical Plan" has the meaning set forth in Section
6.06(d)(i).

     "Purchaser's Retiree Medical Plan" has the meaning set forth in Section 6.06(e)(i).

     "Real Property" means the Owned Property and the Leased Property.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Securityholders Agreement" has the meaning set forth in Section 1.03(a)(iii).

     "Seller" has the meaning set forth in the preface.

     "Seller Common" has the meaning set forth in Section 1.04(b).

     "Seller's Affiliated Group" means an Affiliated Group of which Seller is or has been the common parent, and any analogous group under state, local or foreign law which consists or consisted of Seller and an Affiliate of Seller.

     "Seller's Basic Disability Plan" has the meaning set forth in Section 6.06(f)(i).

     "Seller's Defined Contribution Plan" has the meaning set forth in Section 6.06(c)(i).

     "Seller's Excess Disability Plan" has the meaning set forth in Section 6.06(f)(i).

     "Seller's Life and Disability Plan" has the meaning set forth in Section 6.06(f)(i).

     "Seller's Medical Plan" has the meaning set forth in Section 6.06(d)(i).

     "Seller's Retiree Medical Plan" has the meaning set forth in Section 6.06(e)(i).

     "Seller Series A" has the meaning set forth in Section 1.04(b).

     "Series A Preferred Stock" means the Series A Preferred Stock, par value $.01 per share, issued by the Surviving Corporation and having the terms set forth in the Certificate of Designations.

     "Series B Preferred Stock" means the Series B Preferred Stock, par value $.01 per share, issued by the Surviving Corporation and having the terms set forth in the Certificate of Designations.

     "Shares" means 100 shares of Fort Mill Common Stock.

     "Subsidiary" means any Person of which at least 50% of the outstanding shares, partnership interests, or other equity interests having ordinary voting power for the election of directors or comparable managers of such Person are owned, directly or indirectly, by the Company, any one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries of the Company.

     "Subsidiary Common Stock" has the meaning set forth in Section 2.02(b).

     "Subsidiary Shares" has the meaning set forth in Section 2.02(b).

     "Surviving Corporation" has the meaning set forth in Section 1.01(a).

     "Tax" means any (A) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (B) liability of any Purchased Entity for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (C) liability of any Purchased Entity for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

     "Tax Increase" has the meaning set forth in Section 6.04(j).

     "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with (i) the determination, assessment or collection of Taxes of any party or (ii) the administration of any laws, regulations or administrative requirements relating to any Taxes.

     "Tax Savings" has the meaning set forth in Section 6.04(j).

          "Tech-Fab" has the meaning set forth in Section 5.09(b).

          "Tenant" has the meaning set forth in Section 2.10(b).

          "Title Company" has the meaning set forth in Section 5.12(a).

          "Transfer Date" has the meaning set forth in Section 6.06(c)(iii).

          "Transition Date" has the meaning set forth in Section 6.06(c)(i).

          "Transition Time" means 12:01 a.m. on the day immediately following the Closing Date.

          "Unaudited Balance Sheets" has the meaning set forth in Section
2.05(b).

          "United States Purchased Entities" means Fort Mill, the Company and the Subsidiaries.

          "Vestar" means Vestar Equity Partners, L.P., a Delaware limited partnership.

          "WARN Act" has the meaning set forth in Section 6.05.

          "Working Capital Projection" has the meaning set forth in Section 1.06(a).

     9.02 Governing Law. This Agreement shall be construed under and governed by the laws of the State of New York without regard to the conflicts of laws provisions thereof.

     9.03 Amendment. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     9.04 No Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto; provided that Purchaser may assign all of its rights and obligations hereunder to any Affiliate of Purchaser without the consent of Seller or Fort Mill; and, provided further, that Purchaser may assign any or all of its rights hereunder, without the consent of Seller or Fort Mill (i) to any lender providing financing to Purchaser or its Affiliates, and (ii) following the Closing, in connection with any sale of all or substantially all of the assets, capital stock or business of Purchaser (whether effected by sale, exchange, merger, consolidation or other transaction).

     9.05 Waiver; Liability. Any of the terms or conditions of this Agreement which may be lawfully waived may be waived in writing at any time by each party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. None of the officers or directors of any of the parties to this Agreement shall be personally liable for breaches of any representation, warranty or covenant contained in this Agreement.

     9.06 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery, by telex, telecopier or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

     If to Purchaser, Holdings or the Surviving Corporation:


                Clark-S Acquisition Corporation
                c/o Vestar Equity Partners
                245 Park Avenue, 41st Floor
                New York, New York  10167
                (212) 808-4922 (telecopier)
                (212) 949-6500 (telephone)
                Attention:      Sander  M. Levy

           with a copy to:

                Kirkland & Ellis
                655 Fifteenth Street, N.W., Suite 1200
                Washington, D.C.  20005
                (202) 879-5200 (telecopier)
                (202) 879-5040 (telephone)
                Attention:      Jack M. Feder, Esq.

           If to Seller:

                Springs Industries, Inc.
                205 North White Street
                Fort Mill, South Carolina  29715
                (803) 547-3766 (telecopier)
                (803) 547-3755 (telephone)
                Attention:      General Counsel

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

     9.07 Complete Agreement. This Agreement, the Confidentiality Agreement (it being agreed that the Confidentiality Agreement shall be terminated on and as of the Closing Date) and the other documents and writings referred to herein, delivered pursuant hereto or executed and delivered concurrent with the execution and delivery hereof, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.08 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     9.09 Headings. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.10 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     9.11 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.



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[SIGNATURE PAGE FOLLOWS]

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





     IN WITNESS WHEREOF, each of Seller, Fort Mill, Holdings, and Purchaser have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

SPRINGS INDUSTRIES, INC.


By:      /s/Walter Y. Elisha
   -----------------------------------
   Name:  Walter Y. Elisha
   Title: Chief Executive Officer


FORT MILL A INC.


By:    /s/Stephen P. Kelbley
   -----------------------------------
   Name:  Stephen P. Kelbley
   Title: Chairman and President


CLARK-S ACQUISITION CORPORATION



By:    /s/Sander M. Levy
   -----------------------------------
   Name:  Sander M. Levy
   Title: President


VESTAR/CS HOLDING COMPANY, L.L.C.



By:    /s/Sander M. Levy
   -----------------------------------
   Name:  Sander M. Levy
   Title: CEO

                          ASSIGNMENT AND ACCEPTANCE
                              Dated March 31, 1995


     Reference is made to the Credit Agreement dated as of March 31, 1995 (together with all amendments and modifications thereto, the "Credit Agreement") among Springs Industries, Inc., a South Carolina corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and Wachovia Bank of Georgia, N.A., as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     Wachovia Bank of North Carolina, N.A. (the "Assignor") and Wachovia Bank of Georgia, N.A. (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a 50% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a 50% interest (which on the Effective Date hereof is $0.00) in the Loans owing to the Assignor and in the Note held by the Assignor.

     2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof the aggregate outstanding principal amount of Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $0.00; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note referred to in paragraph 1 above and requests that the Agent exchange such Note for a new Note dated March 31, 1995 in the principal amount of $50,000,000 payable to the order of the Assignee and a new Note dated March 31, 1995 in the principal amount of $50,000,000 payable to the order of the Assignee.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.04(a) thereof (or
any more recent financial statements of the Borrower delivered pursuant to
Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action, (viii) makes the representation and warranty contained in
Section 9.18 of the Credit Agreement(, and (ix) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty).

     4. The Effective Date for this Assignment and Acceptance shall be March 31, 1995 (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent and to the Borrower for execution by the Borrower.

     5. Upon such execution and acceptance by the Agent, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Sections 8.03, 9.03 and 9.04 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

     6. Upon such execution and acceptance by the Agent, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                             WACHOVIA BANK OF NORTH CAROLINA, N.A.


                             By:    /s/Joanne M. Starnes
                                ----------------------------------
                                Title:  Senior Vice President



                             WACHOVIA BANK OF GEORGIA, N.A.


                             By:    /s/Terrence S. Katon
                                ----------------------------------
                                Title:  Vice President

                             Lending Office:
                             Wachovia Bank of Georgia, N.A.
                             400 South Tryon Street, MC 21066
                             6th Floor
                             Charlotte, North Carolina
                             Attention: Ms. Joanne M. Starnes
                             Telecopier number: 704-378-5181
                             Confirmation number: 704-378-5361

                             WACHOVIA BANK OF GEORGIA, N.A.,
                             As Agent


                             By:   /s/Terrence S. Katon
                                ----------------------------------
                                Title:  Vice President

                          ASSIGNMENT AND ACCEPTANCE
                              Dated June 30, 1995

     Reference is made to the Credit Agreement dated as of March 31, 1995 (together with all amendments and modifications thereto, the "Credit Agreement") among Springs Industries, Inc., a South Carolina corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and Wachovia Bank of Georgia, N.A., as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     Wachovia Bank of Georgia, N.A. (the "Assignor") and Trust Company Bank ("TCB") and NationsBank, National Association (Carolinas)("NBC") (each of TCB and NBC is sometimes referred to as an "Assignee" and they are sometimes referred to collectively as the "Assignees") agree as follows:

     1. The Assignor, which is a Bank under the Credit Agreement and holds 50% of the Loans and Commitments thereunder, hereby sells and assigns to each of the Assignees, without recourse to the Assignor, and each of the Assignees hereby purchases and assumes from the Assignor, a 50% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a 50% interest in the Commitment of the Assignor and in the Loans owing to the Assignor (which on the Effective Date hereof is $40,000,000) and in the Note held by the Assignor and a 50% interest in the 5 basis point per annum commitment fee payable on the unused portion of the Commitments. The Assignor further agrees that on the Effective Date, it will pay to each of the Assignees an amount equal to $31,250, which is 50% of the upfront fee which it received in connection with the transactions described in the Credit Agreement.

     2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof the aggregate outstanding principal amount of Loans owing to it is $40,000,000; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note referred to in paragraph 1 above and requests that the Agent exchange such Note for new Notes dated June 28, 1995, as follows: (i) a new Note in the principal amount of $25,000,000 payable to the order of TCB; and (ii) a new Note in the principal amount of $25,000,000 payable to the order of NBC.

     3. Each Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank;
(vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action and (viii) makes the representation and warranty contained in section 9.18 of the Credit Agreement.

     4. The Effective Date for this Assignment and Acceptance shall be June 30, 1995 (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent and to the Borrower for execution by the Borrower.

     5. Upon such execution and acceptance by the Agent and execution by the Borrower, from and after the Effective Date, (i) each Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, shall have the rights and obligations of a Bank thereunder and (ii) the Assignor shall relinquish its rights (other than under Sections 8.03, 9.03 and 9.04 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

     6. Upon such execution and acceptance by the Agent and execution by the Borrower, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignees. The Assignor and the Assignees shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

     8. This Assignment and Acceptance may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



                                  WACHOVIA BANK OF GEORGIA,  N.A.,
                                  As Agent and as Assignor


                                  By:   /s/Terrence S. Katon
                                     -----------------------------
                                        Title: Vice President


                                  TRUST COMPANY BANK


                                  By:   /s/R.B. King
                                     -----------------------------
                                        Title: Vice President

                                  By:   /s/Robert H. Anderson
                                     -----------------------------
                                        Title: Vice President

                                  Lending Office:
                                  25 Park Place\Center 230
                                  Atlanta, Georgia 30303
                                  Attention: Raymond B. King
                                  Telecopier number: 404-588-8833
                                  Confirmation number: 404-230-5162



                                  NATIONSBANK, NATIONAL ASSOCIATION
                                  (CAROLINAS)


                                  By:   /s/E. Phifer Helms
                                     -----------------------------
                                        Title: Senior Vice President

                                  Lending Office:
                                  NationsBank Corporate Center
                                  100 North Tryon Street-NC 10070811
                                  Charlotte, North Carolina 28255
                                  Attention: Phifer Helms
                                  Telecopier number: 704-386-1270
                                  Confirmation number: 704-386-5358

                                        SPRINGS INDUSTRIES, INC.


                                         By:   /s/James F. Zahrn
                                            ----------------------------
                                               Title: Senior Vice President
                                                      Chief Financial Officer

                     FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made as of the 18th day of January, 1996, among SPRINGS INDUSTRIES, INC. (the
"Borrower"), WACHOVIA BANK OF GEORGIA, N.A. as Agent, WACHOVIA BANK OF NORTH CAROLINA, N.A. as a Bank, and certain other Banks listed on the signature pages hereof (the "Banks").

                                  Background:

     The Borrower, the Banks, and the Agent have entered into a certain Credit Agreement, dated as of March 31, 1995 (the "Credit Agreement").

     The Borrower, the Banks, and the Agent wish to amend the Credit Agreement in certain respects, as hereinafter provided.

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

     SECTION 2. Amendment to Section 2.05(c). The third paragraph of Section 2.05(c) of the Credit Agreement, which contains the definition of "London Interbank Offered Rate," is hereby amended and restated in its entirety to read as follows:

     The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Telerate Screen Page 3750 as of 11:00 a.m., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 a.m., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

     SECTION 3. No Other Amendment. Except for the amendment set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single instrument.

     SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants in favor of the Agent and the Banks as follows:

     (a) No Default or Event of Default under the Credit Agreement has occurred and is continuing on the date hereof;

     (b) the Borrower has the corporate power and authority to enter into this Amendment and do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

     (c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms; provided, that the enforceability of this Amendment is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditor's rights generally; and

     (d) The execution and delivery of this Amendment and the Borrower's performance hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower other than those which have already been obtained or given, nor be in contravention of or in conflict with the respective Articles of Incorporation or Bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture instrument, agreement or undertaking, to which the Borrower is a party or by which the Borrower's assets or properties are or may become bound.

     SECTION 5. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

     SECTION 6. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Georgia.

     SECTION 7. Effective Date. This Amendment shall become effective as of the date first set forth above.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their respective authorized officers as of the day and year first above written.

                                        SPRINGS INDUSTRIES, INC. (SEAL)


                                        By:  /s/Samuel J. Ilardo
                                           ----------------------------
                                        Title:  Treasurer


                                        WACHOVIA BANK OF GEORGIA, N.A.,
                                        as Agent                 (SEAL)


                                        By:  /s/Kimberly C. Marks
                                           ----------------------------
                                        Title:  Vice President


                                        WACHOVIA BANK OF NORTH
                                        CAROLINA, N.A.           (SEAL)


                                        By:  /s/Joanne M. Starnes
                                           ----------------------------
                                        Title:  Senior Vice President


                                        TRUST COMPANY BANK       (SEAL)


                                        By:  /s/R.B. King
                                           ----------------------------
                                        Title:  Vice President


                                        By:  /s/Elizabeth A. Muse
                                           ----------------------------
                                        Title:  Assistant Vice President


                                        NATIONSBANK, NATIONAL ASSOCIATION
                                        (CAROLINAS)              (SEAL)


                                        By:  /s/E. Phifer Helms
                                           ----------------------------
                                        Title:  Senior Vice President

CONSENT AND REAFFIRMATION OF GUARANTORS

     Each of the undersigned (i) acknowledges receipt of the foregoing First Amendment to Credit Agreement (the "First Amendment"), (ii) consents to the execution and delivery of the First Amendment by the parties thereto and (iii) reaffirms all of its obligations and covenants, respectively, under the Guaranty dated as of March 31, 1995 executed by Springs Window Fashions Division, Inc. and Clark-Schwebel, Inc. and the Guaranty dated as of May 27, 1995 executed by Dundee Mills, Incorporated, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the First Amendment. This Consent and Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.


                                        SPRINGS WINDOW FASHIONS
                                        DIVISION, INC.        (SEAL)

                                        By:    /s/Robert W. Sullivan
                                               ---------------------
                                        Title: Vice President


                                        CLARK-SCHWEBEL, INC.  (SEAL)

                                        By:    /s/Robert W. Sullivan
                                               ---------------------
                                        Title: Vice President


                                        DUNDEE MILLS,
                                        INCORPORATED          (SEAL)

                                        By:    /s/Robert W. Sullivan
                                               ---------------------
                                        Title: Vice President

                    SECOND AMENDMENT TO CREDIT AGREEMENT



     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of the 13th day of February, 1996 among SPRINGS INDUSTRIES, INC. (the "Borrower"), WACHOVIA BANK OF GEORGIA, N.A., as Agent (the "Agent") and WACHOVIA BANK OF NORTH CAROLINA, N.A., SUNTRUST BANK, ATLANTA, and NATIONSBANK, N.A. (CAROLINAS) (collectively, the "Banks");


                              W I T N E S S E T H:


     WHEREAS, the Borrower, the Agent and the Banks are parties to that certain Credit Agreement, dated as of the 31st day of March, 1995, as amended by that certain First Amendment to Credit Agreement dated as of January 18, 1996, as so amended, the "Credit Agreement");

     WHEREAS, the Borrower has requested and the Agent and the Banks have agreed to certain amendments to the Credit Agreement, subject to the terms and conditions hereof;

     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Agent and the Banks hereby covenant and agree as follows:

     1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

     2. Consent to Transfer of Capital Stock of Fort Mill A, Inc. and Clark-Schwebel, Inc., and Release of Clark-Schwebel, Inc. as Guarantor and
Contributing Party.   (a)  Clark-Schwebel, Inc. and the Borrower have informed
the Agent and the Banks that the Borrower intends to transfer substantially all of the capital stock owned by the Borrower in Fort Mill A, Inc. and its subsidiary Clark-Schwebel, Inc. (the "Stock Transfer"), and hereby request, pursuant to Section 5.22(b) of the Credit Agreement, that Clark-Schwebel, Inc. be released as a Guarantor upon the consummation of the Stock Transfer. As a condition to the release by the Agent and the Banks of Clark-Schwebel, Inc. as a Guarantor, Clark-Schwebel, Inc. and the Borrower hereby represent, warrant and agree in favor of the Agent and the Banks as follows: (i) on or before the consummation of the Stock Transfer, all loans made by the Borrower or any other Guarantor to Clark-Schwebel, Inc. shall have been repaid in full, (ii) the net purchase price to be realized by the Borrower from the Stock Transfer will be not less than 100% of the net book value of the Borrower's Investment in Clark-Schwebel, Inc., and (iii) no Default or Event of Default will be caused as a result of the Stock Transfer other than under Sections 5.10 and 5.12 of the Credit Agreement, which Events of Default are waived by the Agents and the Banks as set forth below.

     (b) In consideration of the representations, warranties and agreements of the Borrower, Clark-Schwebel, Inc., and the Guarantors set forth in this Amendment, the Agent and the Banks agree as follows: (i) any Default or Event of Default caused by the Stock Transfer under Sections 5.10 or 5.12 of the Credit Agreement are hereby waived, and (ii) upon the consummation of the Stock Transfer, Clark-Schwebel, Inc. is hereby released as a Guarantor under its Guaranty dated as of March 31, 1995 and as a Contributing Party under the Contribution Agreement dated as of March 31, 1995. Provided, however, (i) such waiver of Defaults and/or Events of Default granted by the Agent and the Banks with respect to the Stock Transfer shall not constitute a waiver of any other Default or Event of Default, and (ii) such release of Clark-Schwebel, Inc. shall not be deemed to be a release of any other Guarantor or Contributing Party.

     3. Amendments.   (a)  The definition of "Guarantors" set forth in Section
1.01 is amended in its entirety as follows:

          "Guarantors" means any one or more or all of the following, as the context shall require: (i) Springs Window Fashions Division, Inc., a Delaware corporation, and Dundee Mills, Incorporated, a Georgia corporation; and (ii) any Domestic Subsidiary which elects to become a Guarantor pursuant to Section 5.22; in each case subject to the provisions of the last sentence of Section 5.22.

     (b) Schedule 5.08 is hereby amended in its entirety as set forth on
Schedule 5.08 to this Amendment.

     4. Restatement of Representations and Warranties. The Borrower hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Amendment and all other loan documents executed and/or delivered in connection herewith.

     5. Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

     6. Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

     7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     8. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     9. No Default. To induce the Agent and the Banks to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Banks under the Credit Agreement.

     10. Further Assurances. The Borrower agrees to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained to the Borrower.

     11. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

     12. Conditions Precedent.  This Amendment shall become effective only upon
(i) execution and delivery of this Amendment by each of the parties hereto, and
(ii) execution and delivery of the Consent and Reaffirmation of Guarantors at the end hereof by each of the Guarantors. Provided, however, in the event that the Stock Transfer is not consummated on or before May 31, 1996, the agreements of the Agent and the Banks set forth in this Amendment shall be null and void and of no force or effect.

     IN WITNESS WHEREOF, the Borrower, the Agent and each of the Banks has caused this Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.



                       SPRINGS INDUSTRIES, INC.,
                       as Borrower                (SEAL)



                       By: /s/Samuel J. Ilardo
                           -----------------------------
                             Title: Treasurer


                       WACHOVIA BANK OF GEORGIA, N.A.,
                       as Agent                   (SEAL)


                       By: /s/Mark D. Abraham
                           -----------------------------
                             Title: Vice President


                       WACHOVIA BANK OF NORTH CAROLINA, N.A.,
                       as a Bank                  (SEAL)



                       By: /s/Sarah T. Warren
                           -----------------------------
                           Title: Vice President


                       SUNTRUST BANK, ATLANTA,
                       as a Bank                  (SEAL)


                       By: /s/Brian K. Peters
                           -----------------------------
                           Title: Vice President


                       NATIONSBANK, N.A. (CAROLINAS),
                       as a Bank                  (SEAL)


                       By: /s/E. Phifer Helms
                           -----------------------------
                           Title: Senior Vice President

                    CONSENT AND REAFFIRMATION OF GUARANTORS


     Each of the undersigned (i) acknowledges receipt of the foregoing Amendment to Credit Agreement (the "Amendment"), (ii) consents to the execution and delivery of the Amendment by the parties thereto and the release of Clark-Schwebel, Inc. as a Guarantor under its Guaranty dated as of March 31, 1995 and agrees to all of the terms of the foregoing Amendment, and (iii) notwithstanding the release of Clark-Schwebel, Inc. as a Guarantor, reaffirms all of its obligations and covenants, respectively, as a Guarantor under the Guaranty dated as of March 31, 1995 executed and delivered by Springs Window Fashions Division, Inc., and under the Guaranty dated as of May 27, 1995 executed and delivered by Dundee Mills, Incorporated, and as a Contributing Party under the Contribution Agreement dated as of March 31, 1995, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Amendment. This Consent and Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.



                                 SPRINGS WINDOW FASHIONS DIVISION,
                                 INC.                    (SEAL)


                                 By:  /s/Samuel J. Ilardo
                                      ----------------------------
                                      Title: Treasurer


                                 DUNDEE MILLS, INCORPORATED(SEAL)


                                 By:  /s/Samuel J. Ilardo
                                      ----------------------------
                                      Title: Treasurer



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







                                                                   Schedule 5.08


                                  Investments





Existing Investments in Subsidiaries listed on Schedule 4.08

Investments in the Deferred Compensation Measuring Fund

TPT Aviation Limited Partnership

Palmetto Seed Co.

Indirect Investments in the corporation known as Clark-Schwebel, Inc. as of February 12, 1996 and its successors (whether by merger or otherwise), through its parent corporation known as Fort Mill A, Inc. as of February 12, 1996 and its successors (whether by merger or otherwise).

(MULTICURRENCY-CROSS BORDER)

                                      ISDA

                  INTERNATIONAL SWAP DEALERS ASSOCIATION, INC.

                                MASTER AGREEMENT

                                  May 18, 1995
               dated as of......................................




     Springs Industries, Inc. and Wachovia Bank of Georgia, N.A. have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.   INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.   OBLIGATIONS

(a)  GENERAL CONDITIONS.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.


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




     (iii) Each obligation of each party under Section 2(a)(i) is subject to
     (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
     (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
     (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice, of a reasonable objection to such change.

(c)  Netting.  If on any date amounts would otherwise be payable:--

     (i)   in the same currency; and

     (ii)  in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the. other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)  Deduction or Withholding for Tax.

     (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

           (1) promptly notify the other party ("Y") of such requirement;

           (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

           (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

           (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received bad no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

                 (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                 (B) the failure of a presentation made by Y pursuant to
                 Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

     (ii)        Liability.  If:--

           (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

           (2)   X does not so deduct or withhold; and

           (3) a liability resulting from such Tax is assessed directly against X,

     then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)  Basic Representations.

     (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

     (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.   AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

     (ii)  any other documents specified in the Schedule or any Confirmation;
     and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon Teaming of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnity the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.  EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS of Default. The occurrence at any Lime with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

    (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(c) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

    (ii) BREACH of AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

    (iii) CREDIT SUPPORT DEFAULT.

          (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

            (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

            (3) The party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
     (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified" Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the, occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
            (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:-

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified
Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in
(ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

     (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

           (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

           (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

     (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

     (v) Additional Termination Event. If any "Additional Termination Event is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If any event or circumstance which would otherwise constitute or give rise. to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.   EARLY TERMINATION

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occur-red and is then continuing, the other party (the "Non-defaulting, Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding, Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto,
(8).

(b)  Right to Terminate Following Termination Event.

     (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming, aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii) Transfer to Avoid Termination Event.  If either an Illegality under
     Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Off-ices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

     (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

     (iv)  Right to Terminate.  If:--

           (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

           (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)  Effect of Designation.

     (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)  Calculations.

     (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of


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     the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

     (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) Events of Default. If the Early Termination Date results from an Event of Default:-

           (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

           (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement

           (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. if that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

           (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

     (ii) Termination Events. If the Early Termination Date results from a Termination Event:-

           (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the


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

           Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

           (2)   Two Affected Parties.  If there are two Affected Parties:--

                 (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                 (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

           If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.    TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.    CONTRACTUAL CURRENCY

(a) Payment IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent


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permitted by applicable law, any obligation to make payments under this
Agreement in the Contractual Currency will not be discharged or satisfied. by, any tender, in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manlier and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.  MISCELLANEOUS

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.


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(e)  Counterparts and Confirmations.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be Presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its bead or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.  EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the, early termination of any Transaction, including, but not limited to, costs of collection.

12.  NOTICES

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given

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

by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii)  if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (air-mail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

           (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

           (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and,, Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of


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process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. DEFINITIONS

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.


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"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1 % per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, III the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if
Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section I 1. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation


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will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the. underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining. after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off' means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) iii respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions),
(b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under
Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


      Springs Industries, Inc.           Wachovia Bank of Georgia, N.A.
-------------------------------------  -----------------------------------
          (Name of Party)                       (Name of Party)


By:    /s/James F. Zahrn               By: /s/Richard A. Oglesby, Jr.
-------------------------------------  -----------------------------------
      Name:   James F. Zahrn               Name:   Richard A. Oglesby, Jr.
      Title:  Senior Vice President &      Title:  Vice President
              Chief Financial Officer
      Date:   5/24/95                      Date:   5/18/95

                                    SCHEDULE
                                     to the
                                MASTER AGREEMENT
                            Dated as of May 18, 1995

                                    Between

                   WACHOVIA BANK OF GEORGIA, N.A. ("Party A")

                                      and

                      SPRINGS INDUSTRIES, INC. ("Party B")




                                     Part 1


                             TERMINATION PROVISIONS

In this Agreement

(a) "SPECIFIED ENTITY" means in relation to Party A for the purpose of:

                Section 5(a)(v):       Any Affiliate of Party A

                Section 5(a)(vi):      Not Applicable

                Section 5(a)(vii):     Not Applicable

                Section 5(b)(iv):      Not Applicable

                in relation to Party B for the purpose of:

                Section 5(a)(v):       Any Affiliate of Party B

                Section 5(a)(vi):      Any Affiliate of Party B

                Section 5(a)(vii):     Any Affiliate of Party B

                Section 5(b)(iv):      Not Applicable


(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement.

(c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) of this Agreement, as said Section 5(a)(vi) is amended and restated in its entirety below, will apply only to Party B and any Credit Support Provider or any applicable Specified Entity of Party B.

     Said Section 5(a)(vi) is hereby amended and restated in its entirety to read as follows:

     "(vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming or becoming capable at such time, with or without the giving of notice or the lapse of time or both, of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);"

     "SPECIFIED INDEBTEDNESS" means with respect to Party B: (i) all obligations of Party B for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations of Party B for the deferred purchase price of property or services; (iii) all capitalized lease obligations of Party B; (iv) all obligations of others secured by a lien on any property of Party B (whether or not any such obligations have been assumed by Party B or guaranteed by Party B); (v) all obligations of others guaranteed by Party B; (vi) all obligations of Party B, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; and (vii) all obligations of Party B under any Derivative Transaction.

     "DERIVATIVE TRANSACTION" means:

     (a) any transaction (including an agreement with respect thereto) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions); and

     (b) any combinations of these transactions.

     "THRESHOLD AMOUNT" means, with respect to Party B, $1,000,000.

(d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will apply only to Party B.

(e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Party A and Party B.

(f)  PAYMENTS ON EARLY TERMINATION.  For the purpose of Section 6(e) of this
     Agreement:

     (i)  Market Quotation will apply;
     (ii) Second Method will apply.

(g)  "TERMINATION CURRENCY" means U.S. Dollars.

(h)  ADDITIONAL TERMINATION EVENT will not apply.

                                     Part 2

                              TAX REPRESENTATIONS

(a) Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will make the following representation:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below:

                      (1) Party A is a national banking association organized
                          under the laws of the United States of America.

                      (2) Party B is a corporation duly incorporated under the
                          laws of one of the states of the United States of America.

                                     Part 3

                         AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Section 4(a):

(1) Tax forms, documents or certificates to be delivered are: Each party shall, as soon as practicable after demand, deliver to the other party any form or document reasonably requested by the other party which is required to enable such other party to make payments hereunder without withholding for or on account of Taxes or with such withholding at a reduced rate.

(2)  Other documents to be delivered are:

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

PARTY REQUIRED TO
DELIVER               Form,                        Date by Which                     Covered by Section
DOCUMENT              Document or Certificate      to be Delivered                   3(d) Representation

Party B               Certified copy of            Upon execution of this                   Yes
                      resolutions of Party B's     Agreement and the first
                      Board of Directors           Confirmation of a Transaction
                                                   and, if requested by Party A,
                                                   as soon as practicable after
                                                   execution of any subsequent
                                                   Confirmation of any
                                                   Transactions

Party B               Incumbency Certificate       Upon execution of this                   Yes
                      certifying the names, true   Agreement and the first
                      signatures and authority     Confirmation of a Transaction
                      of those officers signing    and, if requested by Party A,
                      this Agreement, any          as soon as practicable after
                      Confirmation and any other   execution of any subsequent
                      documents delivered or to    Confirmation of any Transaction
                      be delivered in connection
                      therewith

Party B               Annual audited,              Within 90 days after the last            Yes
                      consolidated financial       day of each fiscal year
                      statements for Party B and
                      Specified Entity of Party
                      B, in form satisfactory to
                      Party A, prepared by
                      independent certified
                      public accountants
                      satisfactory to Party A

Party B               Quarterly unaudited,         Within 45 days after the last            Yes
                      consolidated financial       day of each fiscal quarter,
                      statements for Party B and   other than the last quarter in
                      Specified Entity of Party    a fiscal year
                      B, in form satisfactory to
                      Party A

Party B               Copies of financial          Promptly after sending or filing         Yes
                      statements and reports
                      sent by Party B or
                      Specified Entity of Party
                      B to stockholders and of
                      registration statements
                      and regular and periodic
                      reports filed by Party B
                      or any of its Affiliates
                      with the Securities and
                      Exchange Commission`

Party B               Other financial              Promptly after request                   Yes
                      information reasonably
                      requested by Party A

                                    PART 4

                                 MISCELLANEOUS

(a)     ADDRESS FOR NOTICES.  For the purpose of Section 12(a):

        Address for notices or communications to Party A:


        Attention:                 Betty Scott - Swaps Desk
        Address:                   Wachovia Bank of Georgia, N.A.
                                   c/o Wachovia Corporate Services, Inc.
                                   191 Peachtree Street, N.E.
                                   Atlanta, Georgia 30303
        Telex No.:                 461 1015; Answerback: FNBA INT
        Facsimile No.:             (404) 332-1118
        Telephone No.:             (404) 332-6970

        Address for notices or communications to Party B:

        Attention:                 Chief Financial Officer
        Address:                   205 North White Street
                                   Fort Mill, South Carolina 29715
        Facsimile No.:             (803) 547-3707
        Telephone No.:             (803) 547-3774


(b)     PROCESS AGENT.  For the purpose of Section 13(c):  Not Applicable

(c) OFFICES. The provisions of Section 10(a) will not apply to this Agreement.

(d)     MULTIBRANCH PARTY.  For the purpose of Section 10(c):

        Party A is not a Multibranch Party.

        Party B is not a Multibranch Party.

(e) CALCULATION AGENT. Unless otherwise specified in a Confirmation, the Calculation Agent (as defined in the 1991 Definitions) for each Transaction shall be Party A.

(f) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia without reference to choice of law doctrine.

(g) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will not apply for the purpose of Section 2(c) with the effect that cross-transaction netting pursuant to Section 2(c) shall apply to all Transactions under this Agreement with effect from the date of this Agreement.

(h) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.

                                     PART 5

                                OTHER PROVISIONS

(a) INTERPRETATION. This Agreement is subject to the 1991 ISDA Definitions (the "1991 Definitions") published by the International Swap Dealers Association, Inc. and will be governed in all respects by the provisions set forth in the Definitions with references to "Swap Transaction" therein being a reference to "Transaction" for purposes of this Agreement. The provisions of the Definitions are incorporated by reference in and made part of this Agreement as if set forth in this Agreement and each Confirmation. In the event of any inconsistency between the provisions of the Schedule and the printed form of the Agreement of which it is a part or the 1991 Definitions, the provisions set forth in this Schedule will prevail, and in the event of any inconsistency between the provisions of a Confirmation and this Schedule, the printed form of the Agreement or the 1991 Definitions, the provisions set forth in the Confirmation will prevail.

(b) SCOPE OF AGREEMENT. Notwithstanding anything contained in this Agreement to the contrary, if the parties enter into any Specified Transaction, such Specified Transaction shall be subject to, governed by and construed in accordance with the terms of this Agreement unless the Confirmation relating thereto shall specifically state to the contrary. Each such Specified Transaction shall be a Transaction for purposes of this Agreement.

(c) SEVERABILITY. In the event any one or more of the provisions contained in the Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(d) ADDITIONAL REPRESENTATIONS OF PARTY A AND PARTY B. With respect to each Transaction, each party represents that it is an "eligible swap participant" within the meaning of 17 C.F.R. 35.1(b)(2), and it is entering into such Transaction in connection with its line of business (including, with respect to Party A, financial intermediation).

(e)  TRANSFERS.  The parties agree that, notwithstanding the provisions of
     Section 7 of the Agreement, Party A may transfer its rights and obligations under the Agreement, in whole but not in part, to any Affiliate of Party A provided that the obligations of such Affiliate hereunder shall be guaranteed by Party A and further provided that such assignment will not give rise to a Tax Event, Termination Event, or an Event of Default with respect to either Party B or such assignee of Party
     A. In addition, the parties agree that Section 7 of the Agreement is hereby amended by inserting the following phrase at the fifth line of said
     Section 7 between the word "entity" and the parenthesis:

     "to the extent such consolidation, amalgamation, merger or transfer will not result in an Event of Default under Section 5(a)(iii) or in a Credit Event Upon Merger with respect to such party."

(f) CONFIRMATIONS. (a) Each Confirmation shall be substantially in the form of Exhibit A attached hereto or such other form as the parties may agree.
     (b) Party A and Party B each agree to deliver to the other party a duly executed original of each Confirmation as promptly as possible following the date of each Transaction. Prior to the delivery of such original, or failing such delivery, the parties shall be entitled to rely on any Confirmation bearing the purported signatures of both parties which is sent via telex or facsimile as if it were an executed original and the same shall be binding on both parties and admissible as evidence of the subject matter thereof as fully as if it were an original document.

(g) CONSENT TO RECORDING. Each party consents to the recording of the telephone conversations of relevant personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction and agrees that such recording may take place.

(h) SETOFF AND CONDITION TO CERTAIN PAYMENTS ON TERMINATION. Section 6 of the Agreement is hereby amended by adding the following Section 6(f) and
     Section 6(g):

     "(f) SETOFF. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without setoff or counterclaim; provided, however, that upon the designation or deemed designation of any Early Termination Date by a Non-defaulting Party as a result of an Event of Default, in addition to and not in limitation of any other right or remedy (including any right to setoff, counterclaim or otherwise withhold payment) under applicable law:

           (i) the Non-defaulting Party will have the right to setoff, counterclaim or withhold payment of any obligation, whether matured or unmatured, under this Agreement or any other agreement between the parties, including, without limitation, obligations in respect of demand or time deposits, against any payment or performance obligation, whether matured or unmatured, of the Defaulting Party under this Agreement or any other agreement between the parties or their Affiliates, and for this purpose the Non-defaulting Party may convert one currency into another, and the Non- defaulting Party's obligations hereunder or thereunder to the Defaulting Party shall be deemed to be satisfied and discharged to the extent of such setoff, counterclaim or withholding;

           (ii) the right of an Affiliate of the Non-defaulting Party to receive payment from the Defaulting Party may be assigned to the Non-defaulting Party and the Non-defaulting Party's obligations hereunder shall be setoff and shall be deemed to be satisfied and discharged pursuant to clause (i) above to the extent of such assignment; and

           (iii) any obligation of the Non-defaulting Party hereunder shall in any event be conditioned upon and subject to the condition precedent that, and shall arise only upon the date that, all indebtedness and obligations, whether matured or unmatured, of the Defaulting Party to the Non-defaulting Party or any Affiliate of the Non-defaulting Party shall have been paid in full."

     "(g) CONDITIONS TO CERTAIN PAYMENTS.  Notwithstanding the provisions of
     Section 6(e)(i)(3) and (4), as applicable, if the amount referred to therein is a positive number, the Defaulting Party will pay such amount to the Non-defaulting Party, and if the amount referred to therein is a negative number, the Non-defaulting Party shall have no obligation to pay any amount thereunder to the Defaulting Party unless and until the conditions set forth in (i) and (ii) below have been satisfied at which time there shall arise an obligation of the Non-defaulting Party to pay to the Defaulting Party an amount equal to the absolute value of such negative number less any and all amounts which the Defaulting Party may be obligated to pay under Section 11:

     (i) the Non-defaulting Party shall have received confirmation satisfactory to it in its sole discretion (which may include an unqualified opinion of its counsel) that (x) no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of Terminated Transactions will be required to be made in accordance with Section 6(c)(ii) and (y) each Specified Transaction shall have terminated pursuant to its specified termination date or through the exercise by a party of a right to terminate and all obligations owing under each such Specified Transaction shall have been fully and finally performed; and

     (ii) all obligations (contingent or absolute, matured or unmatured) of the Defaulting Party and any Affiliate of the Defaulting Party to make any payment or delivery to the Non-defaulting Party or any Affiliate of the Non-defaulting Party shall have been fully and finally performed."

(i) ACCOUNTS. If a Confirmation does not state the account to which Dollar payments are to be made, they shall be made by Federal wire transfer as follows:

     PARTY A
     -------

     Pay:              Wachovia Bank of Georgia, N.A.
     Fed Routing No.:  061000010
     For Account of:   Wachovia Money Transfer Suspense
     Account No.:      18-171-498
     Attention:        Interest Rate Swap Desk - Betty Scott

     PARTY B
     -------

     Pay:              Wachovia Bank of North Carolina, N.A.
     Fed Routing No.:  053100494
     For Account of:   Springs Industries, Inc.
     Account No.:      1866-148975
     Attention:        Ruby Hinson

(j) CHANGE OF ACCOUNT. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

     "to another account in the same legal and tax jurisdiction as the original account"

(k) CONSENT TO JURISDICTION. With respect to any claim arising out of the Agreement or any Swap Transaction, (a) each party irrevocably submits to the nonexclusive jurisdiction of the courts of the State of Georgia and the United States District Court for the Northern District of Georgia, and
     (b) each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement or any Swap Transaction brought in or to the jurisdiction of, any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit action or proceeding brought in any such court, that such court does not have jurisdiction over such party. Nothing in this paragraph will be deemed to preclude either party from bringing an action or proceeding in respect of the Agreement or a Swap Transaction in any other jurisdiction.

(l) ADDITIONAL REPRESENTATIONS OF PARTY B. For purposes only of representations of or by Party B made in and deemed repeated pursuant to
     Section 3 of the Agreement, Section 3 of the Agreement is hereby amended as follows:

     (1)   By adding the following language to subparagraph (d) of said
           Section 3, between the word "respect" and the period appearing in the fourth line of said subparagraph (d): ", and, with respect to any such information consisting of financial reports or information concerning it and/or its Affiliates, since the date of such financial reports or information there has been no material adverse change in its or its Affiliates' financial condition, business or operations"; and

     (2) By adding three additional subparagraphs to said Section 3, which subparagraphs shall be lettered (g), (h) and (i), respectively, and shall read as follows:

     "(g) NO MORTGAGES, ETC. Except as disclosed in its financial reports submitted to the other party pursuant to subparagraph (d) of this Section 3, (i) the real estate and other fixed assets of it and its consolidated Affiliates are subject to no mortgage, or lien, (ii) neither it nor any of its consolidated Affiliates has (x) any liabilities, direct or contingent or (y) made any investments in, advances to or guarantees of the obligations of any company, individual or other entity, and (iii) no claims have been assessed against it or any of its consolidated Affiliates and are unpaid in respect of federal, state and local taxes, and all required returns for which have been filed as they have come due."

     "(h) NO RENEGOTIATION. It and its consolidated Affiliates are not subject to the renegotiation of any government contracts in any material amount."

     "(i) NON-SPECULATION. This Agreement has been, and each Transaction hereunder will be (and, if applicable, has been), entered into for purposes of managing its borrowings or investments and not for purposes of speculation."

     The amendments provided herein shall not be applicable to the representation of or by Party A made in or deemed repeated pursuant to
     Section 3 of the Agreement.

(m) ADDITIONAL TERM. Section 14 of the Agreement is hereby amended by adding thereto the following definition: "Party A" means Wachovia Bank of Georgia, N.A., "Party B" means Springs Industries, Inc.

(n) ADDITIONAL AGREEMENTS OF PARTY B. For purposes only of the agreements and covenants to be performed and observed by Party B pursuant to and in accordance with the provisions of the Agreement, Section 4 of the Agreement is hereby amended by adding two additional subparagraphs thereto, which subparagraphs shall be lettered (f) and (g), respectively, and shall read as follows:

     "(f) OBSERVANCE OF OTHER COVENANTS. Party B and its consolidated Affiliates, at all times while this Agreement or any Transaction is in effect, shall observe, perform and fulfill, for the benefit of Party A, all of those covenants and agreements, as the same are in effect on the date hereof, contained in Sections 5.01 through 5.21, inclusive, of that certain Credit Agreement, dated as of March 31, 1995 (the `Credit


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

     Agreement'), among Party B, Wachovia Bank of Georgia, N.A., as Agent, and the Banks listed therein (together with their respective successors and assigns, the `Lenders'), as in effect on the date hereof, the provisions of each of which (including, where pertinent, the defined terms used, and Exhibits and other Sections of the Credit Agreement referenced, in such Sections) are incorporated herein by reference, without regard and without giving effect to any waivers given by the Lenders with respect to, or amendments agreed to by Party B and the Lenders of any of, such covenants and agreements, which covenants and agreements Party B and its consolidated Affiliates will continue to observe, perform and fulfill notwithstanding that the indebtedness under the Credit Agreement has been or hereafter may be partially or fully repaid or the fact that the Credit Agreement otherwise might be terminated."

           "In connection with such incorporation, the following is agreed and understood:

     (i) The terms `the Borrower' as used in the Credit Agreement shall be deemed to refer to Party B.

     (ii) The terms `Bank', `Banks', `Required Banks' and `Agent' as used in the Credit Agreement shall each be deemed to refer to Party A.

     (iii) The terms `Loan', `Loans', `Note' and `Notes' as used in the Credit Agreement shall be deemed to refer to the indebtedness and obligations of Party B under this Agreement and all Transactions.

     (iv) Unless the context otherwise requires, the terms `herein' and `hereof', and words of like import, and the terms `this Credit Agreement' and `this Agreement', all as used in the Credit Agreement, shall be deemed to refer to this Agreement."

     "(g) FUTURE COVENANTS. In the event that at any time while this Agreement or any Transaction is in effect, the party or any Specified Entity of the party shall enter into an agreement (or any amendment to an agreement) relating to, or providing for commitments to advance or guarantee, Specified Indebtedness which includes financial covenants not substantially as, or more favorable to the lender or other counterparty thereunder than, those provided for in this Agreement, the party shall promptly so advise the other party. Thereupon, if the other party shall so request by written notice to the party, the parties shall enter into an amendment to this Agreement providing for substantially the same financial covenants as those contained in such agreement, mutatis mutandis. Such amendment containing financial covenants shall remain in effect so long as such covenants remain in effect with respect to the agreement relating to, or providing for commitments to advance or guarantee, Specified Indebtedness."

     The amendments provided herein shall not be applicable to the agreements and covenants to be observed and performed by Party A.

(o) ADDITIONAL DEFAULTS APPLICABLE TO PARTY B. For the purpose of specifying events, in addition to those specified in Section 5(a) of the Agreement, the occurrence of any of which, at any time, shall constitute an Event of Default only with respect to Party B, said Section 5(a) is hereby amended:

     by (x) deleting the word "or" at the end of item (vii) of said Section 5(a), (y) by changing the period at the end of item (viii) of said Section 5(a) to a semi-colon and adding the word "or" immediately thereafter, and
     (z) by adding two (2) additional items to said Section 5(a), which items shall be numbered (ix) and (x), respectively, and shall be added immediately after item (viii) of said Section 5(a) and shall read as follows:

     "(ix) DISSOLUTION, ETC. Party B or any of its subsidiaries suffers or permits dissolution or liquidation, in whole or in part, except through corporate reorganization to the extent permitted by Section 5.12 of the Credit Agreement; or"

     "(x) CHANGE OF CONTROL, MANAGEMENT, ETC. (i) The Close Family Interests (as defined in the Credit Agreement) shall own outstanding shares of the voting stock of Party B having less than 51% of the voting power on all matters; or (ii) as of any date a majority of the Board of Directors of Party B consists of individuals who were not either (A) directors of Party B as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of Party B of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of Party B of which a majority consisted of individuals described in clause
     (A) and individuals described in clause (B)."


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




The amendments provided herein shall not be applicable to Events of Default with respect to Party A, and the occurrence of any event referred to in the amendments appearing in this paragraph (o) of this Part 5 shall not constitute an Event of Default with respect to Party A but only with respect to Party B.

    WACHOVIA BANK OF GEORGIA, N.A.             SPRINGS INDUSTRIES, INC.

    By: /s/Richard A. Oglesby, Jr.             By: /s/James F. Zahrn

    Name: Richard A. Oglesby, Jr.              Name: James F. Zahrn

    Title: Vice President                      Title: Senior Vice President and
                                                      Chief Financial Officer

                                                                       EXHIBIT A

                             [Wachovia Letterhead]
                                     [Date]


Springs Industries, Inc.
205 North White Street
Fort Mill, South Carolina 29715
Attention:  Chief Financial Officer

Dear ___________:

The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between Wachovia Bank of Georgia, N.A. ("Wachovia") and Springs Industries, Inc. (the "Company") on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions published by the International Swap Dealers Association, Inc. (the "Definitions") are incorporated into this confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to the Master Agreement dated as of May 18, 1995, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2. The terms of this particular Swap Transaction to which this Confirmation relates are as follows:

     Notional Amount:
     Trade Date:
     Effective Date:
     Termination Date:

     Fixed Amounts:


     Fixed Rate Payer:                  [Wachovia/______________]

     Fixed Rate Payer Payment Dates:    [subject to adjustment in
                                        accordance with the (Following/Modified
                                        Following/Preceding) Business Day
                                        Convention]

     Fixed Amount:

     Fixed Rate:

     Fixed Rate Day Count Fraction:

Floating Amounts:

     Floating Rate Payer:               [Wachovia/______________]



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



      Floating Rate Payer Payment Dates:  [subject to adjustment in accordance with the (Following/Modified
                                          Following/Preceding) Business Day
                                          Convention]

      Floating Rate for Initial
      Calculation Period:

      Floating Rate Option/Designated Maturity:

      [Spread:]                           [Plus/Minus ______%][None]

      Reference Bank(s):

      Floating Rate Day Count Fraction:

      Reset Dates:

      [Rate Cut-Off Dates:]

      [Method of Averaging:               [Unweighted Average]

      Compounding:                        Applicable/Not Applicable

      [Compounding Dates:]

      Business Day:                       [New York/New York and London/Other]

      Business Days Convention:           [Following/Modified Following/
                                          Preceding]

      Calculation Agent:                  Wachovia

      Other Provisions:


3.  Account Details:

         Payments to Wachovia:   Wachovia Bank of Georgia, N.A.
         Fed Routing No.:        061000010
         For the Account of:     Wachovia Money Transfer Suspense
         Account Number:         18-171-498
         Attention:              Interest Rate Swap Desk - Betty Scott

         Payments to _________:
         Fed Routing No.:
         For the Account of:
         Account Number:
         Attention:


4. The Company has consulted, to the extent it has deemed necessary, with its legal, tax and financial advisors regarding its decision to enter into the Swap Transaction and has had an opportunity to ask questions of, and has obtained all requested information from, Wachovia concerning the Swap Transaction. The Company has made its own decision to enter into the Swap Transaction based upon its own judgment, with full understanding of the economic, legal and other risks associated with the Swap Transaction (which risks it is willing to assume) and is entering into the Swap Transaction without relying upon any advice (oral or written) of Wachovia. The Company understands that Wachovia is relying on the statements made by the Company in this paragraph in entering into the Swap Transaction.



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




Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

WACHOVIA BANK OF GEORGIA, N.A.


By: /s/Richard A. Oglesby, Jr.
    --------------------------
Name: Richard A. Oglesby, Jr.

Title: Vice President

Accepted and confirmed as of the date first written:

SPRINGS INDUSTRIES, INC.


By:
    ---------------------------
Name:
      -------------------------
Title:
       --------------------------


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